                                                                   EXHIBIT 10.12

                        THERMAL SUPPLY LEASE AGREEMENT
                         (Contains Option to Purchase)

          THIS is a THERMAL SUPPLY LEASE AGREEMENT (Agreement), made to be effective as of March 22, 1993 by and between THERMO COGENERATION PARTNERSHIP, a Colorado partnership with an office at 5340 Dahlia Street, Commerce City, Colorado 80022 ("Thermo"), and ROCKY MOUNTAIN PRODUCE LIMITED LIABILITY COMPANY, a Colorado limited liability company with an office at 303 East Seventeenth Avenue, Suite 1070, Denver, Colorado 80203 ("Rocky Mountain"), under the following circumstances:

          A. Thermo owns certain real property located at Fort Lupton, Colorado (the "Project Site") on which Rocky Mountain desires to construct, equip for production, and operate a commercial greenhouse.

          B. Rocky Mountain also desires Thermo to supply Rocky Mountain's requirements for thermal energy for production of agricultural crops at the Facility.

          C. Thermo intends to construct and operate on the Project Site a cogeneration plant (the "Plant") which will produce available thermal energy to supply the Facility's requirements, and desires to supply thermal energy to Rocky Mountain.

          NOW, THEREFORE, in consideration of the premises and the mutual promises and covenants contained in this Agreement. Thermo and Rocky Mountain hereby agree as follows.

                                  DEFINITIONS
                                  -----------

          The following capitalized terms have the meanings provided in this preliminary section, or as elsewhere defined in this Agreement. Failure to enumerate in this section any capitalized term elsewhere defined in this Agreement shall not limit the general applicability of such term elsewhere defined. In the event, of any variation, definition of the same term between this Agreement and the Construction Contract (hereinafter defined), the definition of such term in this Agreement shall prevail except for purposes of the Construction Contract, in which case the definition therein shall prevail.

          (i) "Additional Rent" means any and all sums (whether or not specifically called "Additional Rent") other than Base Rent, Thermal Payments, and the Option Purchase Price, which Rocky Mountain is or becomes obligated to pay to Thermo, or on behalf of Thermo with respect to the Leased Premises under this Agreement.

          (ii) "Affiliate" means a person, company, or other entity directly or indirectly effectively controlled by, controlling, or under common control with the affiliated entity. For the purposes of this definition, control means the possession, directly or indirectly, of the power to direct or cause the direction of the management and policies of another entity, whether through the ownership of voting securities, by contract, or otherwise.

          (iii) "Available Net Cash" shall have the meaning given to such term in paragraph 4.5.

          (iv) "Base Rent" means the rent payable by Rocky Mountain to Thermo pursuant to paragraph 4.1.

          (v) "BTU" means British thermal unit, which is the amount of heat needed to raise the temperature of one pound of water one degree Fahrenheit, at or near 39.2 degrees Fahrenheit.

          (vi) "Calculation Period" means any of four (4) designated three (3) month periods during each year, and being specifically December through February March through May, June through August, and September through November.

          (vii) "Commencement Date" has the meaning given to such term in paragraph 3.2.

          (viii) "Commencement Date Notice" means the Notice to be provided by Thermo to Rocky Mountain pursuant to paragraph 3.2, which shall designate the Commencement Date.

          (ix) "Completion Date" shall have the meaning given to such term in paragraph 6.4.

          (x) "Construction Contract" means the Standard Form of Agreement between Owner and Contractor (AIA Document A111) together with General Conditions of the Contract for Construction (AIA Document A201) and the various other "Contract Documents" therein enumerated, to be entered into between Rocky Mountain as Contractor, and Thermo as "Owner," in substantially the form attached as Exhibit G.

          (xi) "Construction Plans" means drawings and specifications for the construction or alteration of the Facility, which depict and describe the work shown thereon in sufficient detail for a competent general contractor to construct the Facility or the alteration without preparing or obtaining additional plans and specifications (other than customary field work orders and shop drawings).

          (xii) "Contractor" means Rocky Mountain, acting as Contractor under the Construction Contract.

          (xiii) "Contract Sum" means the total amount to be paid by Thermo to Rocky Mountain, acting as Contractor under the Construction Contract, to be finally determined pursuant to the Construction Contract.

          (xiv) "Damages" means any and all expenses, losses, costs, claims, liability or damages incurred by a contracting party as a proximate result of an event or occurrence causing loss or damage to the damaged party, including without limitation attorneys' fees and other costs of defending or prosecuting a claim resulting reasonable directly from such event or occurrence; provided, however, that all incidental, consequential, or special damages (such as, for example and without limitation, lost profits and lost opportunities) are expressly excluded from such term.

          (xv) "Date of Commercial Operation" (initial) means the first date that the Plant or a portion thereof shall be entitled to accrue capacity payments from the purchaser of energy and capacity pursuant to an on-system power purchase agreement with a public utility.

          (xvi) "Default" means any of the defaults by Rocky Mountain described in paragraph 13.1.

          (xvii) "Effective Date" shall have the meaning given to such term in paragraph 1.1.

          (xviii) "Environmental Law(s)" means all existing or future federal, state, local, and foreign laws, statutes, ordinances, rules, regulations, administrative orders, and final decisions of judicial bodies or administrative agencies (to the extent the issuing governmental authority has jurisdiction over the project), including without limitation any common law theory of liability, in any case relating to regulation or control of pollution, or to protection of human health or the environment from or with respect to Materials of Environmental Concern. A further elaboration of this definition is contained in paragraph 6.2 of the Supplemental Agreement.

          (xix) "Facility" means all improvements to real property and all fixtures and tangible personal property of any nature to be constructed, installed, and furnished by the Contractor under the Construction Contract, and to be leased by Thermo to Rocky Mountain pursuant to this Agreement, plus such additions or alterations as may be made thereto from time to time in compliance with this Agreement.

          (xx) "Financial Closing" means the date that Thermo secures and becomes entitled to draw financing anticipated to be sufficient to construct and start up the Plant and to pay the Contract Sum under the Construction Contract.

          (xxi) "Force Majeure" shall have the meaning given to such term in paragraph 7.7.

          (xxii) "Greenhouse Affiliate" means an Affiliate of Rocky Mountain which is then engaged in the commercial production and sale of agricultural products from greenhouse facilities which utilize thermal energy generated from cogeneration plants as their primary source of thermal energy.

          (xxiii) "Greenhouse Rent Reserve Account" shall have the meaning given to such term in paragraph 4.7.

          (xxiv) "Land" means that certain real property consisting of approximately 35.001 acres and being a portion of the Project Site, to be leased by Thermo to Rocky Mountain pursuant to this Agreement. The Land is particularly described in part I of

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Exhibit A, and shall be subject to any Reservations permitted pursuant to paragraph 2.2, and to any Permitted Encumbrances described in Exhibit H.

          (xxv) "Leased Premises" means the Land and the Facility to the extent that the same shall remain subject to the leasehold created under this Agreement.

          (xxvi) "Lease Term" means the entire duration of the leasehold estate created under this Agreement.

          (xxvii) "Loan Agreement" shall have the meaning given to such term in definition (xli), below.

          (xxviii) "Materials of Environmental Concern" means chemicals, pollutants, contaminants, wastes, degradation by-products, toxic substances, petroleum and petroleum products, including without limitation "hazardous substances," "hazardous wastes," "toxic substances" and "toxic pollutants," as defined in or identified pursuant to any Environmental Law(s).

          (xxix) "Minimum Annual Heat Requirement" means the minimum annual quantity of thermal energy which Thermo is required to provide to Rocky Mountain as specified in paragraph 7.1 and Rocky Mountain is required to accept and utilize in connection with its commercial agricultural activities at the Facility, pursuant to paragraph 7.5.

          (xxx) "Notice" means each and every consent, demand, approval, notice, information, or other communication required or permitted to be given or obtained under this Agreement.

          (xxxi) "Notice to Proceed" means the Notice provided by Thermo to the Contractor pursuant to paragraph 6.4 directing the Contractor to commence construction of the Facility.

          (xxxii) "Operating Line of Credit" shall have the meaning given to such term in clause (d) of paragraph 4.5.

          (xxxiii) "Option Purchase Price" means the sum to be paid by Rocky Mountain to Thermo for the purchase of the Facility if the Purchase Option is exercised, calculated in the manner described in paragraph 5.2.

          (xxxiv) "Owner" means Thermo Cogeneration Partnership, acting as Owner under the Construction Contract.

          (xxxv) "Permitted Encumbrances" means those matters affecting title to the Land as referenced or set forth in Exhibit H hereto, including without limitation the Declaration of Restrictive Covenants set forth in such Exhibit.

          (xxxvi) "Plant" means the cogeneration plant to be constructed and operated by Thermo on that portion of the Project Site, other than the Land, which is described in part II of Exhibit A.

          (xxxvii) "Postponement" means a permitted deferral of payment of Base Rent by Rocky Mountain, as provided in paragraph 4.6.

          (xxxviii) "Preliminary Construction Schedule" means the schedule detailing the approximate time required for Rocky Mountain's construction of the Facility, attached as Exhibit F.

          (xxxix)   "Project Site" means the location for the proposed Thermo
Cogeneration Partnership cogeneration Plant and the Facility, consisting of approximately seventy-eight and sixty-four one-hundredths (78.64) acres, and currently having a postal address at 6501 Weld County Road 31, Fort Lupton, Colorado 80621. The Land is included within the Project Site. The Project Site encompasses the real property described on both part I and part II of Exhibit A.

          (xl) "Preliminary Plans" means the preliminary drawings and construction specifications of the Facility, attached as Exhibit E.

          (xli) "Prudential" means The Prudential Insurance Company of America, a New Jersey mutual insurance corporation, as a lender and as lead agent for the Secured Parties (hereinafter together with any successors and assigns referred to as "Prudential") under the Construction and Term Loan Agreement dated as of March 1993 (sometimes herein and in the Supplemental Agreement referred to as the "Loan Agreement") among Thermo Cogeneration Partnership, L.P., a Delaware limited partnership to which Thermo intends to assign its rights hereunder, Prudential, CSW Ft. Lupton, Inc. and the other financial institutions named therein, as Lenders, Prudential as Lead Agent, and CSW Ft. Lupton, Inc. as Bank Agent.

          (xlii) "Purchase Option" means the option granted by Thermo to Rocky Mountain in paragraph 5.1 to purchase the Facility, at the price, upon the terms, and to be exercised in the manner, provided in paragraphs 5.2 and 5.9.

          (xliii)   "PURPA" means the Public Utility Regulatory Policies Act of
1973, as amended from time to time.

          (xliv) "Qualifying Facility (QF)" means a facility which meets all of the requirements for a "qualifying cogeneration facility" set forth in the Regulations implementing PURPA as currently established by the Federal Energy Regulatory Commission and set forth in Sections 292.201 through 292.207 of Title 18, Code of Federal Regulations, and all amendments of such requirements which may become effective from time to time.

          (xlv) "Quarterly Payment Date(s)" shall have the meaning given to such term in paragraph 4.1.

          (xlvi) "Reservations" shall have the meaning given to such term in paragraph 2.2.

          (x1vii)   "Substantial Completion (Substantially Complete)" means the stage of the process of the Work when the Work is sufficiently complete in accordance with the

Construction Plans so the Facility can be occupied and utilized for the commercial production of agricultural products.

          (xlviii) "Supplemental Agreement" means a certain agreement in the form attached hereto as Appendix II to be executed and delivered by Rocky Mountain, Thermo, and Prudential of even date with the Loan Agreement (defined under clause x1i above), and which agreement takes effect upon execution by Thermo and Prudential of the Loan Agreement and remains in effect only until the prospective obligations of Thermo under the Loan Agreement and the collateral and other documents related to Loan Agreement have been fully performed, paid, and discharged.

         (xlix) "Thermal Payments" means the payments which Rocky Mountain is required to make to Thermo in accordance with paragraph 7.6.

          (l) "Thermal Term" means the period beginning on the Commencement Date and expiring on the twenty-fifth (25th) anniversary of the initial Date of Commercial Operation.

          (li) "Work" means the construction and services to be performed by the Contractor under the Construction Contract and includes all other labor, materials, equipment, and services provided or to be provided by the Contractor to fulfill the Contractor's obligations thereunder. The Work is further described in Article 2 of the Construction Contract.

                       TERMS, COVENANTS, AND CONDITIONS
                       --------------------------------

          1.   EFFECTIVE DATE; DURATION
               OF OBLIGATIONS
               ------------------------

               1.1  Effective Date. The "Effective Date" of this Agreement
                    --------------
is the date first set forth above, notwithstanding any prior or subsequent date of execution or ratification. All obligations of both parties, shall take effect on the Effective Date; provided, however, that the demise of the Leased
Premises shall not become effective until the "Commencement Date" as provided in paragraph 3.2.

               1.2  Duration of Obligations. The leasehold estate to be
                    -----------------------
conferred hereunder shall begin on the Commencement Date and shall remain in effect until the earlier of (a) the purchase of the entire Leased Premises (including both the "Land" and the "Facility") by Rocky Mountain, or (b) the expiration or earlier termination of the Lease Term as to both the Land and Facility. Notwithstanding such purchase, expiration, or earlier termination of the Lease Term because of exercise of the Purchase Option, subject to agreed earlier termination or the right of either party to terminate in the event of a material breach by the other, the thermal supply obligations of Thermo and the thermal usage obligations of Rocky Mountain hereunder shall begin on the Commencement Date and shall remain in effect for a period of twenty-five (25) years from the initial Date of Commercial Operation (the "Thermal Term"). The provisions of this paragraph are subject to the Financial Closing condition subsequent provided in paragraph 21.1. Should Financial Closing not be achieved on or before the final date determined in accordance with paragraph 21.1, this Agreement, including the leasehold estate, the construction obligations, and the thermal supply and usage obligations of both parties, shall terminate as of such date; provided, however, all obligations of both parties which were, by the terms of this Agreement, required to have been performed prior to such termination date, or are required by their terms or the context to survive such termination date, shall survive.

2.   LEASE OF PREMISES
     -----------------

        2.1   Demise. Effective on the Commencement Date (but not until such
              ------
date), Thermo shall, and hereby does, lease and demise to Rocky Mountain, for and during the Lease Term, and subject to all terms and conditions of this Agreement, that certain Land described in part I of Exhibit A attached hereto consisting of 35.001 acres, more or less (being a portion of the "Project Site" also described in Exhibit A), together with certain improvements to real property and all fixtures and tangible personal property of any nature which, pursuant to the Construction Contract, shall be constructed on the Land and furnished for the operation of such improvements as a commercial Greenhouse prior to the Commencement Date, as provided in section 6; provided, however, that Thermo shall not be obligated to grant such leasehold interest if Rocky Mountain or any of Rocky Mountain's Affiliates are then in default under any then-existing contract between Rocky Mountain or any of Rocky Mountain Affiliates on one hand, and Thermo or any of Thermo's Affiliates on the other. Such improvements, fixtures, and personal property, together with any additions or alterations thereto permitted to be made by Rocky Mountain hereunder, shall constitute the "Facility". A more complete description of the Facility shall be included in the Commencement Date Notice to be delivered pursuant to paragraph
3.2. Subject to section 5 (pursuant to which Rocky Mountain may, under certain circumstances, purchase Facility and, under certain additional conditions, the
Land), the Facility and the Land are hereafter referred to collectively as the "Leased Premises."


        2.2  Reservations from Description: Restrictive Covenants. At any
             ----------------------------------------------------
time prior to purchase by Rocky Mountain of the entire Leased Premises, Thermo shall have the right to make reasonable reservations from the interest in the Land leased hereunder ("Reservations") for such covenants, easements, licenses, and rights of entry as Thermo may in Thermo's discretion, reasonably exercised, deem prudent to grant to third parties or retain for Thermo's business purposes; provided, however, that such Reservations shall not impair materially the use of the Facility by Rocky Mountain for commercial agricultural purposes. Thermo shall notify Rocky Mountain a reasonable time prior to effecting any such Reservations. Within thirty (30) days after receipt of such Notice(s), Rocky Mountain shall give Notice to Thermo of any objection by Rocky Mountain stating in such Notice any material impairment of use for commercial agricultural purposes which will result from such proposed Reservations. If Rocky Mountain's objection is valid in Thermo's discretion reasonably exercised, Thermo shall not implement the proposed Reservations. If no objection is made by Rocky Mountain within such thirty (30) day period, or if such objection is not valid in Thermo's discretion reasonably exercised, Exhibit H to this Agreement shall be deemed to have been amended to incorporate the proposed Reservation. Thermo shall have the right to file with respect to the Leased Premises, at any time deemed prudent by Thermo, (i) a declaration of restrictive covenants substantially in accordance with the proposed Declaration of Covenants set forth in Exhibit H and (ii) such instruments as may be necessary or appropriate to reflect reservations to be granted or retained by Thermo under this paragraph
2.2. Upon filing of such declaration the Leased Premises shall be deemed to have been made subject to such restrictions prior to the demise thereof to Rocky Mountain.

3.   LEASE TERM.
     -----------

        3.1   Basis of Commencement Date. The "Commencement Date" of the Lease
              ---------------------------
Term shall be determined, in part, based on progress achieved by Thermo in construction of the Plant. Thermo shall use reasonable efforts to construct (or cause to be constructed) the Plant at the Project Site in order to achieve an initial "Date of Commercial Operation" for the Plant (or a portion thereof) of January 1, 1994. Prior to achieving a Date of Commercial Operation, Thermo must substantially complete construction, commence initial operation, and complete start-up of all or a portion of the Plant. Thermo shall not become liable to Rocky Mountain in any way if the Commencement Date does not occur because the Plant is delayed in achieving, or is not expected to achieve, an initial Date of Commercial Operation. Thermo shall inform Rocky Mountain from time to time upon inquiry concerning progress toward Financial Closing and thereafter concerning the Plant construction schedule and process of Plant construction. Rocky Mountain acknowledges that, among other things, delay in achieving Financial Closing beyond March 31, 1993 may impact, materially and adversely, the ability of Thermo to achieve the currently proposed initial Date of Commercial Operation.

        3.2   Establishment of Commencement Date: Prior Occupancy. The
              ----------------------------------------------------
Commencement Date shall be established in the "Commencement Date Notice" which shall be to Rocky Mountain by Thermo in the form of Exhibit B attached hereto. Provided that the Facility is then Substantially Complete as envisioned in section 6, Thermo shall, not less than sixty (60) days before the date
Thermo anticipates that an initial Date of Commercial operation will be achieved, give to Rocky Mountain the Commencement Date Notice to the effect that the Lease Term will commence on such future date (the "Commencement Date") which, is specified in the Commencement Date Notice; provided, however, that unless Rocky Mountain shall consent the Commencement Date shall not occur from October 1 through December 31 (inclusive) of any calendar year. The Commencement Date Notice shall then be incorporated into this Agreement in lieu of Exhibit "B". In addition, should it reasonably appear to Thermo that the Plant will, in all probability, achieve an initial Date of Commercial Operation at some future date (even if such future date is then uncertain), Thermo shall, upon request by Rocky Mountain, permit Rocky Mountain to occupy the Facility or any material portion thereof prior to the Commencement Date for purposes of initial planting and other preparations for Rocky Mountain's first production of agricultural products at the Facility. Such prior occupancy shall be on a provisional basis pursuant to a temporary license incorporating such special terms and conditions as the parties shall deem reasonable. In addition, Thermo may waive the requirement that the Facility be Substantially Complete prior to giving the Commencement Date Notice should it reasonably appear to Thermo that Substantial Completion will be achieved prior to the anticipated initial Date of Commercial Operations.

        3.3   Lease Term Duration. The "Lease Term" shall begin on the
              --------------------
Commencement Date, and shall expire, unless sooner terminated, on the date which is the twenty-fifth (25th) anniversary of the initial Date of Commercial Operation applicable to the Plant. After the initial Date of Commercial Operation occurs, Thermo shall confirm the date of expiration of the Lease Term to Rocky Mountain by Notice. No leasehold estate shall be deemed created until the Commencement Date shall have occurred. Prior to such date, Rocky Mountain's access to the facility and the land shall be pursuant to the Construction Contract and any temporary license which may be granted pursuant to paragraph 3.2.

4.   RENT
     ----

        4.1   Base Rent. Subject to deferral in the manner provided in
              ----------
paragraph 4.6, below and to adjustment in accordance with a certain "Memorandum Regarding Adjustment of Rent and Option Price" of even date (the form of which is attached hereto as Appendix I), Rocky Mountain shall pay to Thermo during that portion of the Lease Term beginning on the Commencement Date and expiring on the twentieth (20th) anniversary of the initial Date of Commercial Operation total "Base Rent" for the Leased Premises equal to Seventeen Million, Five Hundred Twenty-One Thousand, Six Hundred Seventy Eight and 18/100 Dollars ($ 17,521,673.18). Subject to deferral and adjustment in like manner, Base Rent for such initial period shall be paid in seventy-seven (77) equal quarterly installments of Two Hundred Twenty-Seven Thousand, Five Hundred Fifty-Four and 29/100 Dollars ($227,5554.29). Installments of Base Rent shall be payable in arrears beginning on the last day (i.e. on March 31, June 30, September 30, or December 31) of the first complete calendar quarter which commences six (6) complete calendar months or more after the Commencement Date, and continuing on the final day of each calendar quarter for seventy-six (76) calendar quarters thereafter. (For example, if the Commencement Date should be any date from January 1, 1994 through March 31, 1994, the first installment of Base Rent would be payable on December 31, 1994; should the Commencement Date be any date from April 1, 1994 through June 30, 1994, the first installment of Base Rent would be payable on March 31, 1995, etc.) Such dates on which payments of Base Rent shall be due (without regard to any Postponement of payment permitted under paragraph 4.6) are hereinafter referred to as "Quarterly Payment Dates." The Quarterly Payment Dates shall be confirmed in the Commencement Date Notice; subject, however, to Postponements to the extent permitted under paragraph 4.6. During the final five (5) years of the Lease Term, Base Rent for the Leased Premises shall be One Hundred Dollars ($100) per year, payable in advance on the twentieth (20th) anniversary of the Commencement Day and on the same day of each year thereafter during the remainder of the Lease Term, and, in addition, Rocky Mountain shall pay to Thermo any accumulated postponements of Base Rent (plus interest thereon) which may have been referred and shall then be outstanding pursuant to paragraph 4.6. During such period, payments of deferred Base Rent shall be made at such time and in such amounts as is provided in such paragraph 4.6.

        4.2   Additional Rent. Rocky Mountain also shall pay, as "Additional
              ----------------
Rent", all real property and other property taxes, all governmental assessments levied during the Lease Term against the Leased Premises (including without limitation the Land) for improvements benefiting the Leased Premises during the Lease Term, and all other costs or charges of any nature whatsoever which Rocky Mountain is expressly required by this Agreement to pay with respect to the Leased Premises during The Lease Term, including, without limitation any apportionment of insurance premiums allocated to

Rocky Mountain under paragraph 9.6. This obligation shall survive expiration of the Lease Term. Additional Rent shall be paid by Rocky Mountain making payment of such costs and charges directly to the third party entitled to receive payment therefor; provided, however, that unless Thermo notifies Rocky
Mountain to make real property tax payments directly to the taxing authority, all real property taxes and assessments shall be paid to Thermo as Additional Rent at least ten (10) days before the same would become delinquent. Should the present method of property taxation or assessment be changed so that there would be substituted for the whole or any part of the real property taxes or assessments now or hereafter imposed on the Leased Premises or any part thereof, a capital tax or other tax imposed on the rent or any other payments received by Thermo from Rocky Mountain, such other tax, to the extent that it is so substituted, shall be included in determining Thermo's real property tax bill for the relevant years, and shall be paid by Rocky Mountain as Additional Rent.

        4.3   Manner and Application of Payment. Except as is expressly
              ---------------------------------
permitted pursuant to paragraph 4.6, all rent and other charges of any nature required to be paid by Rocky Mountain to Thermo under this Agreement, including without limitation Base Rent, Additional Rent, and Thermal Payments shall be paid to Thermo on or before the due date in immediately available funds without Notice or demand. Payments shall be made at the office of Thermo from time to time provided for delivery of Notices or to such other address and/or payee, as Thermo may from time to time designate by Notice to Rocky Mountain. Payments shall be applied first to pay Additional Rent and other costs and expenses which shall become payable to Thermo hereunder, second to Thermal Payments required hereunder, third to Base Rent then currently due and payable hereunder (unless Rocky Mountain shall then be entitled to and shall elect to defer payment of Base Rent under paragraph 4-6) and fourth to "Postponements" and accrued interest thereon as provided in paragraph 4.6 in order of the longest outstanding to the shortest outstanding Postponement. Payment of those components of Additional Rent which Rocky Mountain is obligated to Pay directly to third parties hereunder shall be made in a timely manner, as the applicable creditors may from time to time direct. Nothing, herein shall create any privity of contract between Thermo and any third-party creditors of Rocky Mountain, or otherwise make Thermo responsible for any debts of Rocky Mountain. All covenants in this Agreement with respect to payments of any nature to be made by Rocky Mountain, except payment of Thermal Payments, are and shall be deemed to be independent covenants.

        4.4   Least Not Terminable Prior to Payment of Base Rent. Except
              ---------------------------------------------------
as otherwise expressly set forth in this Agreement, the demise of the Leased Premises provided in this Agreement shall not expire or become terminable by Rocky Mountain for any reason whatsoever prior to payment to Thermo in full of the entire Base Rent provided in paragraph 4.1. Until Base Rent for the Lease Term shall be paid in full, or until Rocky Mountain shall have purchased the entire Leased Premises as provided in section 5, below, Rocky Mountain waives all rights which may now or hereafter be conferred by law to abandon, terminate, or surrender the leasehold estate, in whole or in part, or to any abatement, suspension, diminution, deduction, or reduction whatsoever of Base Rent. Nothing in this paragraph 4.4 or in any other paragraph of this Agreement shall be construed as a waiver of any claims which may become assertable by Rocky Mountain against Thermo under this Agreement, or as a relinquishment by Rocky Mountain of the right of setoff against Base Rent with respect to such claims.

          4.5   Determination of "Available Net Cash"; Restrictions on
                ------------------------------------------------------
Distributions.  Beginning on the first complete calendar quarter which
-------------
commences six (6) complete calendar months or more after the Commencement Date, and continuing throughout the first twenty (20) years of the Lease Term, Rocky Mountain shall calculate "Available Net Cash" (hereinafter defined) four (4) times yearly. Such calculations shall be made within fifteen (15) days after the final day of February, May, August, and November in the manner provided below in this paragraph 4.5 from receipts and disbursements during the "Calculation Period" ending on the final day of such months. The results of such calculations shall be deemed to be the determination of cash available to Rocky Mountain for payment of Base Rent for the calendar quarter ending on the final day of the month after such Calculation Period, that is, for the quarters ending March, June, September, and December, respectively. "Available Net Cash" is defined as:

                (a) Rocky Mountain's fractional share on an acreage basis
(the denominator being the total acreage of all commercial greenhouses then being operated by Rocky Mountain and Rocky Mountain's Greenhouse Affiliates and the numerator being total acreage of the Facility) of gross cash receipts during a given Calculation Period from the sale of agricultural products produced at the Facility and at all other commercial greenhouse facilities operated by all of Rocky Mountain's Greenhouse Affiliates (for example, with respect, to the calendar quarter ended December 31, cross cash receipts for the Calculation Period comprised of months of September, October, and November); provided, that insurance proceeds received by Rocky Mountain (directly or indirectly) on account of damage to or loss of crop from insurance carried pursuant to paragraph 9.7 shall be included in Available Net Cash without apportionment.

                (b) Less Rocky Mountain's same fractional share (i.e. determined in the manner provided in clause (a) of this paragraph 4.5) of reasonable cash expenditures by Rocky Mountain and all of Rocky Mountain's Greenhouse Affiliates during the same Calculation Period for marketing of the agricultural products produced at all such commercial greenhouse facilities;

                (c) Less Rocky Mountain's same fractional share of reasonable cash expenditures by Rocky Mountain and all of Rocky Mountain's Greenhouse Affiliates during the same Calculation Period for general and administrative purposes which are properly allocable to the production and sale of such agricultural products;

                (d) Less all other cash expenditures during the same
Calculation Period (i.e. excluding depreciation and amortization) by Rocky Mountain for ail ordinary and necessary expenses of operating the Facility, except Base Rent. Repayment of interest and principal on debt which is (i) reasonably necessary to incur in order to provide for operation of the Facility,
(ii) is used solely to pay ordinary and necessary expenses of operating the Facility and (iii) is borrowed by Rocky Mountain at rates an on terms not less favorable to commercial banks doing business in Denver, Colorado (an "Operating Line of Credit") shall be considered to be an ordinary and necessary expense of operating the Facility. Repayment of interest or principal on debt which does not meet the requirements of the preceding sentence shall not be considered to be an ordinary and necessary expense of operating the Facility, and Rocky Mountain shall not incur debt which does not meet such requirements without Thermo's prior written consent. Expenses incurred by Rocky Mountain's Greenhouse Affiliates shall not be considered for purposes of the deduction permitted under this clause (d); provided, however, that should Rocky Mountain and any of Rocky Mountain's Greenhouse Affiliates utilize personnel, services, equipment, materials, facilities, or other non-financial resources in common (other than such of the foregoing as are utilized for marketing and general and administrative purposes), or should Rocky Mountain obtain, in conjunction and as joint obligor with any of Rocky Mountain's Greenhouse Affiliates, an Operating Line of Credit, the expenditures attributable to such common usage of non-financial resources and repayment of debt on such common Operating Line of Credit shall be apportioned equitably among all such commercial greenhouse operators, based on the relative utilization of such common resource by each such greenhouse operator, and the allocation thus made to Rocky Mountain shall be deemed, for purposes of this clause (d), to have been incurred by Rocky Mountain and not by any of Rocky Mountain's Greenhouse Affiliates. Nothing in this paragraph 4.5 shall be construed: (i) to require that Rocky Mountain obtain a single Operating Line of Credit in conjunction with one or more Greenhouse Affiliates or repayment of principal and interest thereon to be considered an ordinary and necessary expense of operating the Facility, (ii) to require that Rocky Mountain obtain an Operating Line of Credit rather than establishing a reserve for working capital, or (iii) to preclude Rocky Mountain from establishing a reserve for working capital and also obtaining an Operating Line of Credit to the extent such Operating Line of Credit meets the requirements set forth above in this clause (d). However, no amounts set aside as a reserve, for working capital shall be deductible from gross cash receipts for purposes of determining, Available Net Cash. Rocky Mountain shall not, without Thermo's prior written consent, directly or indirectly declare or pay any dividend or make any distribution of cash or other property out of borrowed funds, regardless of whether such borrowed funds arc obtained from an Operating Line of Credit: provided, however, that this shall not be construed to prohibit Rocky Mountain from making matching, dividends or distributions to the extent permitted in paragraph 1.6 while Postponements of Base Rent are outstanding.

          4.6  Deferral of Base Rent: Limitations on Distributions. In the event
               ---------------------------------------------------
that, during that portion of the Lease Term which expires on the twentieth
(20th) anniversary of the Commencement Date, operation of the Facility should, with respect to any calender quarter, fall to generate sufficient Available Net Cash for payment in full of the installment of Basement due with respect to such calendar quarter, Rocky Mountain may give to Thermo, not later than ten
(10) days prior to the applicable Quarterly Payment Date, Notice stating Rocky Mountain's intention to defer payment of all or a portion of the quarterly installment of Base Rent to become due on such Quarterly Payment Date. Such Notice shall be accompanied by a complete copy of Rocky Mountain's calculations showing a deficiency in Available Net Cash for payment in full of Base Rent due with respect to such calendar quarter and shall be deemed to be a representation by Rocky Mountain of the completeness and accuracy of such calculations. Such calculations shall be subject to review and approval by Thermo, which shall not be withheld unreasonably. Based on such calculations, Rocky Mountain shall have the right to defer payment of such installment of Base Rent to the extent of the deficiency in Available Net Cash (each such deferral sometimes herein a "Postponement"). Each Postponement shall be accounted for separately as a deemed extension of credit from Thermo to Rocky Mountain, and shall accrue interest from the time of deferral until the time of payment at the rate of eight percent (8%) per annum, compounded annually with respect to each postponement beginning twelve (12) months after the date of such Postponement. Under no circumstances shall Rocky Mountain be permitted to have outstanding accumulated Postponements plus accrued interest thereon of more than Two Million Five Hundred Thousand Dollars ($2.500.000). Rocky Mountain may make payments to Thermo of such Postponement(s), plus accrued interest thereon, in whole or in part at any time without penalty. Should Rocky Mountain desire to pay any dividends or make any distribution of cash or other property to its members or other equity owners at any time while any Postponement is outstanding, Rocky Mountain shall, simultaneously with such dividend or distribution, make a payment equal to such dividend or distribution for application against such total Postponement(s) and accrued interest thereon, but under no circumstances in excess of total Postponement(s) plus accrued interest then outstanding. The foregoing notwithstanding standing, Rocky Mountain shall, in addition to Thermal Payments and payments of Additional Rent, also make payments to Thermo to apply against Postponements (plus accrued interest thereon) to tile extent that, as of any Quarterly Payment Date, the sum of all Postponements plus accrued interest then outstanding (including any Postponement to which Rocky Mountain would otherwise be entitled for the then-current calendar quarter) exceeds Two Million Five Hundred Thousand Dollars ($2,500,000). For example, should the sum of all Postponements plus accrued interest thereon as of any Quarterly Payment Date be $2,600,000 (after giving effect to the regular quarterly payment of Base Rent made on such date) an additional payment of $100,000 would be required on such Quarterly Payment Date, thereby reducing he sum of all Postponements plus accrued interest to $2,500,000 after application of such additional payment. If not sooner paid, Rocky Mountain shall, beginning on the final day of each calendar quarter which occurs after the twentieth (20th) anniversary of the initial Date of Commercial Operation, and continuing on the final day of each calendar quarter thereafter until all Postponements outstanding on the twentieth (20th) anniversary of the initial Date of Commercial Operation, together with interest accruing thereon through the date of payment, shall have been fully paid, make payments to apply against such Postponements plus accrued interest thereon in the amount of the quarterly installments of Base Rent provided in paragraph 4.1, as the same may be adjusted pursuant to the Memorandum
Regarding Adjustment of Rent and Option Price. Such payments shall be in addition to the Base Rent payments of One Hundred Dollars ($100) per year required during the final five (5) years of the Lease Term pursuant to paragraph 4.1. Anything herein to the contrary notwithstanding, should any Postponement(s) be outstanding (in whole or in part) upon purchase of the Facility or the entire Leased Premises (i.e. both the Land and the Facility) as Provided in paragraphs 5.2 and 5.5. below, such Postponements shall become due and payable, and shall be paid in full, together with accrued interest thereon, upon closing of such purchase. Further, should any Postponement(s) of Base Rent (in whole or in part) be outstanding upon final expiration or other termination of the Lease Term, such deferred amounts shall become due and payable, and shall be paid in full, together with interest thereon, upon expiration or termination of the Lease Term.

          4.7 Reserve for Rent Payments: Restriction on Distributions. To the
              -------------------------------------------------------
extent required of Thermo in the Loan Agreement, Rocky Mountain shall, on each Quarterly Payment Date, make payments to Thermo for deposit in a cash reserve account (the "Greenhouse Rent Reserve Account") equal to seventy percent (70%) of Available Net Cash in excess of amounts required to pay rent hereunder; provided, however, that such payments shall not be required at any time when the amount on deposit in the Greenhouse Rent Reserve Account equals or exceeds Base Rent to become due on the next succeeding four (4) Quarterly Payment Dates. Thermo shall deliver such sums to the Disbursement Agent provided for under the Loan Agreement (or to any successor Disbursement Agent) to be held as security for payment of rent hereunder by Rocky Mountain. Commencing with the first Calculation Period and continuing until the Greenhouse Rent Reserve Account shall no longer be required hereunder, Rocky Mountain shall not declare or pay any dividend or make any distribution of cash or other property at any time while the Greenhouse Rent Reserve is not fully funded. In the event that Rocky Mountain shall not have sufficient Available Net Cash to pay all rent due on any Quarterly Payment Date. Thermo shall return to Rocky Mountain, from the Rent Reserve Account, sums sufficient to pay such rent, (to the extent of funds then on deposit in the Rent Reserve Account), and Rocky Mountain shall forthwith remit such sums to Thermo for payment of rent. Amounts so returned to Rocky Mountain from the Greenhouse Rent Reserve Account shall be applied to avert Postponements to which Rocky Mountain would otherwise be entitled under paragraph 4.6 on such Quarterly Payment Date, but Thermo shall not be entitled to apply funds obtained from the Greenhouse Rent Reserve Account to reduce Postponements which accrued on prior Quarterly Payment Dates. Thermo shall also return to Rocky Mountain from the Greenhouse Rent Reserve Account on each Quarterly Payment Date any balance in such account in excess of Base Rent to become due on the next succeeding four
(4) Quarterly Payment Dates. Promptly after receipt of the Tax Rate Certificate, Thermo shall return to Rocky Mountain the difference between 80% of Available Net Cash in excess of rent deposited for the preceding tax year and the lesser percentage (but not less than 70%) of Available Net Cash in excess of rent which Rocky Mountain was obligated to deposit during such tax year as established by the Tax Rate Certificate. Upon expiration or earlier termination of the Lease Term, or upon the Greenhouse Rent Reserve Account no longer being required hereunder, Thermo shall return all funds then on deposit in such account to Rocky Mountain. Should an alternate form of security for payment of rent by Rocky Mountain or a reduced amount of such security be acceptable to the party or parties providing financing for the Plant and/or the Facility, Rocky Mountain and Thermo shall cooperate to establish such alternate form or reduced amount of security. Anything in this paragraph 4.7 to the contrary notwithstanding, Thermo shall also have the right to set off against rent then due from Rocky Mountain hereunder all sums obtained by Thermo from the Greenhouse Rent Reserve Account, in lieu of returning such sums to Rocky Mountain for remission to Thermo. Should Thermo exercise such right of set off it shall promptly advise Rocky Mountain thereof.

        4.8  Impact of Certain Thermo Financing.  Rocky Mountain's payment
             ----------------------------------
obligations under this Section 4 are subject to the provisions of paragraph 16 of the Supplemental Agreement.

5.   PURCHASE BY ROCKY MOUNTAIN
     --------------------------

     5.1 Option to Purchase Facility. Subject to the provisions of paragraph 4
         ---------------------------
of a certain Supplemental Agreement of even date (the form of which is attached hereto as Appendix II and is hereinafter referred to as the "Supplemental Agreement"), for a period beginning on the Commencement Date and expiring twelve
(12) years after the Commencement Date, Thermo grants to Rocky Mountain the right and option ("Purchase Option") to purchase the Facility upon payment of the Option Purchase Price determined in accordance with Exhibit C and paragraph 5.2; provided, however, that at the time of exercise of the Purchase Option, and at the time of closing of such purchase, neither Rocky Mountain nor any Affiliate of Rocky Mountain shall be in default under this Agreement or any other agreement then existing between Rocky Mountain on any Affiliate of Rocky Mountain on one hand, and Thermo or any Affiliate of Thermo on the other; provided, further, that such purchase shall be closed within the time designated by Rocky Mountain in its Notice of exercise or such extended time as may be permitted under paragraph 5.5.

     5.2 Exercise of Option: Purchase Price: Closing. Rocky Mountain must
         -------------------------------------------
exercise the Purchase Option, if at all, by notifying Thermo of exercise thirty
(30) days or more prior to the date on which Rocky Mountain desires to accept title to the Facility, but under no circumstances shall such Notice be given later than one (1) month prior to expiration of the Purchase Option. If the Purchase Option is exercised, the purchase shall be closed on the last day of any calendar quarter designated by Rocky Mountain for closing in the Notice of exercise, but under no circumstances later than the expiration date of the Purchase Option as provided in paragraph 5.1. The "Option Purchase Price" shall be, as of the applicable calendar quarter end, the amount on Exhibit "C" attached hereto (as adjusted, if required, pursuant to the Rent Adjustment Memorandum), plus any other payments accrued to Thermo hereunder as of the date of closing, plus any outstanding Postponements and accrued interest thereon in accordance with paragraph, 4.6, above, plus any prepayment premium of any nature which Thermo shall be obligated to pay on the Option Purchase Price (but not on any other sum prepaid in conjunction therewith) to any third party providing financing for the Plant and/or the Facility holding a security interest in the Facility and who shall be entitled to receive proceeds from payment of the Option Purchase Price in accordance with the loan agreement and supporting security documents between Thermo and such third party, plus the additional sum of Ten Thousand Dollars ($10,000). Closing shall occur at the principal office of Thermo, or such other mutually convenient location as the parties may designate.

     5.3  Title to and Condition of Assets Purchased. At the closing of any
          ------------------------------------------
purchase hereunder, Rocky Mountain shall pay the applicable Option Purchase Price to Thermo in cash, and Thermo shall convey to Rocky Mountain all of Thermo's right, title, and interest in the Facility by general warranty deed, free and clear of all mortgages, liens, and other encumbrances relating to financing obtained or debts incurred by Thermo, but subject to the continuing covenants of this Agreement and to the other matters provided in sections 7 and 8 (except paragraph 4.7), which shall be covenants running with the Land for the benefit of the remaining portion of the Project Site (described in Part II of Exhibit A) and be enforceable for a period concurrent with the expiration date of the Thermal Term as if the purchase had not occurred, and subject to those further matters, if any, then comprising the "Schedule of Permitted Encumbrances" attached hereto as Exhibit H. The foregoing notwithstanding, Thermo may elect to convey by special warranty deed, in which event Thermo shall purchase and provide to Rocky Mountain an ALTA Owner's Policy of Title Insurance in the amount of the applicable Option Purchase Price. Such title insurance policy shall insure title in Rocky Mountain subject only to standard exceptions provided in such form and to special exceptions permitted under this paragraph 5.3). Rocky Mountain shall accept such conveyance of the Facility "as is, where is," and "with all faults," and shall thereafter defend, indemnify and save Thermo harmless from any losses, Damages or claims arising out of or occurring in connection with the operation of the Facility except such losses, damages, and claims as may arise out of the negligent or intentionally tortious acts or omissions of Thermo, its agents, and employees.

          5.4 Ground Rent if Facility Purchased. In the event that Rocky
              ---------------------------------
Mountain purchases the Facility, Thermo shall, subject to the provisions of paragraph 5.5, retain the lessor's interest in the Land (i.e. the reversion in fee), and the Land will thereafter comprise the entirety of the Leased Premises. In such event, the Lease Term shall continue with respect to the Land only. Effective on the closing date of such purchase, total Base Rent for the Leased Premises for the remainder of the Lease Term shall be reduced to an amount equal to the number of whole or partial months remaining in the Lease Term multiplied by one percent (1%) of the unencumbered fair market value of the Land (determined as if there were no improvements thereon) as of the closing date. Such reduced total Base Rent shall be payable in equal quarterly installments, in arrears three (3) months after the closing date and on the same day of each quarter during the remainder of the Lease Term. The amount of each such installment shall be three percent (3%) of the unencumbered fair market value of the Land as of the closing date. Additional Rent for the Land during such period of ground rent only shall consist of real property taxes and assessments levied with respect to the Land, and shall be paid in the same manner required for payment of taxes and assessments with respect to the Land and the Facility pursuant to paragraph 4.2.

        5.5 Purchase of Land: Conditions.  Prior to exercising the Purchase
            ----------------------------
Option, Rocky Mountain may request that Thermo enlarge the Purchase Option to encompass the right to also purchase all of Thermo's right, title, and interest in the Land. Thermo shall do so if Rocky Mountain determines, in Rocky Mountain's discretion reasonably exercised, that Rocky Mountain is unable to obtain commercially reasonable financing for purchase of the Facility without also purchasing the Land, and if Rocky Mountain provides to Thermo reasonable assurances that if the Purchase Option is enlarged Rocky Mountain will in fact proceed to purchase the Leased Premises, including the Land. In such event, the Option Purchase Price for the Leased Premises shall be increased by adding thereto an amount equal to the unencumbered fair market value of the Land (determined as if there were no improvements thereon) as of the date the Purchase Option is exercised, and upon payment of such increased Option Purchase Price Thermo shall, at the closing, also convey the Land to Rocky Mountain in the same manner and subject to the terms and conditions provided in paragraph
5.3. Rocky Mountain shall have no right or option to purchase the Land separate and apart from, or later than, the purchase by Rocky Mountain of the Facility through exercise of the Purchase Option. Should it become necessary to determine the fair market value of the Land by appraisal pursuant to paragraph 5.7, the date for closing may be extended to the extent necessary to complete the appraisal process.

        5.6 Certain Obligations to Continue. Should Rocky Mountain purchase
            -------------------------------
the entirety of the Leased Premises, i.e. both the Facility and the Land, both the Lease Term and Rocky Mountain's obligation to pay rent shall cease. The foregoing notwithstanding, in the event of a purchase, there shall be no apportionment of any expenses with respect to the property purchased, and Rocky Mountain shall continue to pay all costs and charges of any nature which Thermo may become obligated to pay with respect to the Facility, and (if applicable) the Land and which, but for such purchase by Rocky Mountain, would have been payable by Rocky Mountain as Additional Rent. Anything herein to the contrary notwithstanding, all covenants and obligations of this Agreement pertaining to thermal supply matters (including, without limitation, sections 7 and 8) shall continue, after termination of the Lease Term as a result of purchase by Rocky Mountain of either the Facility or the entire Leased Premises, for the period ending on the date for expiration of the Thermal Term.

        5.7 Valuation by Appraisal. Whenever this Agreement requires that the
            ----------------------
fair market value of the Land be determined as of any particular date, the parties shall negotiate in good faith to determine such value for a period of up to thirty (30) days after it becomes apparent that valuation is required. If they are unable to agree within such period, either party may, by Notice to the other, demand that the value be determined by appraisal. The party demanding appraisal shall, at the time such demand is made, designate a professional real estate appraiser to perform such appraisal. If such appraiser is not acceptable to the non-designating party, the non-designating party shall, within ten (10) days after demand for appraisal is made, designate a second professional appraiser. If such second professional appraiser is acceptable to the party having first demanded appraisal, the appraisal shall be performed by the second appraiser so designated. Otherwise, both parties (or, should the parties be unable to agree, the two previously designated appraisers) shall, within ten
(10) days after the second appraiser is designated, designate a third appraiser, and the three (3) appraisers shall, within thirty (30) days after the third appraiser is designated, jointly determine the fair market value of the Land, on an unencumbered and unimproved basis, and render a written report of such determination to both parties. The appraisers shall attempt to determine value by consensus, but if they are unable to do so the fair market value of the property appraised shall be deemed to be the average of their separate valuations; provided, however, that if two of the three appraisers' valuations are within ten percent (10%) of each other, and the third appraiser's valuation is more than ten percent (10%) different from either of the other two valuations, the valuation which is more than ten percent (10%) different shall be disregarded. All appraisers shall be independent of either party and shall be persons having not less than ten (10) years' experience in appraisal of commercial and industrial real property in the Counties of Weld, Denver, Boulder, and Adams, Colorado, or if less experienced in the local market shall hold the then-current designation of Member of the Appraisal Institute ("MAI"), Society of Industrial Realtors ("SIR"), or other professional appraiser designation of comparable stature and qualification. Costs and expenses of appraisal shall be borne equally by Thermo and Rocky Mountain. If any other transaction in property sold or leased by thermo on or in the vicinity of the Project Site shall be considered by the appraisers as a comparable transaction, the appraisers shall analyze and take into consideration, when evaluating such comparable transaction, the impact of any thermal energy sales contracts or agreements entered into with Thermo in connection with such transaction.

          5.8 Mortgage to Secure Performance. Upon closing of any purchase
              ------------------------------
provided for in this section 5, whether of the Facility alone or of the entire Leased Premises, should any party providing financing to Thermo so request, Rocky Mountain shall execute and deliver to Thermo a Mortgage of the Facility (and if applicable the Land) in substantially the form attached hereto as Exhibit "D" (the "Mortgage"), in order to secure to Thermo performance by Rocky Mountain of each and every obligation by Rocky Mountain hereunder which will survive such purchase by Rocky Mountain. The Mortgage shall be subordinated in priority to a deed of trust or other financing encumbrance granted by Rocky Mountain to secure repayment by Rocky Mountain of purchase money paid to Thermo; or to secure funds advanced to Rocky Mountain from time to time by a recognized commercial bank or other institutional lender for working capital purposes; provided, however, that such subordination shall provide that the Mortgage shall survive foreclosure of any such deed of trust or other financing encumbrance to which the Mortgage is subordinated, and that any purchaser of the former Leased Premises at foreclosure shall take title subject to the terms of the Mortgage. Thermo may assign the Mortgage and all of its rights thereunder to any party providing financing to Thermo for the Plant and/or the Facility.

        5.9 Impact of Certain Thermo Financing.  Rocky Mountain's rights under
            ----------------------------------
this section 5 are subject to the provisions of paragraph 4 of the Supplemental Agreement.


     6. CONSTRUCTION OF FACILITY
        ------------------------

        6.1 Acceptance of Site. Prior to signing this Agreement, Rocky Mountain
            ------------------
has visited the Project Site and has examined the Land to its satisfaction. Rocky Mountain has also obtained such zoninq and other land use regulation information, soils and subsurface investigation information, and information with respect to present or prospective availability of utilities, including without limitation water, sewerage, waste disposal, natural gas, and electricity, and such other information with respect to the Project Site as Rocky Mountain deems prudent. Rocky Mountain agrees to commence construction on the Land pursuant to paragraph 6 4 "as is" (or as shall have been placed by "Owner" pursuant to the Construction Contract) and to accept possession of the Land on the Commencement Date as the Land shall be improved pursuant to this Agreement. Rocky Mountain agrees to make no claims against Thermo with respect to the physical condition of the Project Site or the Land, and agrees to save, indemnify and hold Thermo harmless from any such claims asserted by Affiliates of or persons claiming under Rocky Mountain.

          6.2 Preliminary Plans and Schedule. Attached hereto (or incorporated
              ------------------------------
by reference) as Exhibit E are preliminary drawings and an outline construction specification for the Facility (the "Preliminary Plans") which have been furnished by Rocky Mountain. Thermo shall review the Preliminary Plans promptly to the extent that they provide for interface between the Facility and the Plant, and shall give Notice to Rocky Mountain within fifteen (15) days after the effective date stating whether or not the Preliminary Plans are satisfactory to Thermo for such purposes. Any such Notice shall specify the reasonable revisions (if any) with respect to interface matters which Thermo requires. In all other aspects, the Preliminary Plans are agreed by the parties to be satisfactory. Also attached hereto (or incorporated by reference) as

Exhibit F is a "Preliminary Construction Schedule" showing the approximate time which Rocky Mountain has estimated will be required to construct the Facility. Based on the Preliminary Plans and the Preliminary Construction Schedule, Thermo has familiarized itself generally with the nature and scope of the Work required to construct the Facility. Both parties have considered the Preliminary Plans and the Preliminary Construction Schedule in determining the time for completing the Facility and for giving Notice to Proceed pursuant to paragraph 6.4.

          6.3 Construction Plans: Changes. Within sixty (60) days after the
              ---------------------------
later of either Financial Closing or the delivery by Thermo of Notice to Proceed (accompanied by any "Notice to Proceed Payment" required in the Construction Contract) Rocky Mountain shall cause to be prepared and delivered to Thermo Construction Plans. The Construction Plans shall be satisfactory in all respects to Rocky Mountain, and shall be consistent with the Preliminary Plans. Thermo shall promptly review the Construction Plans and shall have the right to require reasonable changes in the Construction Plans in order to ensure that the Facility will permit the Plant to attain and retain "Qualifying Facility" ("QF") status for purposes of the Public Utility Regulatory Policies Act of 1978 (also referred to herein as "PURPA") and to provide for proper interface between the Facility and the Plant, but not to increase the size or scope of the Facility. Rocky Mountain shall promptly cause such reasonable changes required by Thermo to be made to the Construction Plans and shall resubmit the Construction Plans to Thermo. Thermo shall not withhold or delay approval of the Construction Plans nor shall Thermo require changes to the Construction Plans which would materially change the size of the Facility or the scope of the "Work" (as defined in the Construction Contract). Under no circumstances shall Rocky Mountain be required or permitted to make any change in the Work which would make the Facility materially less satisfactory for commercial agricultural purposes. Upon approval by Thermo of the Construction Plans they shall be incorporated by reference into the Construction Contract. Thermo and Rocky Mountain acknowledge that the Construction Contract gives both parties the authority to make certain changes to the Work after the Construction Plans have been initially approved, subject to Thermo's prior approval of any change which would downsize the Facility, affect Facility/Plant interface, impair QF status for PURPA purposes, impair Plant qualification under applicable on-system power purchase agreements with a public utility, or materially increase the "Cost of the Work" (as defined in the Construction Contract) when compared to the Work Budget (in its original form) which is attached to the Construction Contract. For purposes of such provisions, changes of not more than $25,000.00 for any single change or more than $100,000.00 for all such changes (taken in the aggregate) ordered by Rocky Mountain shall be deemed not to materially increase the Cost of the Work. Subject to the foregoing, Rocky Mountain shall retain full responsibility for the Facility design and for the sufficiency and integrity of all plans and specifications which are used for construction of the Facility. Rocky Mountain agrees to make no claims against Thermo with respect to the design of the Facility, such plans and specifications, or the suitability of the Facility, as finally constructed and occupied, for use as a commercial greenhouse as required by this Agreement.

          6.4 Construction Contract: Completion. Contemporaneously herewith
              ---------------------------------
Thermo and Rocky Mountain have entered into a construction contract in substantially the form attached hereto as Exhibit F the ("Construction Contract"). The Construction Plans shall be incorporated by reference into the Construction Contract promptly after the Construction Plans have been delivered to Thermo by Rocky Mountain and have been approved by Thermo. Not less than eight (8) months prior to the date on which Thermo anticipates that the initial Date of Commercial Operation of the Plant shall occur, Thermo shall give "Notice to Proceed" to the Contractor under the Construction Contract, accompanied by any Notice to Proceed payment required by the Construction Contract. Rocky Mountain, acting as Contractor, shall thereupon proceed expeditiously to construct the Facility pursuant to the Construction Contract so as to achieve Substantial Completion not later than eight (8) months after Notice to Proceed is given, subject to extension as expressly provided in the Construction Contract (the "Completion Date"). The Completion Date shall also be subject to extension to the extent that the anticipated initial Date of Commercial Operation provided in paragraph
3.1 is extended. Both Thermo and Rocky Mountain shall use their best efforts to coordinate their respective construction activities on the Project Site in such a manner to avoid materially impeding each other with respect to completion of the Plant and the Facility. All vendors and subcontractors for the Facility proposed to be engaged by Rocky Mountain acting as Contractor shall be subject to review and prior approval by Thermo. Subject to active interference with the prosecution of the Work which materially delays Rocky Mountain acting as Contractor and is caused solely by Thermo or any person having a direct contract with Thermo for construction of the Plant, Rocky Mountain, acting as Contractor, shall (and hereby does) guarantee to Thermo that the Facility shall be Substantially Complete and ready for use, and occupancy, not later than the Completion Date. Should the "Project Manager" under the Construction Contract notify Thermo that it appears to the Project Manager, after due investigation and consultation with Rocky Mountain that Rocky Mountain is not proceeding so as to cause the Facility to be Substantially Complete by such Date, Thermo may, subject to such rights of cure as are provided under the Construction Contract, exercise its rights under the Construction Contract to declare Rocky Mountain in default thereunder and, at Thermo's option, terminate the Construction Contract or, without terminating the Construction Contract, finish the Work as provided in the Construction Contract. This paragraph 6.4 is subject to the provisions for extension of time provided in the Construction Contract.

          6.5 Contract Sum. The "Contract Sum" under the Construction Contract
              ------------
shall be the "Cost of the Work" as defined thereunder, plus a "Contractor's Fee" as provided in the Construction Contract. For purposes of estimating the Base Rent provided in paragraph 4.1, the Contract Sum has been estimated at Seven Million Eight Hundred Thousand Dollars ($7,800,000). The Contract Sum shall be disbursed by Thermo to the Contractor in a timely manner in accordance with the requirements of the Construction Contract.

     7.   THERMAL SUPPLY
          --------------

          7.1 Thermal Energy Commitment - Minimum Level. Thermo shall use
              -----------------------------------------
reasonable efforts to cause the Plant to be constructed as herein provided. Thermo plans that as constructed the Plant will be capable of generating available thermal energy of not less than sixty million (60,000,000) BTU per hour. Thermal energy shall be made available to and shall be accepted by Rocky Mountain at a heat transfer subsystem which shall be constructed by Thermo and shall constitute a portion of the Plant. Thermal energy shall then be transmitted to the Facility by means of a self-contained, closed system circulating hot water loop which shall be part of the Facility. The heat transfer subsystem shall be reasonably satisfactory to Rocky Mountain and shall include (but not be limited to) interface equipment which will facilitate the prompt connection to the heat transfer subsystem of temporary steam boiler equipment in the event of need to utilize temporary sources of thermal energy to supply thermal energy to the Facility. The heat transfer subsystem shall be located in reasonable proximity to the boundary of the Land but shall not be located on the Land. Rocky Mountain shall at all times have satisfactory access to the heat transfer subsystem for the purpose of connecting thereto such temporary sources of thermal energy as may be required pursuant to paragraph 7.4, below. After the Plant is constructed, Thermo shall continually use its best efforts to make available for use by Rocky Mountain, beginning on the initial Date of Commercial Operation and extending for a period of twenty-five (25) years thereafter, a per annum quantity of thermal energy generated through operation of the Plant of not less than Two Hundred Billion (200,000,000,000) BTU, net of condensate loss at the heat transfer subsystem, measured annually on a calendar year basis (the "Minimum Annual Heat Requirement"); provided, however, that for any partial calendar year in which the Thermal Term of this Agreement shall be in effect, the Minimum Annual Heat Requirement shall be Two Hundred Billion (200,000,000,000) BTU multiplied by a fraction, the numerator of which shall be the number of days in such partial calendar year and the denominator of which shall be three hundred sixty-five (365). The Plant shall include an instrumenta-tion system, satisfactory to both Thermo and Rocky Mountain, for continuous measurement and metering of the thermal energy made available by Thermo and accepted by Rocky Mountain at the heat transfer subsystem. Both parties to this Agreement shall have continuous access to such instrumentation system at all reasonable times for the purposes of monitoring and recording thermal energy available to and accepted by Rocky Mountain and inspecting the instrumentation system. Maintenance, testing, and adjustment of the instrumentation system shall be the responsibility of Thermo. Thermo shall test and calibrate the instrumentation system from time to time as reasonably requested by Rocky Mountain, but not less than is necessary to ensure accuracy and measurement of available and accepted thermal energy. Rocky Mountain shall defend, indemnify and save harmless Thermo and the other persons who constitute Indemnitees under paragraph 10.1 below, from any liabilities, costs, expenses, or Damages resulting from entry on to Project Site by Rocky Mountain, its agents, employees and contractors, for purposes of obtaining access to the heat transfer subsystem and the heat transfer instrumentation system.

        7.2   Thermal Energy Commitment - Additional Level. Upon not less than
              ---------------------------------------------
seven (7) days' advance request by Rocky Mountain, Thermo may make available to Rocky Mountain quantities of thermal energy in excess of the Minimum Annual Heat Requirement, and Thermo shall do so if it is consistent with Plant operating requirements (which shall include, without limitation, the requirements of on system power purchase agreements) and the utilization of or commitments to make thermal energy available to other thermal users (if any) served by Thermo who may from time to time conduct operations on or in the vicinity of the Project Site.

        7.3   Manner of Furnishing Thermal Energy. Not less frequently than
              ------------------------------------
before noon of each Monday during the Thermal Term, Rocky Mountain shall prepare and furnish to Thermo a written forecast of Rocky Mountain's expected minimum daily requirements for thermal energy during the ensuing seven (7) day period which begins at 8:00 a.m. on the first Tuesday following the day the forecast is delivered. This forecast shall be updated by Rocky Mountain verbally or in writing as often as may be reasonable and practical for Rocky Mountain to do so in order to take into consideration anticipated changes in operating conditions, including without limitation expected changes in weather which would materially increase Rocky Mountain's thermal energy requirements. Based on the forecasts of heat requirements and the supplemental heat requirements information which Rocky Mountain shall have provided to Thermo in a timely manner, Thermo shall operate the Plant in a manner which will result in the Minimum Annual Heat Requirement being made available to Rocky Mountain during each calendar year substantially in accordance with such forecasts and supplemental information. In the event that, after reasonable prior notice of Rocky Mountain's heat requirements Thermo should fail to make available thermal energy from operations of the Plant substantially in accordance with Rocky Mountain's forecasts and supplemental heat requirements information (within the limits of 60,000,000 BTU per hour and not in excess of the Minimum Annual Heat Requirement in any calendar year), Thermo shall make thermal energy available to Rocky Mountain, in a timely manner and substantially in accordance with Rocky Mountain's forecasts, from alternate sources arranged by Thermo at Thermo's expense, and should Thermo fail to do so, Thermo shall be liable to Rocky Mountain as hereinafter provided in paragraph 7.4.

        7.4   Temporary Sources of Thermal Energy. Should Thermo fail to furnish
              ------------------------------------
thermal energy in accordance with paragraph 7.3 on a timely basis after demand by Rocky Mountain, Rocky Mountain shall, to the extent it is reasonably practical to do so, attempt to obtain temporary alternate sources of thermal energy and charge Rocky Mountain's costs in connection therewith to Thermo. Should Thermo become aware of impending condition(s) which are likely to materially impair Thermo's ability to furnish, thermal energy as required under paragraph 7.3, Thermo shall give notice (verbally or in writing) of such conditions to Rocky Mountain as soon as it is practical to do so. Should Rocky Mountain be able, in the exercise of reasonable diligence, to obtain and utilize such temporary alternate sources of thermal energy the actual incremental cost, (i.e. the cost in excess of Fifty Cents ($.50) per One Million BTU) to Rocky Mountain of obtaining thermal energy from alternate sources shall be paid by Thermo and be compensation in the nature of liquidated damages, as Rocky Mountain's sole remedy in such event. Further, should the Facility be constructed or modified to include permanent standby heat generating or heat storage equipment reasonably satisfactory to Rocky Mountain, Rocky Mountain shall be responsible for operating such equipment in the event that Thermo should fail to furnish thermal energy, and the actual incremental cost (i.e. the cost in excess of Fifty Cents ($.50) per One Million BTU produced) of operating such equipment in a manner which will avoid loss or material damage to Rocky Mountain's crop because of failure by Thermo to supply thermal energy as herein required shall also be compensation in the nature of liquidated damages in lieu of the liquidated damages specified in the preceding sentence. At any time during the Thermal Term, Thermo shall have the right to install, or to cause Rocky Mountain to install, such permanent standby heat generating or heat storage equipment in the Facility at Thermo's expense. The parties agree that in the event that Rocky Mountain should receive less than ninety-six (96) hours' prior notice (written or verbal) from Thermo that Thermo will not be able to furnish thermal energy to Rocky Mountain in a timely manner (i.e. as and to the extent contemplated under paragraph 7.3), Rocky Mountain's ability to arrange for temporary sources of thermal energy in sufficient time to avert probable damage to Rocky Mountain's crop may be materially impaired. Should Rocky Mountain be unable, in the exercise of reasonable diligence, to obtain temporary alternate sources of thermal energy under such circumstances, and if the Facility does not then include permanent standby heat generating or heat storage equipment, then Rocky Mountain shall be entitled to seek recovery of its Damages resulting from failure by Thermo to supply thermal energy as herein required; provided, however, that (i) so long as Thermo shall have paid or reimbursed premiums for a policy of insurance insuring the risk of damage to crop because of loss of heat as further described in paragraph 9.7, below, or (ii) Rocky Mountain shall have obtained a policy of such insurance as permitted under paragraph 9.7, (a) Rocky Mountain shall not be entitled to claim a breach or default under this Agreement because of failure by Thermo to furnish thermal energy as herein required; and (b) Rocky Mountain shall have no claim for loss or damages of any nature arising out of such occurrence except to the proceeds of such insurance (whether such proceeds are payable directly to Rocky Mountain as named insured or to Thermo as indemnification or Thermo's liability to Rocky Mountain under such circumstances). Thermo shall reimburse Rocky Mountain for any deductible under such insurance which actually diminishes recovery by Rocky Mountain under such circumstances.

        7.5   Use and Operation of Facility: Use of Thermal Energy.  As an
              -----------------------------------------------------
essential term of this Agreement, Rocky Mountain shall use and operate the Facility only as a greenhouse for commercial production of agricultural products, or for such alternative uses (which may not be implemented prior to Thermo obtaining certification by the Federal Energy Regulatory Commission that such altered use will continue to qualify the Plant as a QF, and must in any event require consumption of sufficient useful thermal energy for the Plant to remain a QF) as may be approved by Thermo prior to any change of use. Thermo shall not withhold or delay approval unreasonably. Rocky Mountain shall, in connection with operation of the Facility, provide to Thermo forecasts pursuant to paragraph 7.3 calling for at least One Hundred Percent (100%) of the minimum Annual Heat Requirement to be consumed each calendar year beginning with the year in which the initial Date of Commercial Operation occurs. Unless it is impossible for Rocky Mountain to do so (and notwithstanding the provisions of paragraph 7.7 below), Rocky Mountain shall accept One Hundred Percent (100%) of the Minimum Annual Heat Requirement, plus any additional thermal energy made available by Thermo to Rocky Mountain upon Rocky Mountain's request,and shall utilize such Minimum Annual Heat Requirement provided by Thermo for useful thermal purposes in accordance with rules and regulations from time-to-time promulgated and in effect under PURPA and any amendment thereof; provided, however, that this sentence shall not be construed to require use of the Facility for purposes other than a commercial greenhouse. Rocky Mountain shall request additional thermal energy from Thermo prior to obtaining or generating thermal energy for such agricultural production purposes (or approved alternate useful thermal purposes) from any other source. Rocky Mountain shall refrain from utilization of any other source of thermal energy (except solar generated radiant energy) in connection with activities conducted at the Facility so long as Thermo is able to make available thermal energy to Rocky Mountain sufficient to satisfy Rocky Mountain's needs. Should Thermo be unable to supply from Plant operations all of Rocky Mountain's requirements for thermal energy at any time, Rocky Mountain shall nevertheless be obligated to accept and use, in the manner herein provided, such portion of Rocky Mountain's requirements as Thermo is able to and does supply from Plant operations.

        7.6   Thermal Payments. Subject to paragraph 7.7 below, beginning
              -----------------
with the last day of the first complete calendar quarter after the initial Date of Commercial Operation shall have occurred, and continuing for the entire Thermal Term, Rocky Mountain shall pay to Thermo Fifty Cents ($.50) Per One Million (1,000,000) BTU (or portion thereof) of Thermal Energy made available pursuant to Rocky Mountain's forecasts under paragraph 7.3 up to the Minimum Annual Heat Requirement, and One Dollar ($1.00) per One Million (1,000,000) BTU (or portion thereof) for thermal energy requested by Rocky Mountain and supplied by Thermo pursuant to paragraph
7.2 in excess of the Minimum Annual Heat Requirement by Thermo to Rocky Mountain during such calendar quarter. Such quarterly payment obligations are herein referred to as "Thermal Payments." On every January 1 beginning with the second complete calendar year after the initial Date of Commercial Operation, such rated per MMBTU shall be adjusted by multiplying the rates in effect during the preceding calendar year by one hundred three percent (103%). Thermal Payments shall be due and payable within thirty (30) days after receipt by Rocky Mountain of Thermo's invoices for such thermal energy. Rocky Mountain's payment obligations under this paragraph 7.6 are subject to paragraph 16 of the Supplemental Agreement.

        7.7  Force Majeure.  The obligations of Thermo to supply thermal energy
             -------------
hereunder shall be suspended for so long as Thermo is prevented from performing such obligations by an act of God, strike, fire, flood, explosion, disease, blight, pestilence, or any other cause of the kind specifically enumerated in this sentence hereinafter a condition of "Force Majeure"). The obligations of Rocky Mountain to make Thermal Payments hereunder shall be suspended for so long as Rocky Mountain is prevented because of conditions of Force Majeure from utilizing the Facility for commercial production of agricultural products. The foregoing notwithstanding, no occurrence or circumstances shall give rise to a condition of Force Majeure unless such occurrence or circumstances are not reasonably within the control of and could not, in the exercise of reasonable diligence, have been avoided by the affected party, and under no circumstances shall a condition of Force Majeure be deemed to exist solely because of operational or business circumstances which would require the affected party to carry on its operations under this Agreement at an economic loss. Such operational or business circumstances might include, by way of example and without limitation, lack of demand for or fluctuations in the price of electricity, fluctuations in the price of fuel and other costs of operation the Plant, lack of demand for or fluctuations in the price of agricultural products, and fluctuations in the costs of operating the Facility. Both parties shall use best efforts to cause all conditions of Force Majeure to be alleviated as soon as is reasonably practical (and in any event in not more than thirty (30) days), but nothing herein shall be construed to require the settlement of strikes or labor disputes in any manner or at any time other than in a manner and at a time which is within the discretion of the party affected thereby. Further notwithstanding the foregoing, and without regard to the existence of any condition of Force Majeure, Rocky Mountain shall continue to accept and utilize for useful thermal purposes thermal energy made available by Thermo in accordance with the requirements of this section 7 unless it is impossible for Rocky Mountain to do so, and then only to the extent of such impossibility.

        7.8  Duration of Covenants.  Notwithstanding any earlier purchase by
             ---------------------
Rocky Mountain of the Facility (and if applicable the Land), Thermo and Rocky Mountain shall be and remain obligated to each other as provided in this section 7 for the Thermal Term, which shall begin on the Commencement Date and shall expire twenty five (25) years after the initial Date of Commercial Operation of the Plant. Should Rocky Mountain purchase the Facility (and if applicable the Land), the provisions of this section 7 shall constitute covenants running with the Land and with the portion of the Project Site described in Part II of Exhibit A, and be binding for such twenty-five (25) year period on Rocky Mountain and Thermo, and their respective successors-in-title to the Land and the portion of the Project Site described in Part II of Exhibit A.

               8.   FACILITY USE, OCCUPANCY,
                    AND OPERATION
                    ------------------------


                    8.1    No Other Activities. Rocky Mountain has not
                           --------------------
heretofore engaged, and shall refrain from engaging, in any business or activity other than the development, construction, equipping and operation of the Facility in compliance with this agreement and the adjunct agreement entered into pursuant to this Agreement.

                    8.2    Compliance with Law Generally. Rocky Mountain agrees
                           ------------------------------
that the Facility and the Land shall be used and occupied for the purposes provided in paragraph 7.5 in a careful, safe, and proper manner, that no activity which is known in the insurance industry as extra or especially hazardous shall be permitted therein, and that no waste shall be committed or suffered by Rocky Mountain to the Leased Premises. Rocky Mountain shall at all times comply with all laws, ordinances, and lawful regulations of federal, state, and local governmental authorities having jurisdiction over the Facility and the Land. Rocky Mountain shall at all times maintain in force and effect all permits and licenses, if any, required for the operation of the Facility as a commercial greenhouse. except such permits and licenses as apply to the Plant and the Facility jointly, which shall be obtained and maintained by Thermo.

                    8.3    Environmental Compliance. Without limitation of
                           -------------------------
paragraphs 5.3, 8.2, or 10.1, Rocky Mountain shall at all times comply fully with all laws, rules, regulations and ordinances now existing or hereafter enacted of any public authority having jurisdiction with respect to the storage, use, or release of "Materials of Environmental Concern" at the Facility and on the Land. For purposes hereof, "Materials of Environmental Concern" shall mean chemicals, pollutants, contaminants, wastes, degradation by-products, toxic substances, petroleum and petroleum products, including without limitation "hazardous substances," "hazardous wastes," "toxic substances," and "toxic pollutants," as defined in or identified pursuant to any "Environmental Laws."

                    8.4    Clean and Orderly Appearance. Rocky Mountain shall
                           -----------------------------
at all times keep the Facility and the Land in a clean, neat, and orderly condition typical of a well managed commercial greenhouse, shall cause trash and refuse to be stored out of view of the general public and the adjoining property, and shall cause such trash, refuse, and other waste products to be removed on a regular basis. Rocky Mountain shall keep all parking and walkway areas on the Land clean, orderly, and reasonably free from snow, ice, and debris. This paragraph 8.4 is subject to the provisions of paragraph 7 of the Supplemental Agreement.

                    8.5    Repairs and Maintenance. Rocky Mountain shall from
                           ------------------------
time to time make, at Rocky Mountain's expense, all necessary interior and exterior repairs and replacements to the Facility and all parts thereof, and shall perform all necessary interior and exterior maintenance to the Land, the Facility and the other improvements thereon, including without limitation the landscaped areas, drives, parking areas, aprons, and sidewalks constituting a part thereof. Such duty to make repairs shall include all structural and nonstructural repairs and all partial or complete replacements of Facility components and building systems which may become necessary or advisable during the Thermal Term of this Agreement in order for the Plant to be and remain a Qualifying Facility because of supply of useful thermal energy to the Facility pursuant to this Agreement; provided, however, that nothing in this paragraph
8.5 shall be construed to require Rocky Mountain to make modifications to or alterations of the Facility, as distinguished from repairs or replacements of the Facility or components thereof. Should Thermo be entitled to any guarantees or warranties with respect to the Facility from contractors or vendors, Thermo shall assign such guarantees and warranties to Rocky Mountain. Should changes in PURPA or the regulations promulgated thereunder subsequent to the Effective Date impose materially more rigorous standards of maintenance of the Facility for the Plant to be and remain a QF than is then customary for maintenance of similar commercial greenhouses by prudent greenhouse operators, such more rigorous requirements shall be deemed to be a PURPA-mandated alteration of the Facility and to be subject to paragraph 8.6. This paragraph 8.5 is subject to the provisions of paragraph 7 of the Supplemental Agreement.

                    8.6    Alterations of Facility: When Permitted and Required.
                           ----------------------------------------------------
After providing not less than thirty (30) days' prior Notice to Thermo accompanied by Construction Plans for such work, Rocky Mountain may make such changes to the Facility and the, Facility systems as Rocky Mountain from time to time require or deem appropriate in Rocky Mountain discretion to adapt the same to Rocky Mountain's reasonable requirements for the commercial production of agricultural products or such other uses as may be permitted under paragraph 7.5, above; provided, however, that no such change shall impair or diminish in any material manner Rocky Mountain's ability to discharge fully all obligations under section 7; provided, further, that no such change shall adversely affect the status of the Plant as a Qualifying Facility; and provided, further, that Thermo shall not have objected to such work within such thirty (30) day period. Should Thermo not object to such work within such thirty (30) day Period, such work shall be commenced and thereafter completed expeditiously by Rocky Mountain in accordance with the Construction Plans submitted by Rocky Mountain. Thermo shall have the right to witthhold approval of such alterations and such Construction Plans if the alterations to be made do not meet the foregoing requirements of this paragraph 3.6. If Thermo withholds approval of Construction Plans as provided in the preceding sentence, Rocky Mountain shall not proceed with the proposed alteration, but shall have the right to resubmit revised Construction Plans which meet the foregoing requirements for Thermo's approval. Should changes in PURPA or in the rules and regulations promulgated thereunder subsequent to the Effective Date require modifications in the design, size, or equipment of the Facility in order for thermal energy supplied to the Facility by Thermo to be deemed (for PURPA purposes) to be utilized by Rocky Mountain for a useful thermal purpose or for the Plant to retain (or regain) QF status, Thermo and Rocky Mountain shall promptly negotiate to determine the scope and costs of such modifications. At Thermo's request, Rocky Mountain shall thereupon promptly commence and complete the modifications in design, size, or equipment of the Facility which are required because of changes in PURPA or rules and regulations promulgated thereunder) for thermal energy supplied to the Facility by Thermo to be deemed (for PURPA purposes) to be utilized by Rocky Mountain for a useful thermal purpose, or for the Plant to retain (or regain) QF status, or if Rocky Mountain declines to do so Rocky Mountain shall promptly permit Thermo to do so. Such work shall be performed in an expeditious manner so as to minimize any period of time during which the Plant shall not be entitled to QF status pending completion of such modifications and so as to minimize disruption of agricultural production by Rocky Mountain. Regardless of which party proceeds with such modifications, Thermo shall pay all capital costs associated with such modifications. If the Purchase Option remains in effect at that time, Exhibit C shall be modified to reflect an increase in the Base Purchase Price equal to the fully allocated cost of such additional investment by Thermo. The foregoing notwithstanding, if the Facility shall have been purchased by Rocky Mountain and thereafter modifications shall be required for PURPA compliance purposes, Thermo may request that Rocky Mountain pay the costs of such modifications in lieu of payment by Thermo, and should Rocky Mountain decline to do so Thermo may pay such costs as hereinabove provided, and, if such costs exceed a total of Five Hundred Thousand Dollars ($500,000), at Thermo's option the purchase and sale of the Facility to Rocky Mountain shall be rescinded, the Option Purchase Price actually paid shall be refunded to Rocky Mountain, Rocky Mountain shall reconvey the Facility (and if applicable the Land) to Thermo in the same manner as is provided in paragraph 5.3, above, and all provisions of this Agreement which had become inapplicable because of such prior purchase shall be reinstated, except for the provisions of section 5. In the event of such reconveyance, Thermo shall also have the right to terminate this Agreement, including the Thermal Term and the reinstated Lease Term, upon six (6) months' Notice to Rocky Mountain.

                    8.7    Alterations of Facility: How Effected. All
                           --------------------------------------
alterations, additions and improvements made by Rocky Mountain (whether or not Thermo's prior consent is required) shall be effected in a good and workmanlike manner and subject to prior purchase of the Facility by Rocky Mountain, shall become the absolute property of Thermo upon expiration or termination of Rocky Mountain's leasehold or the abandonment of the Leased Premises by Rocky Mountain unless Thermo elects to require Rocky Mountain to remove the Facility at such time. Nothing herein shall be construed to constitute Rocky Mountain as the agent of Thermo for purposes of making any such alterations, additions, or improvements or to give Thermo any control over the manner of execution of the work, it being agreed that Rocky Mountain and Rocky Mountain alone is fully responsible for completion of all such alterations, additions, and improvements.

                    8.8    Discharge or Liens. Rocky Mountain shall defend,
                           -------------------
indemnify and hold Thermo and Thermo's interest in the Facility and the Land harmless from all liens and claims of liens which may be filed or claimed in connection with any construction repairs, maintenance, alterations, additions, improvements, or other work made or done by Rocky Mountain on the Facility or the Land. Upon Thermo's demand, any liens filed against the Facility or the Land (or against other portions of the Project Site or any improvements thereon) arising out of or under the Construction Contract or any subcontract (at any tier) thereunder, or out of any alterations, additions, improvements, or other work by Rocky Mountain in or on the Leased Premises, shall immediately be removed by Rocky Mountain, at Rocky Mountain's sole expense, or, if Rocky Mountain desires to contest the same, Rocky Mountain shall have the right to do so provided that such contest does not produce a material risk that the Project, the Facility, the Land, or any significant part thereof, title thereto, or any significant interest therein may be sold, lost, or forfeited, or the use thereof interfered with, and provided further that Rocky Mountain shall have posted a bond for the full amount of such liens. Should any third party providing financing for the Plant and/or The Facility require Thermo to adhere to more rigorous standards with respect to the discharge (or bonding) of liens, Rocky

Mountain shall adhere to such more rigorous standards promptly after Thermo shall have given Notice to Rocky Mountain of such more rigorous standards.

                    8.9    Utilities. Rocky Mountain, at its expense, shall
                           ----------
obtain and pay for all necessary or required utilities and other services for the Facility and the Land. The foregoing notwithstanding, at Rocky Mountain's request and in lieu of Rocky Mountain obtaining water directly from the City of Fort Lupton, Thermo shall furnish to Rocky Mountain such reasonable quantities or raw and/or treated water as shall be available to Thermo and as Rocky Mountain may reasonably require for operation of a commercial greenhouse in the Facility in excess of Thermo's requirements from time to time for operation of the Plant. Thermo shall invoice Rocky Mountain quarterly for Thermo's fully allocated costs (including without limitation capital investment costs but without any allocation of general and administrative expenses or allowance for profit) of providing such water, and such invoices shall be paid by Rocky Mountain in the same manner as is required herein for the payment of Thermal Payments. Thermo shall not be liable for any damages Rocky Mountain may suffer because of any unavailability of or interruption or other deficiency in such utility services including, without limitation water service furnished by Thermo, unless such interruption or deficiency is caused by the negligent or intentionally tortious acts or omissions of Thermo, its agents, and employees in performance of Thermo's obligations hereunder.

                    8.10   Abandonment.  Should Rocky Mountain vacate or abandon
                           ------------
the Facility, Thermo may enter the same, using such force as may be necessary, change the locks on the doors, and take possession of the Facility, all without liability to Rocky Mountain. Thereafter Thermo may use the Facility and the Land for any desired purpose, with or without terminating this in accordance with provisions of this Agreement concerning Default.

                    8.11   Inspection: Maintenance of Records. Rocky Mountain
                           -----------------------------------
shall permit Thermo to enter and inspect the Facility and the Land at any reasonable time for any proper purpose, including without limitation review of compliance by Rocky Mountain with its obligations hereunder and inspection by a prospective purchaser, mortgagee, or tenant of Thermo's interest in the Facility or Land. However, Thermo shall have no duty to inspect and no failure by Thermo to inspect shall relieve Rocky Mountain of any duty which Rocky Mountain may have under this Agreement. Rocky Mountain shall maintain and preserve, for a period of at least five (5) years from the close of its applicable fiscal year, complete books, records, financial statements and tax returns, fully and accurately reflecting its business activities conducted at and from the Facility and the financial results of its operation of the Facility. Upon disposal of any such books, records, financial statements, and tax returns, Rocky Mountain shall offer to deliver the same to Thermo, which may retain them for Thermo's own business purposes, subject, however, to the requirements of paragraph 8.12. For the purpose of ascertaining from time to time that Rocky Mountain is in full compliance with its obligations hereunder and that any security interest held by a third party providing debt or equity financing to Thermo for the Plant is not then, and is not likely to become, impaired, Rocky Mountain shall, from time to time, within twenty (20) days after receiving a request from Thermo, make available to Thermo such copies or extracts of, or information from, such books, records, financial statements, and tax returns, as Thermo or such third party providing debt or equity financing to Thermo may reasonably request. This paragraph 8.11 is subject to the provisions of paragraph 8 of the Supplemental Agreement.

            8.12   Additional information Regarding Operations: Confidentiality.
                   -------------------------------------------------------------
Rocky Mountain acknowledges that Thermo has a vital and protectable interest in the use and operation of the Facility in full compliance with all terms and conditions of this Agreement, in receipt of rent and other payments required to be made by Rocky Mountain hereunder, and in the continuing financial viability of the Facility as a commercial greenhouse for the entire duration of the Thermal Term of this Agreement. It is the intention of the parties that in the event that the leasehold estate for the Facility should expire or be terminated prior to the end of the Thermal Term, these interests of Thermo shall be secured, to the maximum extent possible, by the Mortgage. Rocky Mountain further acknowledges that, in order for such interests to be adequately protected, it may be necessary for Thermo (or Thermo's designated representative) to become and remain knowledgeable of the general nature of Rocky Mountains business activities at the Facility and the activities of any Greenhouse Affiliates of Rocky Mountain. Therefore, upon request by Thermo, Rocky Mountain shall, in addition to the information available to Thermo under paragraph 8.11, also provide to Thermo from time to time after request by Thermo reasonable access to other sources of information concerning Rocky Mountain's business and Rocky mountains activities at the Facility, plus complete and accurate information on gross cash receipts derived from operation by Rocky Mountain's Greenhouse Affiliates of other commercial Greenhouses. Such information may include, without limitation, Rocky Mountain's and such Greenhouse Affiliates' thencurrent business plan and projections of results of operations. All of such information, plus any information provided to Thermo under paragraph 8.11, shall be deemed to be proprietary to Rocky Mountain and shall be held in confidence by Thermo and any third persons having a need to know such information because of their interest, financial or otherwise, in Thermo's business at the Project Site. Such third persons with need to know shall include, without limitation, those parties from time to time providing financing for the construction and operation of the Plant and/or the Facility. Except for disclosure to such third persons with need to know (which shall be permitted upon such third persons agreeing to be bound by this paragraph) such information shall not be disclosed by Thermo or by any such third person to anyone without the prior consent of Rocky Mountain, unless such disclosure is compelled by applicable law or unless such disclosure is required to protect, Thermo's, or such third person(s)' legitimate business interests hereunder. Such legitimate business interests shall include, without limitation obtaining assurance from time to time that the Plant is and shall remain a Qualifying Facility. Thermo and such third person(s) shall refrain from any use of such information which is not reasonably required to protect legitimate interests of the party obtaining such information during the time while the Thermal Term of this Agreement remains in effect. Under no circumstances shall any such information be utilized in any manner to compete with Rocky Mountain or any Greenhouse Affiliate of Rocky Mountain; provided, however, that this covenant shall not limit Thermo from exercising any rights or remedies Thermo may have under this Agreement or under the Mortgage in the event of default by Rocky Mountain, including without limitation the right to take possession of and operate the Facility. The additional information to be made available to Thermo may also include, by way of additional example and without limitation, invitations for Thermo to attend and observe Rocky Mountain's board meetings and information concerning and opportunities to observe the day-to-day production, harvesting, marketing, and shipping activities carried on at the Facility. This paragraph 8.12 is also subject to the provisions of paragraph 8 of the Supplemental Agreement.

                    8.13   Duration of Covenants. Thermo and Rocky Mountain
                           ----------------------
shall be and remain obligated to each other as provided in this section 8 for a period which commences with the Commencement Date and expires on the expiration of the Thermal Term. Should Rocky Mountain purchase the Facility (and if applicable the land), the provisions of this section 8 shall constitute covenants running with the Land and with the portion of the Project Site described in Part II of Exhibit A, and be binding on Rocky Mountain and Thermo, and their respective successors-in-title to the Land and the portion of the Project Site described in Part II of Exhibit A until expiration of the Thermal Term.

9.   INSURANCE
     ---------

                    9.1    Required Insurance Coverages: Limits. Subject to
                           -------------------------------------
paragraph 9.6, below, beginning on the Commencement Date (or such earlier date as Rocky Mountain shall be entitled to beneficial use and occupancy of the Facility under paragraph 3.2) or as soon thereafter as the specified risks shall arise, and continuing until expiration of the Thermal Term, Rocky Mountain (or Thermo pursuant to paragraph 9.6) shall continuously maintain in force the following insurance coverage:

                        (a) property damage insurance on an all risk basis including coverage against damage or loss caused by earth movement (including but not limited to earthquake, landslide, subsidence, and volcanic eruption) and flood and providing (i) coverage for the Facility in a minimum aggregate amount equal to the full insurable value of the Facility
                             (ii) coverage for foundations and other property below the surface of the ground, and (iii) soft costs defined as attorneys fees, engineering and other consulting costs, and permit fees that may be incurred due to damage to the premises in a minimum amount of $500,000. For purposes of this paragraph 9.1(a), "full insurable value" shall mean the full replacement value of the Facility, including any improvements and equipment without deduction for physical depreciation and/or obsolescence; all such policies may have deductible of not greater than $550,000; and
                        (b) boiler and machinery insurance coverage at the Facility, written on a comprehensive form basis for all insurable objects, including but not limited to pressure vessels, electrical turbines and equipment, motors, air tanks, boilers, machinery, pressure piping, or any other similar objects located on or adjacent to the Facility in a minimum aggregate amount equal to the "full insurable value" (as defined in paragraph 9.1(a), above, of the Facility, and expediting expenses in the amount of $100,000 (with losses to be adjusted on a full replacement value); all such policies may have deductibles of not greater than $50,000; and

                   (c) all risk rental insurance, payable in event of business interruption sufficient to provide for payment of Base Rent and Additional Rent for 12 months.

At all times while this Agreement is in effect subsequent to Financial Closing Thermo and Rocky Mountain shall each continuously maintain in force the following insurance coverage:

                   (d) commercial general liability insurance on an occurrence basis against claims for personal injury (including bodily injury and death) and property damage, with coverage for products completed operations, blanket, contractual, explosion, collapse and underground coverage, broad form property damage, and personal injury, with a $1,000,000 minimum limit per occurrence for combined bodily injury and property damage and a $2,000,000 aggregate annual limit;


                   (e) workers' compensation insurance as required by state laws, including employer's liability insurance for all employees in the amount of not less than the minimum statutory requirements; and
                   (f) automobile liability with limits of Two Million Dollars ($2,000,000) per occurrence with no aggregate limitation.

Prior to the time that Rocky Mountain is required to assume responsibility for insurance coverage, Thermo shall maintain adequate insurance coverage with respect to such of the foregoing risks as shall then be applicable, including builder's risk coverage with delay in start up coverage endorsement during construction.

          9.2 Certain Policy Requirements. All insurance policies required under
              ---------------------------
paragraph 9.1 shall be written by responsible and accredited companies of recognized standing authorized to do business in the State of Colorado, with a Best's Key Rating Guide rating of "A-X" or better (except for Lloyds of London, AEGIS, Colorado Compensation Insurance Authority or other companies acceptable to Thermo), and shall provide that the policies shall not be cancelable except upon sixty (60) days' prior written notice by the insurer to the party to this Agreement which is not the owner of the policy, and to any mortgagee of the Facility. Property insurance policies carried by Thermo shall include a lender's loss payable endorsement similar to form 438 BFU. All liability policies shall be endorsed (i) to provide a severability of interests or cross liability clause; and (ii) that the insurance shall be primary and not excess to or contribution with any insurance or self-insurance maintained by others. Rocky Mountain's policies shall be endorsed to name Thermo, any mortgagee of the Facility, their respective officers, agents, partners, and such other parties as may reasonably be requested by Thermo as additional insured parties, as their interests may appear. Thermo's policies shall be endorsed to name Rocky Mountain, its managers, agents, and such other parties as may reasonably be requested by Rocky Mountain as additional insured parties, as their interests may appear. Each party shall deliver to the other a copy of such policies (or, in lieu of policies of insurance, certificates of insurance if then acceptable to such recipient) prior to the Commencement Date, and a copy of any renewal policy or certificate of insurance if then acceptable to Thermo shall be delivered to Thermo and to any mortgagee of the Facility at least fifteen (15) days prior to the termination date or any expiring policy. Thermo's liability insurance policy shall provide that in the event of injury as a result of the sole negligence of Thermo, to persons or property on the Land, Thermo's liability coverage shall be primary, and in the event of injury to such persons as a result of the joint or concurrent negligence of Rocky Mountain and Thermo, the liability coverage of Thermo and Rocky Mountain shall contribute in proportion to the negligence of the insured parties. Rocky Mountain's liability insurance policy shall provide that in the event of injury, as a result of the sole negligence of Rocky Mountain to persons or property on the cogeneration Plant site, Rocky Mountain's liability coverage shall be primary and in the event of injury to such persons as a result of the joint or concurrent negligence of Thermo and Rocky Mountain the liability insurance coverage of Rocky Mountain and Thermo shall contribute in proportion to the negligence of the insured parties.

          9.3 Application of Proceeds. Anything herein to the contrary
              -----------------------
notwithstanding, Thermo and Rocky Mountain agree that at all times while the Lease Term remains in effect the proceeds of any policy of fire and extended coverage insuring against casualty loss to the Facility shall be disbursed and applied in accordance with the requirements of any loan agreement and supporting security documents in effect between Thermo and any secured lender providing financing for the Plant and/or the Facility. Both parties shall upon request promptly take such steps as may be required to cause the disbursement and application of proceeds provisions of such policies to conform to the secured lender's requirements. Subsequent to purchase by Rocky Mountain of the Facility (and the Land, if applicable), Rocky Mountain shall cause each and every mortgagee of the Facility to agree to disburse, in accordance with such mortgagee's standard construction loan practices, amounts received by such mortgagee from fire and extended coverage insurance policies for use by Rocky Mountain in repairing, rebuilding, or reconstructing the Facility in accordance with the obligations of Rocky Mountain hereunder. This paragraph 9.3 is subject to the requirements of paragraph 10 of the Supplemental Agreement.

          9.4 Waiver of Subrogation. Thermo and Rocky Mountain each hereby
              ---------------------
waive on behalf of themselves and on behalf of all carriers of the insurance required to be maintained pursuant to paragraph 9.1 above, all claims, by subrogation or otherwise, which such waiving party might otherwise have against the other for loss or damage to the Facility and the Land and the respective interests of both such parties therein, and for legal liability arising out of perils insured against in accordance with such requirements of this Agreement, but only if this waiver does not or will not invalidate, limit, or otherwise restrict coverage.

          9.5 Exculpation for Property Damage. Subject to paragraphs 7.3 and 9.7
              -------------------------------
hereof, all personal property of every kind and description, including without limitation growing crops and agricultural products, that may at any time be in, at or on the Facility or the Land shall be kept in, at or on the Facility or the Land at Rocky Mountain's sole risk, or at the risk of those claiming under Rocky Mountain. Without limitation of the foregoing waivers of claims and subrogation, Thermo shall not be liable for any damage to said personal property or any loss of business by Rocky Mountain however arising, including without limitation from the bursting, overflowing, or leaking or water or pipes, from the malfunction of the heat transfer subsystem, or from other heating, electrical, or plumbing fixtures, from electric wires, from gas or odors, from acts of other persons on or in the vicinity of the Project Site or from any other cause in any other manner whatsoever, except to the extent that such damage to personal property may result from and actually be caused by the negligent or willfully tortious acts or omissions of Thermo provided, however, that the general limitations of this paragraph 9.5 shall be subject to the specific limitations of paragraphs
7.4 and 9.7 with respect to any failure by Thermo to provide thermal energy to Rocky Mountain as required hereunder. Rocky Mountain shall be responsible for disclosing the contents of this paragraph 9.5 to any insurer of Rocky Mountain's business activities and for taking such steps, if any, as such insurer may require to maintain coverage of Rocky Mountain's personal property.

          9.6 Property, Insurance During Lease Term. Anything in this section 9
              -------------------------------------
to the contrary notwithstanding, while this Agreement (including both the Lease Term and the Thermal Term) remains in effect Thermo may insure the Leased Premises against fire and extended coverage perils, and such other casualty losses as may be required under clauses (a), (b) and (c) of paragraph 9.1, either separately or in conjunction with similar insurance which may be carried by Thermo on the Plant, and Thermo shall do so if the result of insuring the Facility in this manner would be to reduce the combined cost of separate insurance premiums for separate property insurance meeting such requirements on the Plant and the Facility. If the Leased Premises are insured in this manner, Rocky Mountain shall not be obligated to carry the insurance required, by clauses (a), (b) and (c) of paragraph 9.1, but in lieu thereof shall pay to Thermo as Additional Rent (or as a reimbursement of Thermo's incremental costs therefor if the Lease Term shall no longer be in effect) an equitably allocated share of the premium from time to time paid by Thermo for such insurance based on the relative replacement costs of the Plant and the Facility. Such insurance carried by Thermo on the Plant and the Facility shall name Thermo and Rocky Mountain as insureds, as their interests may appear. In the event that such combined insurance is maintained in force, if the cause of loss can be determined to have originated in the negligence of either Thermo or Rocky Mountain, the party responsible for such loss shall be responsible for payment of any deductible amount; otherwise, the impact of the deductible shall be borne by the parties equally.

          9.7 Certain Special Loss Coverages. Beginning on the Commencement Date
              ------------------------------
or as soon thereafter as the risk shall arise, and continuing until such time as the Facility shall include permanent standby heat generating or emergency heat storage equipment, insurance shall also be maintained against losses, including loss of revenue and reasonably estimated profits, which would be incurred by Rocky Mountain for damage to crop (including without limitation substantial or total loss of crop) resulting from failure by Thermo to furnish thermal energy as required by paragraphs 7.1, 7.3 and 7.4. Rocky Mountain and Thermo shall consult from time to time with each other and with insurance consultants concerning the required limits of such policy(ies) and most effective and least expensive manner of obtaining such coverage, the parties agreeing that it is in their mutual best interests to maintain flexibility with respect to the specific type of coverage or coverages which shall be obtained and the party or parties which shall be designated as named insured thereunder. After such consultation, the form of coverage shall be selected by Thermo in good faith and with due consideration of the objectives described above. Thermo shall pay the premium for such insurance, or, if coverage is effected by endorsement to insurance coverage otherwise required to be maintained by Rocky Mountain hereunder, shall reimburse Rocky Mountain for incremental premium costs due to such insurance. Should insurance then be required under this paragraph 9.7, and should Thermo fail or decline to select such coverage or to pay the premium (or reimburse Rocky Mountain for the incremental premium) therefor, Rocky Mountain may effect such insurance, not less than three (3) days prior notice to Thermo and in such event Thermo shall reimburse Rocky Mountain for the premiums attributable thereto; provided, however, that such reimbursement shall not exceed one hundred twenty percent (120%) of the most recent premium (or reimbursement) incurred by Thermo for such insurance. Thermo shall have the right to reinstate coverage upon expiration of any policy thus procured by Rocky Mountain. If the policy or policies selected to provide this coverage shall be issued for the direct benefit of Rocky Mountain, such policies shall be primary and noncontributory with other policies. Without limitation of the foregoing general requirements and solely for the purposes of illustration, among the forms of coverage, which may be selected, separately or in combination, are:

          (a) "failure to supply coverage," to be maintained by Thermo in addition to Thermo's general liability coverage (generally to be considered only if other coverage is unavailable or not satisfactory to provide adequate recover to Rocky Mountain);

          (b) "extended crop insurance coverage-temperature variation," to be maintained by Rocky Mountain in addition to Rocky Mountain's standard named peril or broad form crop insurance;

          (c) "contingent business interruption coverage," to be maintained by Rocky Mountain on a scheduled monthly limit basis; and

          (d) "business interruption coverage for loss from a named peril" (failure to supply heat), to be maintained by Thermo as insured with an extension corresponding to extended crop insurance to provide payments equivalent to extended crop coverage to Rocky Mountain as its interests may appear.

If the policy of insurance required by this paragraph 9.7 names Rocky Mountain as an insured, such policy shall be endorsed with a broad form waiver of subrogation reasonably satisfactory to Thermo and any party providing secured financing to Thermo for construction and operation of the Plant and/or the Facility. The waiver of subrogation in this paragraph 9.7 shall not be construed to limit any other waiver of claims and subrogation or limitation of Thermo's liability, provided under other paragraphs of this Agreement, including without limitation paragraph 7.4. All proceeds of such insurance received by Rocky Mountain, including without limitation proceeds received indirectly through Thermo pursuant to Thermo's obligations under paragraph 7.4 or otherwise, shall, to the extent such proceeds represent compensation for expenditures which are (or if incurred would have been) deductible for the purpose's of determination of Available Net Cash, or to the extent such proceeds represent revenues not received because of such loss of crop, be deemed to be Available Net Cash without regard to the apportionment requirements set forth in paragraph 4.5, above.

     10.  GENERAL INDEMNIFICATION
          -----------------------

          10.1 By Rocky Mountain. Subject to such waivers and limitations of
               -----------------
liability as are specifically provided hereunder, Rocky Mountain shall at all times defend, indemnify and save Thermo, Thermo's Partners, and their respective shareholders, directors, officers, agents and employees and any lender providing secured financing to Thermo and such lender's shareholders directors, officers, agents and employees (collectively "Indemnitees") harmless from any and all Damages relating to the Facility and the Land, and from any Damages that may occur or be claimed by or with respect to any party, person or persons, entity, property or chattels in, on, or about the Facility or on the Land, resulting in whole or in part from any negligent or willfully tortious act done or omission by or through Rocky Mountain, any Affiliate of Rocky Mountain, or any party in the Facility or on the Land or resulting from Rocky Mountain's, any such Affiliate's or any such third party's use, non-use, or occupancy of the Facility in any manner contrary to the requirements of this Agreement. Without limiting the generality of the foregoing, Rocky Mountain shall defend, indemnify and save such Indemnitees harmless from any and all Damages that may occur or be claimed with respect to Rocky Mountain's, any Affiliate of Rocky Mountain's or any such third party's violation or failure to comply with all Environmental Laws. This paragraph 10.1 is subject to the provisions of paragraph 6.2 of the Supplemental Agreement. This covenant of indemnity shall survive expiration or termination of this Agreement, and shall be construed as supplementary to and not be construed to conflict with or limit any other covenant of indemnity contained in this Agreement.

          10.2 By Thermo. Subject to such waivers and limitations of liability
               ---------
as are specifically provided hereunder, Thermo shall at all times defend, indemnify and save Rocky Mountain and Rocky Mountain's members and their respective shareholders, directors, officers, agents and employees (collectively "Indemnified Persons") harmless from any and all Damages relating to the Plant, and from any Damages that may occur or be claimed by or with respect to any party, person or persons, entity, property or chattels in, on, or about the Plant or the Project site (exclusive of the Land), resulting in whole or in part from any negligent or willfully tortious act done or omission by or through Thermo, any Affiliate of Thermo, or any third party in the Plant or on the Project Site exclusive of the Land, or resulting from Thermo's, any such Affiliate's or any such third party's use, non-use or occupancy of the Plant in any manner contrary to the requirements of this Agreement. Without limiting the generality of the foregoing Thermo shall, except to the extent of such waivers and limitations, defend, indemnify and save such Indemnified Parties harmless from any and all Damages that may occur or be claimed with respect to Thermo's, any Affiliate of Thermo's or any such third party's violation of or failure to comply with all Environmental Laws. This covenant of indemnity shall survive expiration or termination of this Agreement, and shall be construed as supplementary to and not be construed to conflict with or limit any other covenant of indemnity contained in this Agreement.

     11.  DAMAGE OR DESTRUCTION
          ---------------------

          11.1 Rebuilding Required.  If, at any time during the Thermal Term of
               -------------------
this Agreement (and whether or not Rocky Mountain is then a lessee under this Agreement), the Facility is damaged or destroyed by fire, hail, windstorm, or other casualty, regardless of the severity of such loss and whether or not such loss shall have been insured against, Rocky Mountain shall, unless Thermo shall consent to Rocky Mountain not rebuilding, promptly repair, and reconstruct the Facility. If Rocky Mountain is a lessee of the Facility at the time such damage or destruction occurs, the Facility shall Ve repaired and reconstructed to substantially the same condition, or better, as existed immediately prior to such casualty loss. If Rocky Mountain has purchased the Facility, prior to the time such damage or destruction occurs, the Facility shall be repaired and reconstructed in such manner as Rocky Mountain may determine in Rocky Mountain's discretion, reasonably exercised; provided, however, that: (a) such repair and reconstruction is completed within 180 days or less after the date of such damage or destruction; (b) after such repair and reconstruction, Rocky Mountain's annual requirements for thermal energy supplied by the Plant and used for commercial or industrial purposes shall not be less than the Minimum Annual Heat Requirement; and (c) the use of such thermal energy shall qualify the Plant as a Qualifying Facility. All repair and reconstruction of the Facility/Plant interface equipment shall be subject to Thermo's prior approval, which shall not be withheld or delayed unreasonably. Any repair or reconstruction of the Facility for a purpose other than a commercial greenhouse shall require Thermo's prior consent, which may be withheld. For the purpose of repair and reconstruction, Thermo shall waive Thermo's interest in insurance proceeds, if any, relating to such casualty loss, but Rocky Mountain's obligation to repair and reconstruct shall be limited by the amount of insurance proceeds. Thermo may provide for the payment of such insurance proceeds in a manner which assures Thermo of satisfactory, lien-free completion of such repair or reconstruction.

          11.2 No Abatement of Rent. If Rocky Mountain is a lessee hereunder at
               --------------------
the time of such casualty loss, neither Base Rent nor Additional Rent shall be abated or reduced during any period in which the Facility is being repaired or reconstructed or is otherwise untenantable, it being the intention of the parties that business interruption insurance shall be maintained hereunder.

          11.3 Impact of Certain Thermo Financing. The provisions of this
               ----------------------------------
section 11 are subject to the provisions of paragraph 10 of the Supplemental Agreement.

     12.  EMINENT DOMAIN.
          --------------

          12.1 Condemnation During Leasehold - Substantial. If, during any
               -------------------------------------------
period in which Rocky Mountain is a lessee under this Agreement, the Leased Premises or any part thereof is condemned or appropriated by any public authority, all proceeds of such taking shall belong and are hereby assigned to Thermo, but shall be subject to distribution as herein provided. If any such taking would materially and adversely affect the ability of Rocky Mountain to meet its obligations under section 7 notwithstanding any practical repair or restoration of the Leased Premises, this Agreement (including without limitation the thermal supply provisions hereof) shall terminate, and if the Purchase Option shall not have lapsed, Rocky Mountain shall be deemed to have exercised the Purchase Option as of the effective date of the appropriation, subject, however, to the provisions of paragraph 4 of the Supplemental Agreement. In such event, the proceeds of such appropriation shall be applied: first, to pay to Thermo an amount equal to the amount which is due to Thermo upon purchase pursuant to exercise of the Purchase Option, second, to compensate Thermo for the value of any Land and appurtenant rights easements taken but not compensated in accordance with the Purchase Option formula, third, to compensate Thermo for the reasonable costs anticipated by Thermo to be incurred in obtaining at the Project Site a replacement user of thermal energy so that the Plant shall at all times remain a Qualifying Facility, and fourth, the balance of such condemnation proceeds, if any, shall belong to Rocky Mountain. If the Purchase Option shall have lapsed, this Agreement, including both Rocky Mountain's leasehold estate and the thermal supply provisions hereunder. shall terminate, and the entire proceeds of condemnation shall be retained by Thermo.

          12.2 Condemnation During Leasehold - Nonsubstantial. If a portion of
               ----------------------------------------------
the Facility and/or the Land is condemned or appropriated by any public authority during the term of Rocky Mountain's leasehold interest in a manner which would not materially and adversely affect the ability of Rocky Mountain to meet its obligations under section 7 after practical repair and reconstruction, this Agreement shall remain in effect and Rocky Mountain shall repair and reconstruct the Facility to as nearly as practicable the same condition, or better, as existed immediately prior to such taking, in which event Thermo shall deliver the proceeds relating to such condemnation or appropriation loss to Rocky Mountain less an equitable amount retained by Thermo to compensate Thermo for any portion of the Land and any appurtenant rights and casements taken. Rocky Mountain's obligation to repair and reconstruct shall not be limited to the proceeds of condemnation available for such purposes. Thermo may provide for the payment of such proceeds in a manner which assures Thermo of satisfactory, lien-free completion of such repair or construction.

          12.3 Condemnation After Purchase of Leased Premises. If the Facility
               ----------------------------------------------
and/or the Land, or any part thereof is condemned or appropriated by any public authority during any period after which Rocky Mountain has purchased the Facility (and, if applicable, the Land), the proceeds of condemnation shall belong to, and be apportioned between, the parties as follows: Rocky Mountain shall retain all proceeds of condemnation which are reasonably apportionable to the interest then owned by Rocky

Mountain in that portion of the Land and/or the Facility which is taken, and Thermo shall retain all proceeds of condemnation payable which are reasonably apportionable to any interests then owned by Thermo in such property and any easements and appurtenant rights of Thermo taken or already affected. The foregoing notwithstanding, each party shall, if commercially practical (in Thermo's discretion, reasonably exercised), repair and reconstruct their respective interests in the Facility and the Plant so that section 7 and all related provisions of this Agreement shall remain in effect until expiration of the Thermal Term. Such obligation to repair and reconstruct shall not be limited by the proceeds of condemnation available for such purposes. If such repair or restoration is not commercially practical under those circumstances, this Agreement shall thereupon terminate. In the event of such termination, any remaining proceeds of condemnation shall be applied first to reimburse Rocky Mountain for the Option Purchase Price paid by Rocky Mountain, next as provided in clause "third" and finally as provided in clause "fourth" under paragraph 12.1.

          12.4 Special Provisions Concerning Condemnation. Ground rent, if being
               ------------------------------------------
paid with respect to Land only at the time of any condemnation, shall, if this Agreement does not terminate, abate in proportion to the ratio of the area of the Land taken to the area of the Land prior to the appropriation. Thermal Payments shall abate during repair and reconstruction only to the extent that Rocky Mountain's ability to utilize thermal energy is reduced. Rocky Mountain shall not transfer or convey its interest in the Facility or the Land, or any part thereof under threat of condemnation, nor shall Rocky Mountain settle any proceedings or suit in eminent domain affecting the Facility or the Land (or any interest of Rocky Mountain therein), without the prior consent of Thermo. Regardless of whether Rocky Mountain shall have purchased the entire Leased Premises prior to such condemnation, Rocky Mountain irrevocably consents to the appearance by Thermo, in any such eminent domain proceedings or suit, for the purpose of proving or to prove such damages to Thermo's compensable property rights and economic interests as may appear because of such eminent domain proceedings or suit.

          12.5 Impact of Certain Thermo Financing. The provisions of this
               ----------------------------------
section 12 are subject to the provisions of paragraph 10 of the Supplemental Agreement.

     13.  DEFAULT AND REMEDIES
          --------------------

          13.1 Default Defined: Cure Period. Should Rocky Mountain fail to pay
               ----------------------------
any installment of Base Rent, Additional Rent, or any other sum herein required to be paid to Thermo (including without limitation Thermal Payments) within thirty (30) days after such payment is due and payable, making due allowance, if applicable, for any Postponement to which Rocky Mountain may be entitled hereunder, and Thermo shall have made written demand therefor; or should Rocky Mountain abandon, vacate, or fail to operate the Facility as required hereunder; or should Rocky Mountain fail to maintain any required insurance; or should Rocky Mountain fail to perform any other covenant or to comply with any other condition herein provided to be performed or complied with by Rocky Mountain (other than the payment of money, continuation of operations, and maintenance of insurance) within thirty (30) days after receipt by Rocky Mountain of written notice thereof from Thermo (or, in the event such failure can be removed or corrected, but cannot be removed or corrected within such thirty (30) day period, in the event Rocky Mountain does not commence to remove or correct such failure as quickly as practical within said thirty (30) day period and thereafter diligently pursue such removal or correction to completion as quickly as may be reasonably practicable but in any event within one hundred eighty (180) days after the onset of such failure); or should any proceeding in bankruptcy or under any state or federal law relating to the relief of debtors be filed by or against Rocky Mountain; or should a receiver be appointed of any of the property of Rocky Mountain so as to directly affect the fulfillment of the obligations of Rocky Mountain hereunder then and in any such event Rocky Mountain shall be in "Default" hereunder.

          13.2 Right to Terminate: Re-entry. At any time while Rocky Mountain is
               ----------------------------
in Default, Thermo may: (a) unless Rocky Mountain shall have previously purchased the Facility, terminate without Notice Rocky Mountain's right to possession of the Facility without terminating this Agreement, and thereupon Thermo may enter and retake possession of the Facility without Notice or demand and may, without being required to, sublease the Facility as agent of Rocky Mountain on such sublease terms and conditions as Thermo in its discretion may deem obtainable for the balance of the Lease Term (subject to the thermal supply provisions of this Agreement), and receive the sublease rent therefor, applying the same first to the payment of expenses of such re-entering and subletting and then to the payment of all rent and other charges due or to become due to Thermo under the terms of this Agreement, and Rocky Mountain shall pay any deficiency, or (b) whether or not Rocky Mountain shall have purchased the Facility, declare this Agreement terminated without Notice. If Thermo retakes possession of the Facility, Thermo may use such force as Thermo, in Thermo's discretion, may believe to be necessary to do so without the benefit of prior judicial process and without being deemed to have committed a breach of peace.

          13.3 Retention and Acceleration of Rent. If Thermo terminates this
               ----------------------------------
Agreement because of a Default by Rocky Mountain while Rocky Mountain remains a lessee of the Facility, Thermo shall be entitled to retain any and all sums paid by Rocky Mountain hereunder to the date of termination without prejudice to recovery of additional damages arising from such Default, and, at the option of Thermo exercised without Notice to Rocky Mountain, the Base Rent for the entire remaining Lease Term of this Agreement, discounted to the then present value of such total remaining sum at the actual average rate of interest determined under paragraph 4 of the Memorandum Regarding Adjustment of Rent and Option Price, plus any then-existing Postponements of Base Rent shall accelerate and shall become immediately due and payable. In case Rocky Mountain is declared bankrupt or voluntarily offers to creditors terms of composition, or in case a receiver is appointed to take charge of and conduct the affairs of Rocky Mountain, or if an order for relief is granted for or against Rocky Mountain, such claim for unpaid and accelerated installments of Base Rent due under this Agreement shall constitute a debt provable in bankruptcy or receivership.

          13.4 Other Available Remedies. If Rocky Mountain should commit a
               ------------------------
Default under this Agreement (regardless of whether Rocky Mountain has purchased the Facility), Thermo shall also be entitled to such other remedies as it may have at law or in equity on account of such Default, including without limitation the right to obtain equitable relief such as injunction or a decree of specific performance, and to proceed against property mortgaged under the terms of the Mortgage (if any) then granted pursuant to paragraph 5.8. The remedies to which Thermo may resort under this

Agreement are cumulative and are not intended to be exclusive of, and Thermo shall be entitled to exercise, any other remedy to which Thermo may be entitled by law or in equity.

          13.5 Payment of Enforcement Expenses. To the maximum extent permitted
               -------------------------------
by law, should either party commit a Default under this Agreement, the defaulting party covenants and agrees to pay and discharge all reasonable costs and expenses which shall be incurred by the non-defaulting party arising out of such Default, in enforcing the covenants and agreements of this Agreement, including without limitation reasonable attorneys' fees.

          13.6 Forbearance not to Limit Remedies. The failure of Thermo to
               ---------------------------------
insist in any one or more cases on strict or specific performance of any provision of this Agreement or to exercise any right herein contained shall not constitute a waiver in the future of such right. Acceptance by Thermo of rent or other payment, or acceptance of any other performance required hereunder with knowledge of a breach, by Rocky Mountain of any provision hereof shall not constitute a waiver of such breach nor shall any acceptance of rent or other payment in a lesser amount than herein provided for operate or be construed in any other manner other than as a payment on account of the earliest rent or other charge then unpaid by Rocky Mountain.


     14.  ASSIGNMENT, SUBLEASING.
          AND SUBCONTRACTING
          --------------------

          14.1 Assignment by Rocky Mountain. Rocky Mountain may not assign its
               ----------------------------
rights, or any of them hereunder except to an Affiliate of Rocky Mountain which shall assume in writing and agree to be bound by all of the terms, conditions, duties and obligations hereunder and then only if Thermo shall have given its prior consent to such assignment. Thermo shall not withhold or delay such consent unreasonably. Rocky Mountain shall not make or agree to make any partial assignment of the rights granted or conferred hereunder. Except by Thermo acting on behalf of Rocky Mountain pursuant to paragraph 13.2, no sublease of the Lased Premises or any portion thereof, or any subcontract for sale of thermal energy, water, or otherwise, shall be granted hereunder. Any assignment, sublease, or subcontract (or attempted assignment, sublease, or subcontract) in violation of these restrictions shall be void. This paragraph 14.1 is subject to the provisions of paragraph 5.6 of the Supplemental Agreement.

          14.2 Effect of Assignment. In the event that Rocky Mountain assigns
               --------------------
its rights or any of them hereunder to Rocky Mountain's Affiliate, such assignment shall not relieve Rocky Mountain of any obligations hereunder. Any event subsequent to such assignment that causes Rocky Mountain to no longer have a substantial economic investment in or economically significant relationship with the entity or person that is Rocky Mountain's Affiliate shall be deemed an assignment of this Agreement and shall not be valid unless Thermo's prior consent shall have been obtained.

          14.3 Assignment by Thermo. Thermo may assign its rights hereunder, or
               --------------------
any of them, collaterally for financing purposes or otherwise, without limitation.

          14.4 Bind and Inure. All terms, conditions, duties, and obligations of
               --------------
this Agreement shall be binding on, and all rights and benefits shall inure to the benefit of, the respective permitted successors and assigns of Thermo and Rocky Mountain.

          14.5 Third-Party Rights. Whenever this Agreement or the Supplemental
               ------------------
Agreement expressly provides for rights of review, consent, approval, or similar rights to be exercised by third parties providing financing for the Plant and/or the Facility such rights may be assigned to any assignee of such third party's rights under any secured financing loan agreement with Thermo, or any security documents supporting such loan agreement, and such rights of review, consent, and approval shall be deemed to have been assigned by any such third party to the assignee of any such third party's rights under such secured loan agreement. Except as expressly provided in paragraph 8.12 relating to confidentiality of Rocky Mountain's proprietary information, under no circumstances shall the conferring of such third-party rights under this Agreement impose any duties on such third parties, their successors and assigns.

     15.  SURRENDER: PERSONAL PROPERTY
          ----------------------------

          15.1 Condition upon Termination. Except to the extent that Rocky
               --------------------------
Mountain shall have purchased the Leased Premises. Rocky Mountain shall surrender the Leased Premises to Thermo upon expiration or termination of the Lease Term in as good condition and repair as the same shall be at the commencement of the Lease Term, ordinary wear and tear and erection of permitted improvements thereon, excepted. No tenancy of any duration (other than a tenancy at will), nor any extension of the thermal supply covenants of this Agreement, shall be created by Rocky Mountain's holding over beyond the end of the Lease Term.

          15.2 Responsibility for Personalty. All equipment and trade fixtures
               -----------------------------
furnished by Rocky Mountain and used in the operation of the Facility, including without limitation any tanks, pipes, and connections installed by Rocky Mountain on the Leased Premises (unless such equipment and fixtures are included in the Work under the Construction Contract), shall at all times be and remain the personal property of Rocky Mountain. Unless Rocky Mountain shall have purchased both the Facility and the Land, Rocky Mountain shall, on or prior to the date of expiration or termination of the Lease Term, remove all of such equipment and trade fixtures from the Leased Premises; provided, however, that upon request made by Rocky Mountain not less than one hundred eighty (130) days prior to expiration or termination. Thermo shall permit Rocky Mountain to remain in possession as a holdover tenant for up to ninety (90) days, during which time such equipment and fixtures may be removed. Rocky Mountain shall pay a reasonable holdover rent specified by Thermo at such time during the holdover period. At Thermo's request, Rocky Mountain shall repair all damages to the Facility and the Land caused by such trade fixtures and equipment or by their removal.

          15.3 Removal of Facility. If Rocky Mountain shall have purchased the
               -------------------
Facility but not the Land, then upon expiration or termination of the Lease Term, the Facility may, at Rocky Mountain's option, be removed from the Land in the same manner as provide in paragraph 15.2 for removal from the Facility of trade fixtures and equipment. Unless Rocky Mountain shall have purchased the Land as herein provided, any property of any nature whatsoever of Rocky Mountain which is not removed on or before the latest date provided for removal under this section 15 shall conclusively be deemed to have been abandoned by Rocky Mountain and all right, title, and interest of Rocky Mountain in such property shall thereby pass irrevocably to Thermo, which may then use or dispose of such property as Thermo sees fit. In the event the Facility is so removed by Rocky Mountain, Rocky Mountain shall prepare the Land, as reasonably required by Thermo, for commercial or industrial redevelopment.

     16.  SUBORDINATION
          -------------

          16.1 Subordination: Nondisturbance. This Agreement and all rights of
               -----------------------------
Rocky Mountain hereunder, including without limitation the Purchase Option granted under section 5, shall be subordinate to the lien of each and every mortgage, deed of trust, or other financing encumbrance of any nature which Thermo may grant affecting the Project Site or any portion thereof (including without limitation the Land), whether previously or hereafter made, unless the holder of any such financing encumbrance elects by recorded instrument that this Agreement shall be prior to such encumbrance. This subordination shall be self-executing and effective without any further action by any party; provided, however, that Rocky Mountain shall not be required to subordinate its rights and interests under this Agreement to the lien of any such financing encumbrance hereafter made unless the holder thereof shall execute a subordination, attornment and nondisturbance agreement which shall provide in substance: (a) that this Agreement shall not be terminated by such holder so long as Rocky Mountain is not in Default of its obligations hereunder; (b) that such holder shall recognize Rocky Mountain's Purchase Option if the same shall be exercised, and upon payment to the holder of the net proceeds of such purchase such holder shall release the lien on the Facility and, if applicable, the Land (subject, however, to the limitations of paragraph 4 of the Supplemental Agreement); and
(c) that in the event of foreclosure or other action by such holder to enforce its rights under such financing encumbrance (should Thermo have defaulted in its obligations to such holder). Rocky Mountain shall remain bound to and shall recognize such holder, and the successors or assigns of such holder, to the same extent that Rocky Mountain shall then be required to recognize and be bound to Thermo hereunder.

          16.2 Estoppel Certificates. Rocky Mountain agrees, from time to time,
               ---------------------
immediately upon request by Thermo, promptly to execute such instruments, certificates, and tenant estoppel letters as may be reasonably requested by Thermo to evidence and confirm the subordination herein provided and the then-current status of this Agreement, stating fully and accurately whether either party is in default hereunder and whether this Agreement has been amended, modified or waived in any respect (together with full particulars of such defaults, amendments, modifications, and waivers), plus such other relevant factual information with respect to this Agreement as Thermo may reasonably request. Rocky Mountain shall promptly deliver such instruments, certificates and letters to any third party designated by Thermo as having a bona fide reason to know such information, and in the default of such delivery hereby irrevocably designates Thermo as Rocky Mountain's attorney-in-fact to execute and deliver such instruments, certificates and letters on Rocky Mountain's behalf.

     17.  QUIET ENJOYMENT
          ---------------

     Thermo covenants that, for so long as Rocky Mountain shall enjoy any leasehold estate under this Agreement, Rocky Mountain, having performed all covenants and obligations herein set forth, shall have quiet and peaceable possession of the Leased Premises, subject to and on the terms and conditions herein provided (including, without limitation, subordination pursuant to paragraph 16.1), free and clear of any claim by, from, through, or under any person lawfully claiming an interest in the Leased Premises from or through Thermo.

     18.  INDEPENDENT CONTRACTORS
          -----------------------

     Nothing herein shall be deemed to constitute Thermo and Rocky Mountain as partners or joint venturers of any nature or to provide that either party shall have any responsibility or authority for or in connection with the business activities of the other. Neither party shall have any control over or responsibility for or obligations to the employees or agents of the other. The relationship of the parties hereunder is that of independent contractors and, except to the extent that Rocky Mountain shall have exercised the Purchase Option, of lessor and lessee.

     19.  REFORMATION: SEVERABILITY
          -------------------------

     If any clause or provision of this Agreement shall be held by final judgment of a court of competent jurisdiction to be illegal, invalid, or unenforceable, then it is the intention of the parties that the remainder of this Agreement shall not be affected thereby, and in lieu of each clause or provision of this Agreement that is illegal, invalid, or unenforceable, there shall be added as a part of this Agreement a clause or provision as similar in terms to such illegal, invalid, or unenforceable clause or provision as may be possible without being illegal, invalid, or unenforceable. If such reformation cannot be accomplished, the offending provision shall be stricken and the remainder of this Agreement shall remain in full force and effect; provided, however, that if such offending provision cannot be reformed without resulting in a material change in the contractual relationship between the parties, thereby depriving either or both of the parties of the benefit of the fundamental economic bargain herein provided, this Agreement shall become voidable upon demand of the party whose economic interests are thus impaired.

     20.  NOTICES
          -------

     Consents, demands, approvals, notices, information, or other communications required or permitted to be given or obtained under this Agreement in order to establish, fix, define, or determine the rights or obligations of either party ("Notices") shall be in writing and shall be deemed to have been given when received at the addresses provided therefor addressed to the respective parties as provided in this Agreement. Notices shall be delivered personally by the sending party or addressed to Thermo and Rocky Mountain at their respective addresses shown in the first paragraph of this Agreement, to the attention of the officers who are signatories to this Agreement, or to such other addresses and/or persons who may be designated from time to time by Notice given in the manner herein provided, or sent by registered, certified, or express U.S. Mail, return receipt requested, or by any recognized independent private mail or courier service which routinely maintains records of delivery and will upon request provide verification thereof, or, if facsimile or electronic mail Notices have been requested by such recipient by Notice as herein provided, at the option of the sender by facsimile or electronic mail transmission initiated and completed during the ordinary business hours of the intended recipient; provided, however, that no Notice given by facsimile or electronic mail shall be deemed given unless the sender obtains, contemporaneously and in the ordinary course of business, confirmation of receipt of the written Notice in legible form. This section 20 is subject to the provisions of paragraphs 9 and 14 of the Supplemental Agreement.

     21.  FINANCING BY THERMO
          -------------------

          21.1 Condition Subsequent. All obligations of Thermo and Rocky
               --------------------
Mountain hereunder are conditioned on Thermo, on or before April 30, 1993, having closed and become entitled to draw funds under a financing arrangement sufficient to construct and start up the Plant and to pay the Contract Sum under the Construction Contract ("Financial Closing"). Thermo shall advise Rocky Mountain from time to time upon Rocky Mountain's request concerning Thermo's progress toward Financial Closing. If Financial Closing does not occur on or before such date, this Agreement shall be deemed canceled without any further obligation of either party to the other; provided, however, that at the option of either party, exercised by Notice to the other on or before such date, this time for automatic cancellation shall be extended as set forth in the Notice of extension, but to no later than February 1, 1994. Should the condition subsequent provided in this paragraph be fulfilled within the time so provided by the execution between Thermo and Prudential of the "Loan Agreement," the Supplemental Agreement shall remain in effect. Should this condition subsequently be fulfilled in any other manner, the Supplemental Agreement shall become null and void and of no further force and effect.

          21.2 Cooperation of Parties. Thermo shall attempt in good faith and
               ---------------------
with diligence to achieve Financial Closing, but shall determine in Thermo's discretion whether any financing opportunities which Thermo may encounter are satisfactory to proceed to Financial Closing. Rocky Mountain shall cooperate with Thermo in such efforts upon Thermo's reasonable request. Should any third person contemplating providing substantial financing to Thermo (regardless of the form or nature of such financing) and from whom Thermo has a bona fide interest in obtaining financing (whether before or after Financial Closing) request. as a condition of providing such financing, (a) amendments or additions to this Agreement or the Supplemental Agreement, (b) execution of reasonable supplemental documents for the benefit of such third person(s) or either or both of the parties hereto, or (c) information (including business plans or other written projections) concerning the business prospects of Rocky Mountain or Thermo, both parties shall consider such requested amendments, additions, supplemental documents and requests for information and shall agree to the same unless in the discretion, reasonably exercised, of either of the parties to this Agreement, such amendments, additions, supplemental documents, or requests for information would materially impair the long range economic interests hereunder of such objecting party. By way of example, and without limitation, the long range economic interests of the parties to this Agreement would not be impaired if, in response to a request by any such person providing financing, the parties to this Agreement, or either of them, would be required to forebear from pursuing any rights or remedies against the other until such third person had received Notice of any alleged default hereunder, and a reasonable time had expired, subsequent to receipt of such Notice, during which time the third person providing financing had failed to cure any default on the behalf of the defaulting party to this Agreement. The provisions of this paragraph 21.2 are supplemented in paragraph 12 of the Supplemental Agreement.

          21.3 Condition Precedent. The obligations of each party under this
               -------------------
Agreement are further conditioned on the approval of this Agreement, respectively, by the members of Rocky Mountain and the partners of Thermo, acting, to the extent applicable, through their boards of directors. If such approvals have not been obtained by both parties and Notice thereof delivered to the other party to this Agreement within seven (7) days after the effective date hereof, a party having obtained such approval may give Notice to the other party that unless the other party obtains such approval within seven (7) days after receipt of such Notice, the party having previously obtained approval may revoke such approval and withdraw from this Agreement. Otherwise such approvals, when obtained, shall be binding and irrevocable. If such approvals are obtained, the Effective Date of this Agreement shall nevertheless be the date first set forth above.

     22.  CONSTRUCTION AND INTERPRETATION
          -------------------------------

          22.1 Waivers. Any term, covenant, condition, representation, or
               -------
warranty under this Agreernent may be waived by the party entitled to the benefit thereof, and any default in performance by one party may be waived by the party entitled to receive such performance, but none or such provisions of this Agreement shall be considered waived by either party unless such waiver is reduced to writing and signed by the party entitled to such benefits. No such waiver shall be construed as a modification of any of the provisions of this Agreement, or as a waiver of any past or future default or breach hereof unless as expressly so stated in such waiver.

          22.2 Survival of Covenants. All covenants and agreements and all
               ---------------------
representations of either party not required by their terms to be fully performed and discharged prior to expiration or earlier termination of this Agreement shall survive such expiration or termination.

          22.3 Exercise of Discretion. Whenever either party shall have the
               ----------------------
right under this Agreement, either expressly or by implication, to exercise such party's discretion in making a decision, granting or withholding an approval, or consenting to some action on behalf of the other party, it is understood that such discretion is absolute and the exercise thereof is not subject to review or question for any reason, unless the contrary is expressly provided with respect to such decision (for example, in those instances in which it is provided that discretion is to be exercised reasonably). It is further understood that any such decision, approval or consent by either party may be subject to the approval, consent or ratification of the third party or parties providing financing to the party hereto entitled to make such decision, grant or withhold such approval, or extend such consent.

          22.4 Neither Party Drafter. This Agreement represents the culmination
               ---------------------
of extensive and arms length negotiations between the parties. Neither party shall be deemed the drafter of this Agreement.

          22.5 Captions. Section and paragraph headings have been included in
               --------
this Agreement solely for the convenience of the reader. Such headings do not constitute a part of this Agreement and shall be disregarded in the construction or interpretation of this Agreement and every portion hereof.

          22.6 Certain Words and Phrases. Whenever the terms "herein," "hereof,"
               -------------------------
"hereunder," or words of like import are used in this Agreement, the intended inference is to the entire Agreement and not to the clause, sentence, paragraph or section in which such word appears. The word "paragraph" refers to a single paragraph designated by a separate number. The word "section" refers to a portion of this Agreement comprised of a series of one or more paragraphs designated by the same numerical series. For example, this section 22 includes paragraphs 22.1 through 22.9; the following section 23 consists of a single paragraph. Pronouns of any specific gender shall be deemed to include all other genders. The singular shall include the plural, and the plural the singular, unless the context otherwise requires.

          22.7 Time of the Essence. Time is of the essence with respect to
               -------------------
all obligations and rights of the parties under this Agreement.

          22.8 Choice of Law. This Agreement shall be governed by and construed
               -------------
in accordance with the laws of the United States and of the State of Colorado, without giving effect to conflicts of law principles thereof.

          22.9 Agents, Consultants, and Third Persons. Whenever any right is
               --------------------------------------
conferred or reserved hereunder on or to either or both of the parties to this Agreement, it is intended that such right may be exercised by or through an agent or independent consultant acting on behalf of the benefitted party. It is understood that either or both of the parties may exercise such rights from time to time at the request of third persons who have a bona fide business interest in the success of such party in discharging its obligations hereunder, including without limitation third persons providing (or contemplating providing) financing or credit to such party. No reference to the interest or involvement of such third persons need be made in the provision or context of this Agreement wherein such right is conferred on or reserved to a party. Nothing in this paragraph 22.9 shall be construed to impair or conflict with any provision of this Agreement which limits assignment, subletting, or subcontracting of rights, or which requires that certain business information required to be furnished or permitted to be obtained hereunder remain confidential and not be exploited improperly by the recipient for competitive purposes. Recipients of confidential information shall take reasonable steps to assure that if such information becomes available to such third persons, the third persons will respect such confidentiality and noncompetition requirements. Nothing herein shall be construed to make any of such interested third persons third-party beneficiaries under this Agreement.

          22.10 No Recourse Except to Contracting Parties. This Agreement is
                -----------------------------------------
entered into between a limited liability company and a partnership upon the express agreement that notwithstanding any statute or other rule of law to the contrary now or hereafter in force, in the event of a breach of or default under this Agreement, or in the event of.any other claim or cause of action arising out of or under this Agreement or the transactions herein contemplated, the complaining party shall have no recourse for the repayment of Damages occasioned thereby except to the assets of the other contracting party to this Agreement. Both parties to this Agreement covenant and agree not to seek, obtain, or in any manner attempt to enforce against the members of Rocky Mountain or against the officers and directors of Rocky Mountain, or against the partners (directly and indirectly) of Thermo and the shareholders, officers, and directors of such partners, any judgment or decree for the payment of money damages on account of any claim or cause of action arising out of or under this Agreement or the transactions herein contemplated.

          23.  MEMORANDUM OF AGREEMENT
               -----------------------

          A memorandum of this Agreement in proper form to give notice for recording purposes of the demise of the Leased Premises shall be executed and, upon commencement of the Lease Term, recorded upon request by either party. Such memorandum may include selected thermal supply covenants, including without limitation those which are intended to run with the land hereunder. This Agreement shall not be recorded.

          24.  DISPUTES RESOLUTION
               -------------------

          A. Unless any third party or parties providing financing to Thermo shall object thereto not later than upon selection of the arbitration panel as hereinafter provided, all claims, disputes, and other matters in question arising out of or relating to this Agreement, or the breach thereof, shall, in lieu of court action, be submitted to arbitration in Weld County, Colorado before a panel of three (3) arbitrators. This agreement to arbitrate shall be specifically enforceable under the arbitration laws of the State of Colorado. Demand for arbitration must be made within a reasonable time after the claim, dispute, or other matter in question has arisen. In no event shall the arbitration be made after the date when institution of legal or equitable proceedings based on such claims, dispute, or other matter in question would be barred by the applicable statute of limitations.

          B. The arbitrators shall be appointed in the following manner:

             (1) The claimant shall give notice in writing to that effect to the respondent and shall in such notice appoint the first arbitrator to the panel.

             (2) The respondent shall, within ten (10) days by notice in writing to the claimant, appoint a second arbitrator to the panel, and if the respondent shall fail to do so within the ten (10) day period such appointment may (at the request of the claimant) be made by any judge who is willing to so designate an arbitrator and who is at the time serving on the court of general jurisdiction for Weld County.

              (3)  The two arbitrators appointed under subparagraphs (1) and
                   (2), above, shall within ten (10) days appoint the third arbitrator to the panel, and if they shall fail to do so within the ten (10) day period such appointment shall (at the request of either party) be made in like manner as is provided for alternate appointment under subparagraph (2), above.

No person shall be appointed to act as an arbitrator unless such person shall be qualified by a minimum of ten (10) years' experience in the operation of or as a consultant to the cogeneration or commercial greenhouse industries, or a minimum of ten (10) years' experience in the private practice of law in a discipline relevant to such industries. No person shall be appointed as an arbitrator if such person is known to the party appointing the arbitrator to have some then existing business or professional relationship with the party making the appointment, or some interest or duty which conflicts or may conflict with such person's duty to decide the question under arbitration fairly and objectively. Should any arbitrator(s) be appointed who shall appear, at any time prior to the announcement by the arbitrators of their final award, to have a conflict of interest, the position and views of such arbitrator(s) shall be disregarded by the other(s) and if such disregard would result in the remaining arbitrator(s) being equally divided on the outcome, the remaining arbitrator(s) shall promptly appoint disinterested arbitrator(s) to succeed the interested arbitrator(s) before concluding the arbitration. Any willful attempt by either party to conceal a conflict of interest on the part of an arbitrator appointed by such party shall constitute fraud on the arbitration.

          C. Notwithstanding any provisions of law or rule of arbitration to the contrary:

              (1) The panel of arbitrators so appointed shall promptly fix a reasonable time and place for receiving submissions or information from the parties concerned or from any other persons that they think fit and such panel may make such other inquiries and require such other evidence as may be necessary for determining the matter before them.

              (2) If within a period of ninety (90) days after the date of the appointment of the said panel a decision shall not have been rendered by the panel or a majority thereof, a new panel of arbitrators shall at the request of either party be appointed in the manner aforesaid and the appointment of the previous panel shall thereupon cease.

              (3) The determination of the said panel of arbitrators shall be in writing and shall be final and binding upon the parties concerned except in the event of fraud, or agreed mistake, and judgment upon such determination rendered by the arbitrators may be entered in any court of competent jurisdiction. In addition to establishment and enforcement of such judgment for damages as may be awarded by the arbitrators, such judgment may establish the basis for entry by such court of an injunction, decree of specific performance, order of foreclosure, or such other legal or equitable remedy as it may appear to said court that the party receiving the award shall be entitled to under the circumstances.

              (4) Claimant and respondent shall each bear the costs and expenses of the arbitrator appointed by it or on its behalf, and also the costs and expenses of the third arbitrator shall be paid by either claimant or respondent, or shall be appor-tioned among parties to the arbitration in such proportions as the panel of arbitrators shall in the circumstances consider proper.

              (5) Any party to the arbitration may cause to be joined in the arbitration any third party who is willing to be joined and whose presence in the arbitration may be necessary or desirable for a complete and final resolution of the claim, dispute, or other matter in question. After such joinder, such third parties shall have all rights of any other party to the arbitration, except that such third parties shall not participate in the selection or replacement of members of the arbitration panel. Refusal by such third parties to be joined shall not impair the effectiveness of the arbitration as between the claimant and the respondent.

              (6) Any party to the arbitration shall be entitled, in accordance with an expedited schedule which shall be determined by the panel upon request by any such party, to obtain discovery through depositions, interrogatories, demands for admissions and requests for production and inspection of documents and reports as provided for in the Colorado Rules of Civil Procedure, and should disputes arise with respect to such discovery procedures the party seeking discovery shall be entitled to apply to the court of general jurisdiction in Weld County, Colorado to enforce such rules.

              (7) A stenographic record of all arbitration proceedings shall be made upon request of any party to the arbitration, the cost of which shall be shared equally among all parties, and no party shall be entitled to receive a copy of the transcript of proceedings except upon payment of such party's respective pro rata share of such cost.

              (8) The arbitrators shall be required to make detailed findings of fact, conclusions of law, and award.

              (9) Except as is herein otherwise expressly provided or may be agreed by all parties to the arbitration, the arbitrators shall be governed by the Commercial Arbitration Rules of the

                American Arbitration Association (or its successor organization) then in effect.

These directions for arbitration shall be interpreted under the laws of Colorado. If at any time it is not possible to establish an arbitration in accordance with the foregoing, arbitration shall nevertheless be conducted in accordance with substitute procedures which shall be as nearly as may be practical in accordance with these prescribed procedures, and resort may be had to the court of general jurisdiction of Weld County, Colorado to establish the same.

          25.  INTEGRATION: AMENDMENT
               ----------------------

          This Agreement, together with the Exhibits attached (or to be attached) hereto or incorporated by reference, and together with certain additional agreements, the forms of which are set forth in the Appendices hereto, embodies the entire agreement and understanding of the parties with respect to the subject matter hereof. Neither party shall be bound by or liable for any prior or contemporaneous statement, representation, promise, inducement, or understanding of any kind or nature which is not set forth or provided for herein. This Agreement may not be amended, changed, modified, or altered except in a writing signed by both parties and declaring therein the intention of the parties that said writing shall effect an amendment hereto.

          IN WITNESS WHEREOF, the parties have caused this Agreement to be executed by their duly authorized officers or agents as of the date and year of acknowledgement of their signatures, set forth below.

Signed and acknowledged in the          THERMO COGENERATION PARTNERSHIP
presence of:                            By: Thermo Industries, Ltd., a partner
(as to all signatures on behalf of      By: Thermo Industries, Inc. of Colorado,
Thermo Cogeneration Partnership)            General Partner


          /s/ Richard S. Roberts            By:    /s/ J. Monroe, III
-----------------------------------            ---------------------------------
Printed Name: Richard S. Roberts               James Monroe, III
              ---------------------            President



                                        By: Thermo Carbonic Inc., a partner

          /s/ Lansing A. Wallace            By:    /s/ J. Monroe, III
-----------------------------------            ---------------------------------
Printed Name: Lansing A. Wallace               James Monroe, III
              ---------------------            President

                                         By: Thermo Fuels, Inc., a partner

                                             By:      /s/ James Monroe, III
                                                --------------------------------
                                                James Monroe, III
                                                President


(as to Rocky Mountain Produce            ROCKY MOUNTAIN PRODUCE LIMITED
Limited Liability Company)                LIABILITY COMPANY

       /s/ Robert C. Clark               By:          /s/ William E. Coleman
--------------------------------            ------------------------------------
Printed Name: Robert C. Clark               Printed Name: William E. Coleman
              ------------------                          ----------------------
                                            TITLE: Manager
                                                   -----------------------------


          /s/ Richard S. Roberts         By:          /s/ Nicholas G. Muller
--------------------------------            ------------------------------------
Printed Name: Richard S. Roberts            Printed Name: Nicholas G. Muller,
              ------------------                          ----------------------
                                            TITLE: Manager
                                                   -----------------------------


STATE OF COLORADO )
 CITY AND         ) SS:
COUNTY OF DENVER  )
          ------

          The foregoing instrument was acknowledged before me this 25th day of
                                                                   ----
March, 1993, by James Monroe, III, the President of Thermo Industries, Inc., of
-----     -
Colorado, a Colorado corporation and a general partner of Thermo Industries, Ltd., a Colorado limited partnership, on behalf of the limited partnership, and in the limited partnership's capacity of a general partner of Thermo Cogeneration Partnership.

Witness my hand and official seal.



[NOTARY PUBLIC SEAL                      /s/ Lansing A. Wallace
   OF LANSING A.                        ----------------------------------------
      WALLACE                           Notary Public
 STATE OF COLORADO
   APPEARS HERE]                        My commission expires:      9-30-95
                                                              ------------------

STATE OF COLORADO )
CITY AND          ) SS:
COUNTY OF DENVER  )


        The foregoing instrument was acknowledged before me this 25th day of March, 1993, by James Monroe, III, the President of Thermo Carbonic, Inc., a Colorado corporation, on behalf of the corporation and in the corporation's capacity as a partner of Thermo Cogeneration Partnership.

        Witness my hand and official seal.

[COLORADO SEAL OF NOTARY                         /s/ Lansing A. Wallace
PUBLIC OF LANSING A. WALLACE]                    ------------------------------
                                                 Notary Public

                                                 My commission expires: 9-30-95
                                                 ------------------------------

STATE OF COLORADO )
CITY AND          ) SS:
COUNTY OF DENVER  )

        The foregoing instrument was acknowledged before me this 25th day of March, 1993, by James Monroe, III, the President of Thermo Fuels, Inc., a Colorado corporation, on behalf of the corporation and in the corporation's capacity as a partner of Thermo Cogeneration Partnership.

        Witness my hand and official seal.

[COLORADO SEAL OF NOTARY                         /s/ Lansing A. Wallace
PUBLIC OF LANSING A. WALLACE]                    ------------------------------
                                                 Notary Public

                                                 My commission expires: 9-30-95
                                                 ------------------------------

STATE OF COLORADO )
 CITY AND         ) SS:
COUNTY OF DENVER  )
          ------


          The foregoing instrument was acknowledged before me this 25th day of
                                                                    ----
March, 1993 by William E. Coleman and Nicholas G. Muller the Manager of Rocky
-----     -    -----------------------------------------     -------
Mountain Produce Limited Liability Company, a Colorado limited liability company, on behalf of the company.

Witness my hand and official seal.


                                           /s/ Brenda Love
                                          -------------------------------------
                                          Notary Public

                                          My commission expires:   06-10-94
                                                                ---------------

This instrument prepared by:

Richard S. Roberts
Taft, Stettinius & Hollister
1800 Star Bank Center
425 Walnut Street
Cincinnati, Ohio 45202-3957

                                   EXHIBIT A
                                   ---------

                    Descriptions Comprising the Project Site
                              (78.643 acres total)

I.  The Land (Greenhouse Parcel):
    -----------------------------

Located in the State of Colorado, County of Weld, described as:

    That part of the Northwest 1/4 of Section 34, Township 2 North, Range 66 West of the 6th principal meridian, County of Weld, State of Colorado, being more particularly described as:

    Beginning at the West 1/4 corner of said Section 34; thence North 00 degrees 1O minutes 58 seconds West on an assumed bearing along the West line of said NW1/4 of Section 34 a distance of 40.00 feet to the true point of beginning; thence North 89 degrees 53 minutes 11 seconds East parallel with the South line of said NW1/4 of Section 34 a distance of 1070.65 feet to the East line of zoning parcel one as shown on the plat of Thermo Annexation No. 2; thence North 00 degrees 01 minutes 29 seconds West parallel with the East line of said NW1/4 of Section 34 a distance of 1453.44 feet; thence South 89 degrees 49 minutes 02 seconds West perpendicular to said West line of the NW1/4 of said Section 34 a distance of 882.51 feet to the Easterly line of a public service co. transmission line easement; thence: South 00 degrees 10 minutes 06 seconds East along said Easterly line of said easement a distance of
    119.61 feet to the Southeasterly corner of said easement; thence South 59 degrees 42 minutes 58 seconds West along the Southerly line of said easement a distance of 222.06 feet to said West line of the NW1/4 of Section 34; thence South 00 degrees 10 minutes 58 seconds East along said West line of the NW1/4 of Section 34 a distance of 1221.16 feet to the true point of beginning.

    Contains: 35.001 acres, more or less.

II. The Balance of the Project Site (Cogeneration) Plant Parcel):
----------------------------------------------------------------

    That part of the Northeast 1/4 of Section 33, and the Northwest 1/4 of
    Section 34, Township 2 North, Range 66 West of the 6th principal meridian, County of Weld, State of Colorado, being more particularly described as:

    Beginning at the West 1/4 Corner of said Section 34; thence North 00 degrees 10 minutes 58 seconds West on an assumed bearing along the West line of the Northwest 1/4 of said Section 34 a distance of 40.00 feet to the true point of beginning; thence South 89 degrees 59 minutes 12 seconds West parallel with and 40.00 feet North of The East-West centerline of said
    Section 33 a distance of 409.95 feet to the East line of Weld County

Road 31; thence Northerly along said East line of Weld County Road 31, the following 5 courses: North 11 degrees 08 minutes 11 seconds West a distance of
569.37 feet to the beginning of a curve to the left; thence along said curve to the left, having a radius of 5759.58 feet, a delta angle of 6 degrees 22 minutes 00 seconds, a chord that bears North 14 degrees 19 minutes 11 seconds West -
639.67 feet, and an arc length of 640.00 feet; Thence North 17 degrees 30 minutes 11 seconds West a distance of 327.18 feet to the beginning of a curve to the right: thence along said curve to the right, having a radius of 2261.83 feet, a delta angle of 17 degrees 26 minutes 00 seconds, a chord that bears North 08 degrees 47 minutes 11 seconds West - 685.55 feet, and an arc length of
688.20 feet; thence North 00 degrees 04 minutes 11 seconds West a distance of
406.67 feet to a point 30.00 feet South of the North line of said Northeast 1/4 of Section 33; thence leaving said East line of Weld County Road 31, North 89 degrees 36 minutes 49 seconds East parallel with said North line of the Northeast 1/4 of Section 33 a distance of 213.32 feet to the West line of the North 3/4 of the East 1/2 of the Northeast 1/4 of the Northeast 1/4 of said
Section 33; thence South 00 degrees 10 minutes 06 seconds East along said West line of the N3/4 E1/2 NE1/4 NE1/4 of Section 33 a distance of 962.31 feet to the Southwest corner of said N3/4 E1/2 NE1/4 NE1/4 of Section 33; thence North 89 degrees 45 minutes 13 seconds East along the South line of said N3/4 E1/2 NE1/4 NE1/4 of Section 33 a distance of 660.45 feet to said East line of the Northeast 1/4 of Section 33; thence North 89 degrees 41 minutes 29 seconds East along the South line of the North 3/4 of the West 1/2 of the West 1/2 of the Northwest 1/4 of the Northwest 1/4 of said Section 34 a distance of 331.83 feet to the Southeast corner of said N3/4 W1/2 NW1/4 NW1/4 of Section 34; thence North 00 degrees 09 minutes 47 seconds West along the East line of said N3/4 W1/2 NW1/4 NW1/4 of Section 34 a distance of 734.60 feet to a point 260.00 feet South of the North line of the Northwest 1/4 of Section 34; thence North 89 degrees 34 minutes 30 seconds East parallel with and 260.00 feet South of the North line of said Northwest 1/4 of Section 34 a distance of 745.07 feet; thence South 00 degrees 01 minutes 29 seconds East parallel with the East line of Said Northwest 1/4 of Section 34 a distance of 902.88 feet to a point 1493.44 feet North of the South line of said Northwest 1/4 of Section 34; thence South 89 degrees 49 minutes 02 seconds West perpendicular to said West line of the NW1/4 of said
Section 34 a distance of 882.51 feet to the Easterly line of a public service co. transmission line easement; thence South 00 degrees 10 minutes 06 seconds East along said Easterly line of said easement a distance of 119.61 feet to the Southeasterly corner of said easement; thence South 59 degrees 42 minutes 58 seconds West along the Southerly line of said easement a distance of 222.06 feet to said West line of the NW1/4 of Section 34; thence South 00 degrees 10 minutes 58 seconds East along said West line of the NW1/4 of Section 34 a distance of 1221.16 feet to the true point of beginning.

Contains 43.642 acres, more or less.

                                   EXHIBIT C
                                   ---------

                        Option Purchase Price Schedule

                    Number of Quarterly                                 Base Purchase Price**
                   Payment Dates ("QPD")                              (for closing on or before
                Expired* (see paragraph 4.1                          serially numbered Quarterly
               and Commencement Date Notice)                         Payment Date in left column)
               -----------------------------                         ----------------------------
                    Prior to first QPD                                      $7,800,000.00
                             1                                               7,765,300.71
                             2                                               7,729,743.48
                             3                                               7,693,307.10
                             4                                               7,655,969.83
                             5                                               7,617,709.39
                             6                                               7,578,502.96
                             7                                               7,538,327.16
                             8                                               7,497,158.01
                             9                                               7,454,970.95
                            10                                               7,411,740.82
                            11                                               7,367,441.82
                            12                                               7,322,047.53
                            13                                               7,275,530.87
                            14                                               7,227,864.08
                            15                                               7,179,018.73
                            16                                               7,128,965.68
                            17                                               7,077,675.07
                            18                                               7,025,116.30
                            19                                               6,971,258.01
                            20                                               6,916,068.07
                            21                                               6,859,513.56
                            22                                               6,801,560.74
                            23                                               6,742,175.04
                            24                                               6,681,321.03
                            25                                               6,618,962.40
                            26                                               6,555,061.96
                            27                                               6,489,581.58
                            28                                               6,422,482.19
                            29                                               6,353,723.77
                            30                                               6,283,265.30
                            31                                               6,211,064.74
                            32                                               6,137,079.03
                            33                                               6,061,264.02
                            34                                               5,983,574.48
                            35                                               5,903,964.07
                            36                                               5,822,385.29
                            37                                               5,738,789.48
                            38                                               5,653,126.76


                    Number of Quarterly                         Base Purchase Price**
                   Payment Dates ("QPD")                      (for closing on or before
               Expired** (see paragraph 4.1                  serially numbered Quarterly
               and Commencement Date Notice)                 Payment Date in left column
              ------------------------------                 ----------------------------
                           39                                       $5,565,346.03
                           40                                        5,475,394.92
                           41                                        5,383,219.77
                           42                                        5,288,765.59
                           43                                        5,191,976.03
                           44                                        5,092,793.35
                           45                                        4,991,158.38


NOTES:  *      Purchase Option expires if not exercised for conveyance on or before end of the twelfth (12th) year following the Commencement
               Date.

        ** This figure is exclusive of the premium of $10,000, plus such additional sums as may also be due pursuant to paragraph 5.2

        *** See "Memorandum Regarding Adjustment of Rent and Option Price" of even date (Appendix I).

                                 EXHIBIT D
                                 ---------
                                 (Form of)

                                  MORTGAGE

         THIS INSTRUMENT is made this    day of        19 , by and between
ROCKY MOUNTAIN PRODUCE LIMITED LIABILITY COMPANY, a Colorado limited liability company, with a mailing address of 303 East Seventeenth Avenue, Suite 1070, Denver, Colorado 80203 ("Mortgagor"), and THERMO COGENERATION PARTNERSHIP, a Colorado partnership with a mailing address of 5840 Dahlia Street, Commerce City, Colorado 80037 ("Mortgagee"), with respect to the following recitals:

         A.   Mortgagor is obligated to Mortgagee under the terms of a Thermal
Supply Lease Agreement between the parties dated         ,19    (the "Thermal
Lease Agreement").

         B. Mortgagor is the owner of that property situated in Weld County, Colorado (the "Property") which is more particularly described in Exhibit A attached hereto and incorporated herein by reference.

         C. Mortgagor is desirous of securing to Mortgagee the full and timely performance of Mortgagor's obligations under the Thermal Lease Agreement.

         NOW, THEREFORE, the Mortgagor, in consideration of the Premises and for the purposes aforesaid, does grant, bargain, sell, convey, and mortgage to Mortgagee the Property and all its appurtenances thereto.

         TOGETHER WITH AND INCLUDING:

         All right, title, and interest which Mortgagor now has or may hereafter acquire in and to said Property and in and to all improvements, tenements, easements, hereditaments, and appurtenances thereunto belonging; and

         All right, title, and interest, if any, of Mortgagor, in and to the land lying within any street or roadway adjoining the above-described Property; and all right, title and interest of Mortgagor in any vacated or hereafter vacated street or alley adjoining the above-described Property and all right, title and interest, if any, of Mortgagor in and to any strips or gores adjoining the above-described Property; and

         All rents, issues, proceeds, and profits accruing and to accrue from said Property; and

          All proceeds or sums payable in lieu of or as compensation for the loss of or damage to (1) any property described herein, or (2) the Property and all rights in and to all pertinent present and future fire and/or hazard insurance policies; and

          All awards made by any public body or decreed by any court of competent jurisdiction for a taking or for degradation of value in any eminent domain proceeding; and

          All fixtures and articles of personal property now or hereafter owned by Mortgagor and attached to or contained in and used or usable in connection with said Property (but not including removable trade fixtures or personalty, such as office machines), including, but not limited to, all furnishings, rugs and carpets, apparatus, machinery (except office machines), motors, elevators, fittings, radiators, disposals, mechanical refrigerators, televisions, radios (to the extent such televisions and radios are used in the operation and maintenance of the Property), recreational equipment, awnings, shades, screens, equipment and other furnishings and all plumbing, heating, air conditioners, lighting, ventilating, refrigerating, incinerating, and sprinkler equipment and fixtures and appurtenances thereto; and all renewals or replacements thereof or articles of substitution therefor, whether or not the same are or shall be attached to said building or buildings in any manner; and

          All buildings, structures, and improvements of every kind and description now or hereafter erected or placed thereon and all materials intended for construction, reconstruction, alteration and repairs of such improvements now or hereafter erected thereon, including, but not limited to, lumber, plaster, cement, shingles, roofing, plumbing, fixtures, pipe, lath, wallboard, cabinets, nails, sinks, toilets, furnaces, heaters, brick, and unattached refrigerating, cooking, heating and ventilating appliances and equipment, all of which materials shall be deemed to be included within the said Property immediately upon the delivery thereof to the said Property.

          It is specifically understood that the enumeration of any specific articles of property shall in no wise exclude or be held to exclude any items of property not specifically mentioned. All of the land, estate and property hereinabove described, real, personal and mixed, whether affixed or annexed or not, and all rights hereby conveyed and encumbered are intended so to be as a unit and are hereby understood, and agreed and declared to form a part and parcel of the real estate and to be appropriated to the use of the real estate, and shall for the purposes of this Mortgage be deemed to be real estate and conveyed and encumbered hereby.

          TO HAVE AND TO HOLD the said Property unto Mortgagee, its successors and assigns forever;

          PROVIDED, ALWAYS, that if Mortgagor, its successors and assigns, shall well and fully perform all and singular the several obligations, covenants, agreements and promises contained in the Secured Obligations, hereinafter described, and shall in the meantime keep and perform all the covenants and agreements herein contained, then Mortgagee shall execute and deliver a full and complete release hereof. For purposes of Section 38-39-201, Colorado
Revised Statutes, as amended, the Secured Obligations are currently scheduled
to expire not later than          ,     .

          1. Secured Obligations. This Morgage is given to secure the full and
             --------------------
faithful performance of Mortgagor's obligations (the "Secured Obligations") under the Thermal Lease Agreement, including without limitation, the payment of Base Rent and Additional Rent during the term of the leasehold therein described, Ground Rent (if any) as provided therein, the covenant to use thermal energy and to operate the Facility as described in the Thermal Lease Agreement, the payment of Thermal Payments and the indemnifications and other covenants set forth in the Thermal Lease Agreement. Mortgagor agrees to abide by and fully perform each of the foregoing obligations, and agrees that any Default on its part (which is not cured within the grace period, if any, applicable thereto) under or pursuant to any of such obligations shall constitute a default under this Mortgage.

          2. Covenant of Title. Mortgagor, for itself and its successors and
             ------------------
assigns covenants and agrees to and with Mortgagee, its successors and assigns, that it holds the said Property by title in fee simple; that it has good right and lawful authority to sell and convey the same; that said Property is free and clear of all liens and encumbrances whatsoever, except those matters described on Exhibit B hereto and by this reference made a part hereof; and that except as aforesaid, Mortgagor will warrant and defend said Property against the lawful claims of all persons claiming by, through, or under it. Mortgagee shall permit no superior or subordinate Mortgage, Deed of Trust or other financing encumbrances to exist with respect to the Property except as is permitted under paragraph 5.8 of the Thermal Lease Agreement.

          3.   Default. Each of the following events shall constitute a default
               --------
hereunder:

               (a) Failure of Mortgagor to fully and faithfully perform each andevery term and condition to be performed by it under any one or more of the Secured Obligations;

               (b) The occurrence of any default under any encumbrance on all or any part of the Property which has priority over the lien of this Mortgage, or the creation of any encumbrance subsequent to the date hereof, except as permitted under paragraph 5.8 of the Thermal Lease Agreement;

               (c) Failure by Mortgagor to comply with or observe any term, covenant, warranty or representation contained in this Mortgage;

               (d)  Failure by Mortgagor to comply with the provisions of the
Declaration of Restrictive Covenants recorded on       in Book      , at
Page      Reception No.    of the records of                 County, Colorado,
the terms of which encumber and restrict the use of the Property.

          4.   Mortgagee's Right to Cure or Perform. In the case of any default
               -------------------------------------
herein, Mortgagee may, but need not, make any payments or perform any actions, including the purchase, discharge, and compromise of any prior encumbrance, which are necessary or required to cure such default or protect the security of this Mortgage. All monies paid for the purposes herein authorized and all reasonable expenses of any such performance, including reasonable attorneys' fees, shall be included as additional indebtedness secured hereby, and shall become immediately due and payable with interest thereon at the lesser of eighteen percent (18%) per annum or the highest non-usurious rate for commercial transactions permitted by Colorado law. Inaction of Mortgagee shall never be considered as a waiver of any right accruing to it on account of any default hereunder on the part of Mortgagor.

          5. Mortgagee's Remedies. In the event of any default hereunder,
             ---------------------
Mortgagee, its successors or assigns, may, at its sole option, elect to foreclose this Mortgage. Following the occurrence of a default, Mortgagee or the holder of the certificate of purchase after a foreclosure sale, acting by and through a Receiver appointed in accordance with law, shall at once become entitled to the possession, use and enjoyment of the Property, and to the rents, issues and profits thereof, from the date of occurrence of the default and during the pendency of foreclosure proceedings and the period of redemption, if any there be; and such possession shall at once be delivered to such Receiver appointed in accordance with law; and Mortgagee, or the holder of said certificate of purchase, shall be entitled to a Receiver for said Property and of the rents, issues and profits thereof, whether or not foreclosure proceedings have been commenced, and without regard to the solvency or insolvency of Mortgagor or of the then owner of said Property and without regard to the value thereof, and such Receiver may be appointed by any court of competent jurisdiction upon ex parte application and without notice; and all rents, issues
                  -- -----
and profits, income and revenue therefrom shall be applied by such Receiver to the payment of the damages occasioned by Mortgagee on account of such default, according to law and the orders and directions of the Court.

          6. Partial Foreclosures. In the event Mortgagee elects to foreclose
             ---------------------
this Mortgage, such election may be made in Mortgagee's sole discretion, with respect to any one or more defaults together with fees, costs, advancements and expenses incurred with respect to such defaults. Such foreclosure shall not affect the lien of this Mortgage as to any remaining obligation or any part of any such obligation, which is secured hereby but not covered by such foreclosure, and which does not become due prior to the commencement of such foreclosure proceedings. Any such foreclosure shall not extinguish the lien of this Mortgage, but title acquired by such foreclosure shall be subject to the lien of this Mortgage for all remaining obligations secured hereby. A redemption from any such foreclosure shall have the same effect as if the foreclosure had been that of an independent mortgage; and if Mortgagee acquires title conveyed by virtue of any such foreclosure, the title evidenced by this Mortgage shall nonetheless continue to secure the lien for the remaining obligations and shall not merge with the title acquired by such foreclosure. Mortgagee expressly acknowledges and agrees that the limitations on foreclosure set forth in Section 38-38-201, Colorado Revised Statutes, are inapplicable to this Mortgage.

          7. Expenses of Foreclosure and Litigation. In the event of foreclosure
             ---------------------------------------
of the lien hereof, there shall be allowed and included as additional indebtedness all reasonable expenditures and expenses which may be paid or incurred on behalf of Mortgagee for attorneys' fees, appraiser's fees, outlays for documentary and expert evidence, stenographer's charges, publication costs (which may be estimated as to items to be expended after foreclosure sale or entry of the decree) of procuring all such abstracts of title, title searches and examinations, title insurance policies and similar data assurances with respect to title as Mortgagee may deem reasonably necessary either to prosecute such suit or to evidence to bidders at any sale which may be had pursuant to such decree the true condition of title to or the value of the Property. All expenditures and expenses of this nature in this paragraph mentioned, and such reasonable expenses and fees as may be incurred in the protection of said Property, the maintenance of the lien of this Mortgage, including the reasonable fees of any attorney employed by Mortgage in any litigation or proceeding affecting this Mortgage, or said Property, including probate and bankruptcy proceedings, or in preparation for the commencement or defense of any proceeding or threatened suit or proceeding, shall be immediately due and payable by Mortgagor, with interest thereon, at the rate equal to the lesser of eighteen percent (18%) per annum or the highest non-usurious rate permitted by Colorado law, and shall be secured by this Mortgage.

        8. Binding on Successors and Assigns. This Mortgage and all provisions
           ----------------------------------
hereof, shall extend to and be binding upon Mortgagor and all persons claiming under or through Mortgagor, whether or not such persons have executed this Mortgage, and the terms of this Mortgage shall inure to the benefit of Mortgage and its successors and assigns. Nothing herein contained, however, shall be deemed to authorize any conveyance or encumbrance of the Property by Mortgagor except in accordance with the Thermal Lease Agreement.

        9. Captions: Definitions. The captions and headings of various
           ---------------------
paragraphs of this Mortgage are for convenience only and are not to be construed as defining or limiting in any way the intent of the provisions hereof. Capitalized terms used herein but not defined herein shall have the meaning given to such terms in the Thermal Lease Agreement.

       10. Law. This instrument has been executed in Colorado and shall be
           ---
governed by and construed in accordance with the laws of the State of Colorado.

       11. No Merger. In the event Mortgagee acquires any interest in the
           ---------
Property whether subordinate or superior to the lien of this Mortgage at any time prior to the full performance of the obligations described herein, it is the intent of Mortgagor and Mortgagee that such other interest shall not be merged with any interest of Mortgagor acquired by reason of the grant of this Mortgage.

        IN WITNESS WHEREOF, Mortgagee has hereunto set its hand the day and year first above written.

Signed and acknowledged in the      ROCKY MOUNTAIN PRODUCE LIMITED
presence of.                          LIABILITY COMPANY

_______________________________     By:___________________________

Printed Name:__________________     Printed Name:_________________

_______________________________     Title:________________________

Printed Name:__________________

                                   EXHIBIT E
                                   ---------

                               Preliminary Plans


          Foundation Drawing dated February 11, 1993 for Ft. Lupton Greenhouse by Dalsen Kassenbouw BV, drawing number
          80011FU. (Incorporated by reference.)

          Greenhouse Drawings Details dated March 8, 1993 for
          Ft. Lupton Greenhouse by Dalsen Kassenbouw BV, drawing number 80011DET01. (Incorporated by reference.)

          Outline specifications consisting of pages 8-38 from Dalsen Kassenbouw BV. Order Confirmation No..8010/Lupton No.138.

                         [LOGO OF DALSEM APPEARS HERE]

                                General design
                                --------------

The greenhouse area of 78.641,33 sq. meters is divided into 2 adjacent areas. The whole block is divided into 12 separate compartments, 12 compartments each
6.528 m2.

Description per greenhouse block
--------------------------------

MATERIALS
The materials chosen for the greenhouse structure are hot dipped galvanized steel, aluminium system profiles for the outside cladding and horticultural tempered glass as covering. These materials will guarantee a longer life under all weather circumstances.

Type: 6,40 mtrs. span with 2 x 3, 2 mtrs. Venlo, roof and sections of 4,0 mtrs.

Layout see attached drawing.

Specification 12 units of 6.528 m2
----------------------------------

Width : 10 spans of 6,40 mtrs.                  =          64.00 mtrs.
Length: 25,5  sections of 4,00 mtrs.            =         102,00 mtrs.

Covered area (12 units)                              =      78.336,00 m2

Connecting corridor  Connected to greenhouse bij expansion joint.
-------------------

Width:  1 span of 6,40 mtrs/resp 12.80     =     19.20 mtrs.
Length: 10 sections of 4 mtrs              =     40.00 mtrs.
Covered area    (Outside dimensions)       =         782 m2
One expansion joint 0.5 x 192.31           =       96,16 m2
Total covered area of the greenhouse unit  =   78.545,17 m2

Note:
Due to screening end sections and expansion joints, gutter length in outside dimensions = 408,93 mtrs. while width = 192.31 mtrs.
Total covered area                         = 79.423,33 m2.

                        [LOGO OF DALSEM APPEARS HERE]

Partitions
----------

There is one partition in the greenhouse trellis wise.

Gutterheight from foundation   = 4,00 mtrs.
Gutterheight from soil level   = 4,30 mtrs.

Building site : Fort Lupton, U.S.A.

Anticipated erection period: April 1993.

The whole construction complies with the Dutch standard specification NEN 3859. TNO-IBBC approved according CASTA version 1.40.

                         [LOGO OF DALSEM APPEARS HERE]

         Foundations of the greenhouse unit of 79.423,33 mZ (included)
--------------------------------------------------------------------------------
                                                                   EXHIBIT 10.12


The greenhouse must be built with a slope towards both gable-ends and middle partion wall

FOOTING WITH PREFABRICATED INSULATED SLABS:

On site, reinforced prefabricated wall will be built for the sides, ends and partitions of the greenhouse and corridor.
Slab dimensions :
- Height                           =  450 mm
- Thickness (inclusive insulation) =   65 mm
- Side wall                        = 1980 mm
- Gable-end                        = 3180 mm
Total length of the concrete footing :+/- 1500 mtr.

Dollies connected to the prefabricated slabs every 3,20 meter in the gable ends and every 2,00 mtr. in the sides. Dimensions 12 x 15 x 100 cm. These dollies are placed in + 95 ltr. concrete mortar + 70 cm below soil level.
          -                         -

Concrete dollies
Pre-fabricated dollies are delivered below every steel post of the inner construction, dimensions 12 x 12 x 100 cm.
These dollies to be placed in 45 ltrs. concrete mortar + 70 cm below
soil level.                                            -

Total number of concrete dollies           :2939 pcs.

Concrete pathways (not included)
A concrete path is projected in the centre of each greenhouse in the corridor area, in the half of the width and in the length of the greenhouse. The pathways are 10 cm thick and have a single net reinforcing, size 150 x 150 x 7 mm.

Delivery includes:
-local readymix concrete for foundation only
-all reinforcing for foundation only (Dutch origin)

Not included:
-site levelling according the offer requirements.



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                                Steel Structure
                                ---------------

Steel posts
Every 6,40 mtrs. wide and 4,00 mtrs. long for the inner construction.
Rolled hollow section dimension      : 80 x 50 x 4,0 mm
Posts at cross bracing               : 80 x 50 x 5,0 mm
Postheight (from foundation until
gutterheight)                        : 4,00 mtrs.

Connected to the foundations with anchor bolts and nuts.

Gable-end posts and partion posts.
Rolled hollow steel section 100 x 100 x 4 mm at gable ends.
All necessary provisions for heating suspension and screening purlins are welded to these posts.
The Gable end posts are drain posts with a "turbo" in-let and an out let at a low level. The posts function as a drain pipe and are cosmastic coated internally.

Framed cross-ties (trellis) type 6,40 mtrs.

Composed of: - upper profile RHS  : 50 x 25 x 1,5 mm
             - lower profile RES  : 50 x 25 x 1,5 mm
             - tension rods       : diam. 14 mm
             - pulling rods       : diam. 14 mm
             - number of rods     : 16
             - coupler plates     : flat 50 x 12 mm
             - trellis height     : 35 cm

Trelisses are lowered 15 cm.

Gable end, side and partition purlins
Cable-end  - 1 U-profiles  : 80  x  40 x 3 mm
           - 1 U-profile   : 35  x  180 x 40 (For screening)
Sides      - 2 U-profiles  : 80  x  40 x 2 mm

One upright halfway each side section of 4,5 mtrs. made of rolled hollow steel section 80 x 50 x 2,5 mm.

Gable-and cross struts
Steel bars diam. 10 mm complete with turnbuckles.
Total 10 gable end crosses for the greenhouse.

Cross bracing (per ditilated block)
2 rows of cross bracing. Position: parallel to the gutter composed of rolled hollow sections 40 x 20 x 1,50 mm and coupler beams between the posts at a high and low level.
Posts will be 80 x 50 x 5 mm
Extra concrete poured at the dollies for the cross bracing 110ltr. instead of 45 ltrs. Diameter of drilled hole to be 60 cm and height of concrete prop 40 cm.




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Windbracing (per dilitated block)
2 rows of windbracing in a horizontal position, projected above the cross bracing sections composed of tension rods diam. 10 mm complete with coupler plates and turnbuckles.


Gutters
Galvanized steel width 17,5 cm, thickness 3,0 mm, type APD.
The gutters will be mounted on the steel posts, bolts, washers and nuts. Gutters are white coated on both sides.


Drip channel
Aluminium drip channel under the above mentioned steel gutter is included.
The condensate will be collected 4 times per gutter and transported in a central collecting pipe every 8 gutters outer sidewalls at a max. distance of 1 mtr.

Crop supports
Each gable-end will be equipped with an adjustable crop wire support made of diam. 12 mm, projected every 3,20 mtrs.
Total number mounted = 240 pcs.

Crop wires
Total 99.000 mtrs. crop wire no. 10 diam. 3,40 mm for the suspension of crops, irrigation lines etc.

All crop wires are 60 cm lowered from the trellis with victor chain. Crop wire and chains are supplied only.

All above mentioned steel parts are hot dipped galvanized according to the Dutch
--------------------------------------------------------------------------------
standard specification NEN 1275
-------------------------------


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                                   Aluminium
                                   ---------

Roof: Dalsem system
Aluminium standard roof, type 3,2 mtrs. Venlo. The roof is composed of aluminium profiles such as ridges, reinforced glazing bars (snowload 50 kg), gutter edges with a roof pitch of 22 deg. suitable for glass sizes 165 X 100 cm.
According the Dutch standards, the roof is mounted storm-tight with the following materials:
-ridge clips for the connection glazing bar - ridge
-gutter clamps for the connection gutter - glazing bar
-a double ridge catcher per gable-end of 3,2 mtrs. and near
 all 3 expansion joints on both sides.
-gutter-ridge-gutter connections
 positions: - above the first trellis girder at both gable ends and between the ridge catchers at gable ends.
            - above each trellis of the first and the last span
              of 3,20 mtrs. and near expansion joint.

The whole roof construction complies with the Dutch standard specification NEN 3859. TNO-IBBC approved report no: B88-669
(glass 1,00 mtr. APD gutter).

Gables, partition (corridor(s) and sides
The side walls, gable ends and corridors are composed of aluminium profiles such as wall plates, gutter edge profiles, vertical glazing bars and horizontal glazing bars. This rubber capped glazing system increases the stability of the greenhouse and improves the air tightness.
The greenhouse corners are finished with special aluminium corner profiles. The glazing bars are suitable for double glazing, glass width: 78,40 cm.

Expansion joints
One expansion joint (30 cm) is projected one in the centre of the greenhouse 30x6,4 straight after the partition gable.
This joint is closed with a special expansion rubber between the profiles.
As the dutch Nen standaards admit greenhouses to be max. 200 mtrs. in length, the greenhouse is split into two areas divided by the above described expansion (dilitation) joint. Due to the fact that the total length of the two areas will be 2x 204 mtrs. the greenhouse still does not pass the Dutch Nen standards on this point. To compen-sate the above, two extra expansions will be projected in the roof and gables allowing the expansion and contraction however the gutters will not be split at these two joints, enabling an eventual roof cleaner to pass these joints.

Adjacent to the partition gable (drainposts) the next (dititated) area will start with posts every 3,20 mtr. (drainposts) and be fitted with screening purlins and crop supports.



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Roof airing windows on the greenhouse
The supply includes 6.054 ventilation windows on the roof with a width of three glass sheets of 100,0 cm = 300,0 cm.
The height of the ventilation windows are 100,0 cm.
Position of the ventilation windows one above each trellis per ridge, on both sides of the ridge alternately.
The airing windows are complete with rubber closing profile at three sides.

Airinq system "RAIL":

The airing system is a so called "rail" system on 27 mm. galvanized tubes pulled in a transverse direction under the gutter, position over each trellis. The tube is guided by three clamp consoles made of an aluminium tube with two brass bearings.

Drive of the roof airing windows on the greenhouse
Performed by a tooth rack mechanism TRI 25 S. The gear rack to perform with transverse connection. The motor driveshaft 1" is galvanized and projected in bearing plates. The supply includes 300 toothracks.
The driving by 48 reduction motors type RW. twenty four for the left hand and twenty four for the right hand windows with a double worm gear transmission and with galvanized supports.
The motors are based on a voltage of 480 V - 3 phase 60 Hz.

The airing system of the corridor is carried out with 9 toothracks and two ventmotor manual operated with electric switch.




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                           Glazing and glass sheets
                           ------------------------

Glass sheet dimensions
-on the roof of the production areas     : 165,0 x 99,7 cm
-on the roof of the cooling corridor
 *in the airing windows                  : 100,0 x 99,7 cm
 *under the airing windows               :  66,5 x 99,7 cm
-The first 2 mtrs. of the roof on both
 ends and on both sides of the ridge
  of the first and the last span         : 165,0 x 49,7 cm
-Gables and sides - single max. 78,4 cm width
-Glass type: clear horticultural tempered glass with a light transmission of 89 percent with the industrial tolerance
 of plus or minus 1 percent.Gable-ends and sides with clear
 horticultural glass.
-Light transmission of the glass to standard specification
 concept NEN 2675.
-Glass thickness  : 3,8 - 4,2 mm
-Origin           : U.S.A.

Glazing
The roof glass will be slid into the roof glazing bars and is sup-ported on the gutter by a gutter edge profile. The gable/side glass will be fixed on the gable/sides glazing bars with special aluminium connecting bars (horizontally) and covered with rubber after the glazing. The first gable ends of 3,2 mtrs. and the first 46,4 mtrs. of each side will be glazed with half glass sheets.

Rainwater discharge
The rainwater will be collected two times per gutter of each block.
-The rainwater will be.transported down to soil.level through gable-end and partion post. Total 4X per gutter.
-eight collective pipelines are projected tapering from diam.
 315 mm to 125 mm.
-From each corner to the middle of the connecting corridor into collecting silo The silo will be provided with overflow.
 (max.lenght 20 metres).
The drainage installation includes an automatic pump system TO EMPTY the eight collecting pipes after rainfall.

Gutters and roof drainage is based on 20 ltrs. per m2 per hour
Rainfall exceeding this average figure may result in overflowing.

The doors of the greenhouse Five aluminium doors running on underrollers. The door is complete with rails, rollers, upper guide, door frame, handle and lock, 3 mtrs. wide, 3 mtrs. high.
Two doors are automatically controlled by pull chain switches.

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Enclosure 2
-----------


                                Heating system
                                --------------

The supply includes the installation of a grow-tube heating, tube-rail heating, ringtransport pipeline, mixing groups and insulation works.

Calculation conditions:

Outside temperature                        -12 deg. Celsius
Inside temperature                         +18 deg. Celsius
Windspeed                                    5 mtrs./sec.
Main water supply temperature               87 deg. Celsius
Return water temperature                    32 deg. Celsius
Maximum difference between main- and
return water                                55 deg. Celsius
Transmission coefficient roof              5,8 Watt/m2K
Transmission coefficient wall              5,0 Watt/m2K
Change of air in the greenhouse without
screening                                  1,2/hour

The heating coils in the greenhouse are connected to a Tichelmann distribution system.

The maximum water velocity in the supply-return pipeline is 1,6 m/sec. All suspension materials are hot dipped galvanized Hoses for the mobile loops made by KVS 4 bar at 110 degrees, 1 cotton ply wall 6 mm.

Based on conditions within the above,the maximum variation in temperature will not exceed plus/minus 1 degree celsius in any area of the greenhouse.


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The pressure expansion unit must be delivered by purchaser because of the connection with the thermal reservoirs.

The connection of the powerplant on the ringtransport by means of:
 4 valves Keystone 350 mm with motor
 4 valves Keystone 350 mm complete with flanges

Ring distribution pipelines incl. mixing groups
The delivery includes the supply and delivery of two ringtransport pipeline heating systems for the greenhouse.
The pipeline of the ringtransport system is pre-insulated and fitted with alarm wiring.
The pipeline originates in the boilerhouse and runs parallel to the gable-ends further to compartments.
The ringtransport pipeline is connected on a manifold. On this ringtransport pipeline 12 mixing groups for the tube-rail heating and 12 mixing groups for the grow-tube heating are projected.


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XXXXXXXXXXXXXXXXXXXXX

384 pre-insulated underground pipeline 140/200 mm incl.
    alarm-wiring
265 pre-insulated underground pipeline 114/200 mm incl.
    alarm-wiring
125 pre-insulated underground pipeline 219/315 mm incl.
    alarm-wiring
964 pre-insulated underground pipeline 168/250 mm incl.
    alarm-wiring
Including T-pieces, welding bends and sleeves.

12 Mixing groups on the ring main supply pipeline in the greenhouse for the tube-rail heating system in section 1 to 12
 4 shut-off valves Keystone diam. 100 mm complete
 1 four-way mixing valve diam. 100 mm complete
   with servo-motor 24 V, manual operation, flanges
 1 pump type Stork 1,5 Kw/480 V - 3ph - 60 Hz.
10 mtrs. tube diam. 114 mm
 8 welding bends diam. 114 mm
 2 thermometers
 4 welding sockets 1/2"
 4 mtrs. threaded pipe 1/4" + 2 quick shut-off valves for central flue.

12 Mixing groups for the grow-tube heating system in section 1 to 12
 4 shut-off valves Keystone diam. 100 mm complete
 1 four-way mixing valve diam. 100 mm complete
   with servo-motor 24 V, manual operation, flanges
 1 pump type Stork 1,5 Kw 480V - 3 ph,- 60 Hz.
10 mtrs. tube diam. 114 mm
 8 welding bends diam. 114 mm
 4 welding reducing sockets
 2 thermometers
 4 welding sockets 1/2"
 4 mtrs. threaded pipe 1/4"  2 quick shut-off valves for
   central flue
Excluded excavating

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XXXXXXXX
Greenhouse type      : 6,4 mtrs. Venlo
Section nos.         : 1 to 12
Span                 : 6,4 mtrs.
Width                : 10 x 6,4 mtrs.
Length               : 102 mtrs.
Concrete path        : 3,5 mtrs.
Section length       : 4,0 mtrs.

Temperature difference outside-inside: 22 deg. C
Needed heating capacity: 665.856 kcal/hr.
Water temperature supply - return: 87 - 62 deg. C
Main supply pipeline: 89 mm pre-insulated in the soil
Cable-end piping: the distributing pipes
Side-wall piping: 4 x diam. 51 mm (incl. stop valve)

The distributing pipes of this trolley heating system are 2 x 32 mtrs. and taper from 108 - 51 mm.
They will be fitted at low level at one gable end on the uprights.

This greenhouse is heated by 8 x 51 mm heating pipes, wall thickness 2,25 mm per span of 6,4 mtrs. fitted as per the tube-rail system. The loops are mobile and connected with a 3,5 mtrs. high pressure hose to the supply lines. The end pieces are composed of 5 S-bends diam. 51 mm. All loops are fitted with stops near the gable end to prevent running off of the trolley.

For the suspension of the heating pipes, hooks are projected at the trellisses every 8 mtrs. The length of the hooks are 200 cm in black. The heating system is connected to 12 automatic mixing groups on the ring main supply pipeline system.

Exclusive: digging-in for the underground pipeline.

Delivery includes the supply only of 21.710 tube-rail supports projected every 2,25 mtrs. The tube-rail supports are hot dipped galvanized.
Distance c/c            : 41,5 cm
Size of footplate       : 100 x 1,5 mm, length 50 cm
RHS support             : 50 x 30 x 150 mm with holes for strapping.
                          Supply only of straps and screws are included.


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Grow-tube heating
Dimensions of greenhouse: see enclosed drawing
Sections        : 1,3,5,7,9 and 11
Span            : 6,4 mtrs.
No. of spans    : 10 x 6,4 mtrs.
Span length : 102 mtrs.

Watertemperature supply - return: 62 - 32 deg. C
Mainline : 89 mm pre-insulated in the soil
Gable end piping : the distributing pipes
Side-wall piping : 2 x 51 mm.

One grow-tube heating system per span 6.40 mtrs. of 8 black tubes of 51 mm, wall thickness 2,25'mm is projected in this greenhouse. The loops turns at the central path. Four tubes will be mounted in a high position suspended 15 cm from the lower trellis beam in J hooks while the other 4 tubes are lowered 2.45 mtrs.,at the same place also in J hooks. The pipes in high position are fixed mounted on the supply pipeline with 1'steelpipe.
The lower pipe is fitted with high pressure hose for the connection to the upper tube and supply pipeline.

In order to connect the hose to the pipe, a steel bend shall be provided. Also, to prevent the sagging of pipes, provision is made for a 1" pipe in the gable-ends to support the 51 mm pipe.

Mains pipeline: diam. 89/140 mm pre-insulated in the soil.

The distribution pipeline of 2 x 38 mtrs. tapers from 102 - 51 mm and is fixed in a low position at both gable-ends on the uprights.

The grow-tube is suspended with black hooks.
This system allows to change the height by hand.

The grow-tube heating system is connected to 6 automatic mixing groups on the ring main supply pipeline system and also will be connected to the return of the tube-railsystem.

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CO-2 system

The CO-2 system is projected for the sections 1 until 12.

The delivery and mounting of P.V.C. mains in the greenhouse, mains are mounted along gable-ends above soil while 1 main from gable-end to gable-end is mounted in the soil.

Sub-mains are along both gable-ends and connected with solenoid valve on main supply.( 4 in total ).

On this sub-mains tubilene hoses 20 mm must be connected with special P.V.C. couplings.
Per 6.40 mtrs we have projected 2 CO-2 hoses.

Control equipment:

Each electric solenoid is controlled with a individual Priva CO-2 meter.

Each CO-2 meter is connected to the computer for feedback and control of the system.

On the out-side weather station a fifth CO-2 measering sensor will be mounted complete the system.

NOT INCLUDED:
C02 TANK AND CO2 GAS WITH A PRESSURE 2.5 AND 3.5 BAR AT A TEMPERATURE OF 20 DEGREE CELSIUS.
EXCAVATION
ROLLING OUT AND MOUNTING OF TUBILENE HOSES.

Dalsem shall supply the pipe paint only for one times painting the greenhouse heating pipework.



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GROW-TUBE HEATING
77Dimensions of greenhouse: see enclosed drawing
Sections         : 2,4,6,8,10 and 12
Span             : 6,4 mtrs.
No. of spans     : 12 x 6,4 mtrs.
Span length : 98 mtrs.

Water temperature supply - return: 62 - 32 deg. C
Mainline         : 89 mm
Gable end piping : the distributing pipes
Side-wall piping : 2 x 51 mm.

One grow-tube heating system per span 6.40 mtrs. of 8 black tubes of 51 mm, wall thickness 2,25 mm is projected in this greenhouse. The loops turns at the central path. Four tubes will be mounted in a high position suspended 15 cm from the lower trellis beam in J hooks while the other 4 tubes are lowered 2.45 mtrs., at the same place also in J hooks. The pipes in high position are fixed mounted on the supply pipeline with 1' steelpipe.
The lower pipe is fitted with high pressure hose for the connection to the upper tube and supply pipeline.

In order to connect the hose to the pipe, a steel bend shall be provided. Also, to prevent the sagging of pipes, provision is made for a 1" pipe in the gable-ends to support the 51 mm pipe.

Mains pipeline: diam. 89 mm.

The distribution pipeline of 2 x 32 mtrs. 102 - 51 mm and is fixed in a low position at both gable-ends on the uprights at the partition.

The grow-tube is suspended with black hooks.
This system allows to change the height by hand.

The grow-tube heating system is connected to 6 automatic mixing groups on the ring main supply pipeline system and also will be connected to the return of the tube-railsystem.

INSULATION OF THE MANIFOLD PIPEWORK
The insulation of the hot water pipeline of our works at the manifold is done with 50 mm rockwool, and finished with plain aluminium sheets 0,8 mm thick.



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ENCLOSURE 3
-----------

                            Drip irrigation system
                            ----------------------

A complete drip irrigation system for the complete greenhouse area. The drip irrigation specification is divided into four parts.

SYSTEM FOR ZONE 1,2,3 AND 4
4 Lines of polythene trickle irrigation hose, diam. 25 x 21,2 mm per 6,40 mtrs. span with so-called "Bato" tubes, rated at 3 ltrs./hr. each at a pressure of 6 mtrs. head.
Total 484 lines.

Holes are punched in the polythene hoses, spaced at 25 cm, for tomatoes with a plant distance of 50 cm. The drip tubes of 60 cm as well as the pins (model plant spike) are fitted on the hoses.

The irrigation hoses are been fed from two sides by means of p.v.c. distributing pipelines diam. 50 mm, fitted along the concrete path and along the gable ends.

The distributing pipelines are connected with the main supply pipeline by means of a connecting p.v.c. tube 75 mm with a valve set (total 24 valve sets). The system installation is divided into 12 groups of 2 valve sets.

Each valve set is composed of:
-one plastic solenoid valve, diam. 1 /1/2/" with adjusting diaphragm in order to control the pressure
-a plastic filter, diam. 1 /1/2/"
-a pressure gauge
-a plastic by-pass valve, diam. 50 mm for washing of the trickle irrigation hoses
-on 4 valve sets a manual valve is mounted for flushing the crops

To reduce the feeding area and/or draining of a group, the distributing pipelines are provided with 6 p.v.c. ball valves diam. 50 mm
                                                                      Additional
we install 2 P.V.C. ball valves diam. 50 mm to create an even watergive when 2 valve sets are opend simultaniously.

Four p.v.c. main supply pipelines, diam. 160 mm to be installed along the concrete path connected to the fertilizer units, projected in the fertilizer store/pumproom.

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Total 4 substrate control units.

FERTILIZER CONTROL UNIT
In the pumproom 4 substrate units are projected which are working according to the mixing vessel principle (every unit is suitable to serve 2 valve sets at the same time).

The unit is composed of the following elements:

-a stainless steel frame made of rolled hollow sections 40 x 40 x 2 mm
-a fiberglass mixing vessel, round model, capacity 750 ltrs. with lid
-1 double action dosing pump, Iwaki type 2 MD 20 R, which pumps the A and 3 fertilizer solutions (EC) into the mixing vessel.
-1 dosing pump, Iwaki type MD15 R, which pumps the acid or lye solution (Ph)
 into the mixing vessel
-1 self priming filling pump Grundfos, type ZP 250, 3,0 Kw 4 HP 480 V - 3 ph -
 60 Hz.
-1 coated filling water filter, make UDI with stainless steel strainer 3" 300 micron
-2 solenoid filling valves 1/2" 24 V with adjustable capacity
-1 stainless steel mixing/supply pump Grundfos type DLP80-125/133 7,5 Kw 10
 HP/480 V - 60 Hz.
-1 Filtomat fully automatic self cleaning filter, rated at 40 m3/hr., diam. 3", type nr. M 203
-a return/mixing pipe with control valve and PH control transmitter -connections for an EC control transmitter and an EC check in the supply pipeline
-pressure gauges for filter- and pump check
-electronic level control in the mixing vessel for start/stop of the filling pump and min./max. level of the alarm
-a pump control panel, suitable for the control by a computer of the alarm of the filling pump, supply pump, A and B pumps, PH pump and filling valve
-all pumps are activated by manual switches or automatically, furthermore the automatic level control for the filling pump/valve, min./max. level of the alarm and the power failure alarm are included. All alarms are signalled both optically and acoustically in a so-called blind diagram
-all pumps are connected to the control panel
-a litres counter is fitted in the pressure pipe for the recording monitoring and/or control of the solenoid valves.



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THE FOLLOWING PIPELINES ARE CONNECTED TO THIS UNIT:
-The main supply pipes to the greenhouses inclusive of a p.v.c. shut-off valves -The suction pipe from the waterstorage to the filling pump, maximum length 50 mtrs. of 125 mm p.v.c. tube inclusive of a foot valve, shut-off valve and a fixed perforated suction tube.
-Drain/blow down tube from the unit, max. length 20 mtrs. of p.v.c. tube diam.
 75 mm.
-2 only open rectangular polyester fertilizer reservoirs (contents 2.200 ltrs.)
 no lids fitted on posts including a draining tray.
 Further the reservoirs include the necessary supply pipe and floating suction and discharge pipelines for the fertilizer solutions A and B.
-1 only open round polyethelene reservoirs fitted on supports, contents 200 ltrs., including the necessary supply and suction pipelines for the acid/lye solutions.
-The supply tubes between the dosing pumps of the fertilizer solutions and the acid/lye vessels.
-The filling pipe from the filling pump to the fertilizer- and acid/lye vessels of 50 mm p.v.c.

With the units described a capacity of 1,5 ltrs. per m2 is available. This value is possible if the installation uses 2 valve sets in one time.
The irrigation water must be free of Fe.

NOTE:THE ACID OR LYE PUMPS ARE FOR CORRECTION ONLY THUS NOT TO INJECT MAXIMUM ACID OR LYE QUANTITY.

The density of 2,5 drippers per M2 is calculated, each one rated at 3 ltrs./hr. The units are coupled, so to avoid an error in the irrigation system.

DRAINWATER DISPOSAL
A p.v.c. collecting pipe of 110 mm (class 51) is installed along all gable ends and partion wall in order to evaluate the superfluous dripwater.
This pipe is fitted in the ground and equipped with 4 risers of 40 mm with reducers of 40 x 125 mm per 6,40 mtrs. span.
The collecting pipes are joined in the middle by a coupling pipe of 125 mm (class 51). These pipes debouch into two round fiberglass vessels of 1000 ltrs. capacity each.
A stainless steel self priming pump make Lowara, type silverjet 480 V - 3 ph - 60 Hz, is installed next to both vessels.
It pumps the drainwater into the drainwater reservoirs via a XXXX p.v.c. pipe. P.v.c. non return valves are fitted in the suction pipes.
Liter counters and connecting points for an EC transmitter are fitted in the p.v.c. pipes.

The pumps are calculated at a processing capacity of 4 ltrs. m2 per day.


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DRAINGUTTERS
This item comprises the supply only of so-called "Bato" troughs.

The supply includes the following:

49.080 mtrs.of "Bato" substrate medium trough 50 x 250 x 50 x 1,2 mm. 49.000 mtrs. polystyreen dim.2000 x 200 x 20 mm.
  484 drains



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Enclosure 4
-----------

                           Internal screening system
                           -------------------------

The supply of materials for 24 energy saving/screeningcloth installation with a DS aluminium profile.

Dimensions of the greenhouse section
Width : 30 spans of 6,40 mtrs. + expansion      =  192,00 mtrs.
Length: 102 sections of 4,00 mtrs.              =  408,00 mtrs.

The supply and installation of a screening system fitted with a VA-profile.

Working of the system      : from trellis to trellis over
                             4,0 mtrs.
Gable ends                 : not included
Side walls                 : not included
Type of motor                   : total 24 Ridder RW - 480 V.
Length of tubular shafts        : 24 times 64,00
Number of tooth racks TUS20
length = 4.000 mm               : total 21 per drive shaft
Number of pull/push tubes
diam. 32 mm, narrowed ends : total 21 per drive shaft
Screening material LS 13  A     : made of polyester/aluminium,
                             screening 30%, energy saving 20%
                             when closed

Specification
-------------

Drive per section
2 wormgear reduction motor, make Ridder, complete with limit switch, chain coupling (for the protection of the gearbox) and mounting plate for fitting on the uprights.
This motor is coupled to a galvanized tubular shaft diam. 32 mm (wall 2,6 mm thick). The tooth racks, made Ridder TUS20, which are activated by this tubular shaft have been welded directly to the pull/push tubes and they run together with this tube through special borne pinions, made Ridder.
These pinions are fitted on the trellis girders and serve at the same time as a bearing of the tubular shaft.

Pull/push tubes
The pull/push tubes to be installed in a lower position (+ 2 cm) in order to
                                                         -
prevent the wearing out of the cloth.
The pull/push tubes are all tubes diam. 32 mm with narrowed ends (wall thickness 1,5 mm).
The pull/push tubes run on plastic diabolo wheels, type KST-358/34 fitted on each truss/trellis girder.
The VA profiles are fitted on the pull/push tubes with aluminium clamps.
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Supporting/positioning wires
Per 3,2 mtrs. span 8 support wires and 3 position wires 2,5 mm will be installed, of which one is made of plastified steel 2,5 mm, the others are made of Atlas wire 2,5 mm.

Gable-end fixing
The support wires are fixed to Dalsem purlins, size 35 x 180 x 40 mm. These RH steel profiles are hot dipped galvanized.

Suspension of support wires.
Support wires is effected by the so-called VA profile, provided with a black rubber strip of 20 mm against the truss.
The installation is made energy-tight with a fixed strip of screen over the rolled hollow sections and along the sides.
Stainless steel clips are used to fix the cloth to the VA profiles.
The profile is provided with a continuous aluminium catch lock that keeps the pack as small as possible in the closed position.
The profile is provided with support wire guides so that the screen cannot slip under the profile.
Trellis clamps are used to fix the screen on the trellis and are equipped with cloth end-stop stainless steel clips.
If the screening system as specified in this offer is ordered from Dalsem together with the greenhouse, the screen will be fully integrated in the greenhouse i.e. the greenhouse is fitted with the so-called Dalsem screen purlins in the gable-ends.
Fixed strips of film/cloth over the rolled hollow sections are no longer required then and a perfect sealing at the gable-ends is achieved because the VA sections stop against the screen purlins.

                      [LETTERHEAD OF DALSEM APPEARS HERE]

Enclosure 5
-----------



                       Electrical and computer controls
                       --------------------------------

Remarks:
We assume that there is a municipal sub-station in close vicinity of this project. The project requires a continuous peak power rating of 210 Kw or 520 Kva when the project is in full operation.

roof sprinkler system    -   12 Kw
4 dripunits              -   40 Kw
roofventilation          -   18 Kw
screening                -   18 Kw
heating system           -   60 Kw
miscellaneous            -   30 Kw
warehouse                -   30 Kw

                           -------

total                       208 Kw

Cable ducts
This system comprises:

A cable duct over the full length of the greenhouse along the concrete paths fitted on wall brackets to upright and/or trellis.

Specification
-------------

 660 mtrs. of cable duct 120 mm
1200 wall brackets 120 mm
 500 coupler plates
     fixing materials

Sub main distribution device
Total 6 distribution devices made of sheet steel and each equipped with:
 1 automatic main switch 100 amps
 1 power group of 35 amps
 2 power group for the airing motors
 1 power group for the screening system
 1 power group spare

                     [LETTERHEAD OF DALSEM APPEARS HERE]

The greenhouse system
This system comprises:

The wiring of 48 vent gear motors and 24 screening/shading motors with automatic-reverse and motor protection- and emergency stop switches, all mounted on a wooden board, via feed cables vmvk 4 x 2,5 mm2 to the distribution devices.

The wiring of the low voltage cables for connecting the measuring box. The measuring box has a max. distance of 40 mtrs. from the concrete path.

Specification
-------------

   8 wooden boards
5200 mtrs. of vmvk cable 4 x 1,5 mm2
5500 mtrs. of vmvk cable 4 x 2,5 mm2
 600 mtrs. of low voltage cable 16 x 0,8 mm2
1500 mtrs. of low voltage cable 12 x 0,8 mm2
  12 switchboxes for measuring boxes
  48 airing window controlboxes
  50 mtrs. victor chain

The greenhouse system (path lighting system)
The supply, installing and wiring of a path lighting system composed of:
32 double wall sockets 120 V
50 FL fittings 1 x 36 Watt waterproof
 3 single pole switches

The supply and installing of 12 power wall sockets 480 V / 16 amps and the wiring via one feed cable vmvk 4 x 2,5 mm2 to the distribution devices.

Specification
-------------

 12 power wall sockets 480 V / 16 amps
 50 FL fittings 1 x 36 Watt waterproof
 50 FL tubes 36 W / 33
 32 double wall sockets 120 V
  3 single pole switches
700 mtrs. of vmvk cable 4 x 2,5 mm2
480 mtrs. of vmvk cable 3 x 2,5 mm2
125 branch boxes with coupling nuts and mounting plates

                                                   [LOGO OF DALSEM APPEARS HERE]


Power supply cables (underground)
The delivery includes 6 power supply line cables, size, ymvkas
4 x 16 mm2.
These cables are placed in the cableduct and connected to the main distribution installation.

Specification
-------------

1200 mtrs. ymvkas 4 x 16 mm2
    incl. fixing materials

The boilerhouse installation
The delivery includes the necessary regulating boxes and cable for the connection of the ringtransport mains of the water temperature control.

The delivery includes the supply of 1 min. pressure meters incl. low/level safety for the pressure expansion automat vessel.
(pressure expansion vessel not included in our offer).

The delivery of a pump switchpanel together with automatic and manual motorsafety switches for the following equipment:
 2 greenhouse thermal pumps
 3 spare groups
 1 supply transformer for the mixing groups in the boilerhouse

The connection wiring for the substrate computer
This installation includes:

The connecting to an available feed point of 480 V - 3 ph 60 Hz of 4 substrate control units by 25 mtrs. of feed cable ymvk 5 x 6 mm2

The delivery of weak current wiring for the connection of 36 solenoid valves, 24 V.

The wiring of the flowsensor, EC and Ph pumps and transmitters to the computer.

Drainwater disposal and electrical wiring of all necessary equipment according our specification.

                      [LETTERHEAD OF DALSEM APPEARS HERE]



Specification
-------------

   6 wooden boards
 120 mtrs. of vmvk 5 x 6 mm2 cable
 150 mtrs. of vmvk 4 x 2,5 mm2 cable
1000 mtrs. of weak current cable 24 x 0,8 mm
1200 mtrs. of weak current cable 12 x 0,8 mm
 200 connectors
  35 branch boxes and cable inlets

Connection of the environmental computer
This system includes:

The installing of the computer in the computer room and the connect-ing to the available 120 V double wall socket.

The installing of the mast with outside sensors and the connection to the computer.

The supply and installing of the required control and test leads from the computer to:
 26 mixing valve motors and water temperature transmitter
 48 vent gear motors and vent position indicators (2 parallel)
 12 measuring boxes
  2 ringtransport main controls
 24 screening/shading motors

The supply and installing of the necessary control boxes for the measuring boxes, mixing valve motors and ventilation motors.

The alarm of the computer is connected to the existing alarm in the boilerhouse, whilst a horn is installed directly adjacent to the computer.

Material specification
----------------------

  1 double wall socket 120 V
 35 mtrs. of vmvk cable 3 x 2,5 mm2
 20 branch boxes + cable inlet
 20 mtrs. of p.v.c. cable ducting
150 mtrs. of p.v.c. cable ducting
 26 control boxes for the mixing valve motors
 50 mtrs. of mattress chain
  2 ringtransport control boxes

                                [LETTERHEAD OF DALSEM APPEARS HERE]
CO-2 control equipment
4 CO-2 measuring points and five Priva CO-2 monitor 250 E with 4 solenoid valves.

Main distribution device
Total 1 distribution cabinet of sheet steel.

Main distributing cabinet consist of:
1  automatic main switch 630 amps
4  power groups of  35 A for the substrate units
2  power groups of  63 A for the greenhouse thermal pumps
2  power groups of  63 A for the cooling system spare
6  power groups of  63 A for the sub distributing systems - spare
3  power groups of  35 A for the roofsprinkler

Delivery of supply cables from powerplant
Not included.

Wiring and connection of the roof sprinkler system is included

                                        [LETTERHEAD OF DALSEM APPEARS HERE]

               Computer control system for the complete project
               ------------------------------------------------

For the climate control of the greenhouse we included a "horticultural computer control system".

Computer system
---------------

One CD 750 climate computer for the total greenhouse complex with video terminal, keyboard and printer 120 D, built in a steel desk, with connection panel which can be mounted at the left or right side. The computer is suited to control 12 compartments according to the following specifications:

Communication       :  in English
Temperature         :  degrees Celsius
Line voltage        :  230 V-60 Hz
Program version     :  112
Computer dimensions :  base              : dxw  =79x150 cm
                       desk-top          : dxw  =79x108 cm
                       connection panel  : dxwxh=79x42x108 cm

Digital outputs     :  max. current 1,0 Amp. per digital output
                    :  max. current 1,6 Amp. per 8 dig. outputs
                       simultaneously
Climate control     :  triac, 24 V AC
Fertilizer control  :  triac, 24 V AC
irrigation valves   :  either 24 V AC-triac or 24 V DC-transistor
                       outputs per block of 32 valves

The measurement and control of the following:

-measurement and registration of the outside conditions (light intensity, wind velocity, wind direction, outside temperature and rain detection) -measurement and registration of condition in the compartments (ambient temp.
 relative humidity, water temp., vents position, fan stages activated)
-clock circuit with setting facilities (astronomical times, fixed times) -boots setting
-calculation programs (average values day and night period, calculated values) -alarm reports with or without (audible) alarm contact, with automatic print-out
-power down protection circuit
-battery back-up

                                             [LETTERHEAD OF DALSEM APPEARS HERE]

Note:

Program numbers with the same substrate unit number are software interlocked, so only one program at a time can be in operation. In program 112 it is possible to set independent EC and Ph values per program.
Program numbers with the same pump number are also software interlocked, so only one program at a time can be in operation.

Delivery includes the following:

 1 x Kipp solari meter
 1 x outside temperature sensor
 1 x wind velocity sensor
 1 x wind direction sensor
 5 x Priva CO-2 monitor 250 E, range 0-3000 ppm
26 x water temperature sensor in stainless steel body
26 x mixing valve switching box with manual switch for a 24V AC mixing valve motor. Mixing valve switching box is equipped with solid state outputs.
48 x control box with 24 having potentiometer roofvents
24 x screening/shading control
 1 x rainsensor, with heating element to prevent condensation
12 x measuring box temperature & humidity with circulation fan, including:
     * integral watertank, 2 ltrs.
     * 5 mtrs. steel chain
     * 5 mtrs. cable with 7-p. connector
     * 1 mtr. cotton sleeving for humidity measurement

The measuring box consists of a galvanized metal construction with a white polyester coating. Both sensors are protected against temperature influences caused by direct solar radiation.

 1 x pack registration paper, 2000 sheets
 1 x chair with textile cover, colour black/grey
 6 x EC interface
12 x EC sensor
 6 x Ph interface
12 x Ph sensor

                      [LETTERHEAD OF DALSEM APPEARS HERE]


Enclosure 6
-----------



                               Waterstorage tank
                               -----------------

Two waterstorage tanks one of 166 cub. mtrs. drainwater disposal, and one of 450 cub. mtrs. is included for the storage of the irriga-tion/roofsprinkler water. The watertanks are projected near the fertilizer room in the connecting corridor.
Materials to connect the irrigation unit to the waterstorage tank are included.

Dimensions of the watertank

- 1 watertank with a capacity of 166 cub. mtrs.
- 1 watertank with a capacity of 450 cub. mtrs.

Dimensions to be set later because of available space.

Each one of the reservoirs is composed of 5 rings each one assembled of 10 galvanized corrugated sheets, bolted together.
Genap black water basin film, model Aquatex, thickness 0,5 mm, suitable for drinking water, KIWA certification is used for lining of the reservoirs and the existing clean water reservoir.
In order to protect the film against damages Genap polyester sheets (300 grams/m2) will separate the film from the walls of the reser-voirs. The top of the films are fitted with a reinforced border.
The borders are fitted with a doubling and rings every 50 cm.
For the installation of the sleeves 6 mm cord is used while for the fixing of the polyester sheets special profiles are used.
Genap anti-algae tarpaulins for external use are included.
(They fit in the reservoirs as floating tarpaulins).

The place where the reservoirs are assembled on the ground should be levelled and filled with sand. Further 56 concrete slabs in all are required and should be laid waterlevel.
The rims of the reservoirs will rest on these slabs.
The slabs are not included in our quotation (size of the slabs
30 x 30 cm).

Note:

Tanks are mentioned in price summary enclosure 3.

                      [LETTERHEAD OF DALSEM APPEARS HERE]



Situation in the greenhouse:
----------------------------

                   vents, roofsprinklers & heating control
                   ---------------------------------------

              ---------------------------------------------------

                  Cmp.       Mv + Ps      Airinl.     Screens
                1 - 12          1            2           1

              ---------------------------------------------------

Cmp             = compartment number
Mv + Ps         = mixing valve motor with automatic control of
                  associated circulation pumps

1 x transport line pre-control program with 2 circulation pumps with automatic selection of summer and winterpump, depending on demand of heat required in the compartments thereto.

2 x substrate control program for fertilizer system with 2 EC measurements and 2 Ph measurements. Included control of:
    * fertilizer dosing pump (A & B)
    * acid or lye pump
    * filling pump
    * irrigation pump
    * mixing pump

5 x CO-2 measurement and dosing programs

1 x graphics program for 5 graphs on screen or the printer.

2 x control of 16 electro valves 24 V AC, divided into 10 independent programs. Each program has independent start conditions, depending on:
    * time
    * light intensity or light sum
    * too low rel. humidity in a compartment with minimum rest time between two starts

Situation
---------

Program 1 - 12 : 2 valves each - drip irrigation.
Program 1 - 12 : 24 valves     - roof sprinkler.

                     [LETTERHEAD OF DALSEM APPEARS HERE]



Enclosure 6

Roof irrigation system
----------------------

The system is split up into 4 times 20 rows with each 11 circular sprinklers. The polypropelene sprinklers Type "Mamcad". The sprink-lers are rated at 0,3 m3/hr. at a pressure of 2.0 bar.
The sprinkling diameter is approx. 18 mtrs.
The risers to the sprinklers are made of 32 mm aluminium pipe and are fitted by aluminium brackets at the uprights and the roof glazing bars and bushed at the ridge. The sprinklers are fitted right on top of the ridge and will not protrude more than 30 cm in order not to hinder the eventual greenhouse roof cleaner.

The 63 mm p.v.c. pipes are installed in the ground. They are joined with 1,5" valve sets. Our supply includes 12 valve sets in all.

Each valve set is composed of the following elements:
- one solenoid valve 1,5" make Bermad
- one take off point 50 mm x 1,5" for draining of the pipes
  (frost prevention)
- a p.v.c. ball valve 32 mm with half Geka 1" coupling
  (watering tap).

The valve sets are connected to the main supply.
The 110 mm p.v.c. main supply pipe is installed underground along the pathway and connected on pump station in the substrate room.

The pumpstation is assembled of a stainless steel frame with 1 Lowara pump type CN 40-160 of 4,0 KW (5,5 HP) 480 V - 60 Hz and a 2" filter, make UDI with stainless steel 300 micron strainer.

The pump capacity is sufficient to control 1 valve at each time.

The following pipework is connected to the pumps:

The pressure pipes of 110 mm p.v.c. fitted with a p.v.c. shut-off valve. The suction pipe of 90 mm p.v.c. from the mains water reser-voir at a max. distance of 35 mtrs. inclusive of a fixed perforated suction pipe, a brass non return valve and p.v.c. shut-off valves.

                                [LETTERHEAD OF DALSEM APPEARS HERE]

Enclosure 7:

The mounting of 20 hose connectors ball valves 1.5" along pathway for cleaning and hand irrigation purposes.
These valves connected on a separate main diam. 90 mm connected on the pump set of the Hydro pressure installation.

Total cost including installation               add USD 13.650.

Hydro pressure installation.

The pump installation is placed on a stainless steel frame including pressure vessel.

In total 3 pumps will be used including filter 3" with stainless steel strainer 300 micron. One of the pumps is spare to keep the pressure and to be use in case of emergency.

On this pump set we connect:
A - pressure main 110 mm roof sprinkler installation.
B - pressure main  90 mm cleaning and hand valves.

The suction pipe 90 mm from the main water reservoir at a max.
distance of 20 mtrs. inclusive of a fixed perforates suction pipe, a brass non return valve and p.v.c. shut-off valve.

Total cost including installation               add USD 16.844.

                                        [LETTERHEAD OF DALSEM APPEARS HERE]

                                 EXHIBIT F
                                 ---------

                     Preliminary Construction Schedule

                          [EDGAR DESCRIPTION TO COME]

                                EXHIBIT H
                                ---------

                   Schedule of Permitted Encumbrances

1. Taxes and assessments which are a lien or are now due and payable; any tax, special assessment, charge or lien imposed for or by any special taxing district or for water or sewer service; any unredeemed tax sales.

2. Easement granted to Public Service Company of Colorado for the construction, reconstruction, operation and maintenance of conductors and conduits for the transmission of electricity, together with the necessary poles, towers, cross-arms, cables, wires, guys, supports, and other fixtures and devices, used or useful in the operation of electric transmission lines, through, on, over, and across the west 13 feet of the Land, Together with the right of ingress and egress over said premises and to remove objects or structures therefrom; and, also to survey, construct, reconstruct, maintain, operate, control, and use said lines and facilities, as contained in instrument recorded February 27, 1964 in Book 508, at Reception No. 1430152, Weld County, Colorado Records.

3. Oil and gas lease between Mel Anderson, Agent and Attorney in Fact for Ruth B. Anderson, Martha J. Richardson, and George A. Monson and Walter
      A. Ohmart dated May 27, 1970, recorded June 11, 1970 in Book 627 as Reception No. 1548965, and any interests therein or rights thereunder.

      Note: Extension of the above lease as claimed by Affidavit of Production, pursuant to CRS 38-42-106, by Machii-Ross
                 Petroleum Co., recorded August 5, 1975 in Book 744 as Reception No. 1666396 and re-recorded September 10, 1975 in Book 747 as Reception No 1669444, and by Amoco Production Company recorded January 30, 1976 in Book 758 as Reception Nos. 1680147 and 1680181, and by Paul M. Mershon, Jr., recorded November 15, 1976 in Book 782 as Reception No. 1703543, corrected by instrument recorded February 25, 1975 in Book 785 as Reception No. 1706871, and by W.B. Macey, individually and Paul M. Mershon Jr., as Trustee of the Paul M. Mershon, Jr. Trust dated May 4, 1982, recorded January 25, 1984 in Book 1019 as Reception No. 1954108, August 28, 1984 in Book 1041 as Reception No. 1979337, and January 29, 1985 in Book 1056 as Reception No. 1996787.

4. All interests in and to all of the oil, gas, and other minerals, as conveyed to Gerald D. Browning, Charles H. Conner, and David C. Conner by deed recorded December 8, 1976 in Book 783 as Reception No. 1705355, and any interests therein or rights thereunder.

5. Terms, agreements, provisions, conditions, and obligations as contained in Agreement by and between City of Fort Lupton and Rennoc Corporation recorded September 22, 1981 in Book 948 as Reception No. 1869885.

6. Terms, agreements, provisions, conditions and obligations as contained in Annexation Agreement by and between Thermo Carbonic, Inc., Rennoc Corporation, and The City of Fort Lupton, Colorado, a Colorado municipal corporation recorded October 1, 1992 in Book 1352 as Reception No. 02305317.

7. Reservations of (1) right of proprietor of any penetrating vein or lode to extract his ore; and (2) right of way for any ditches or canals constructed by authority of United States, in U.S. Patent recorded October 20, 1909 in Book 132 at Page 257. (Affects NW1/4 Section 34)

8.   Proposed Declaration of Covenants (See pp. H - 3 through H - 6):

                           DECLARATION OF COVENANTS
                           ------------------------


     THIS DECLARATION is made as of the ____ day of __________, 19__, by THERMO COGENERATION PARTNERSHIP, a Colorado partnership, hereinafter referred to as "Declarant."


                             W I T N E S S E T H:
                             - - - - - - - - - -


     WHEREAS, Declarant is the owner of certain real property located in the County of Weld, State of Colorado, which is more particularly described on Exhibit "A" hereto ("Cogeneration Site"), upon which Declarant intends to construct and operate a cogeneration plant; and

     WHEREAS, Declarant is also the owner of certain real property located in the County of Weld, State of Colorado, which is more particularly described in Exhibit "B" hereto ("Greenhouse Site"), upon which Declarant intends to construct and lease to others a commercial greenhouse; and

     WHEREAS, the cogeneration plant will be constructed with the intention of supplying the thermal energy requirements for the operation of the commercial greenhouse; and

     WHEREAS, Declarant would not construct the cogeneration plant but for the obligation of the Greenhouse Operator (hereinafter defined) to purchase and use thermal energy produced by the cogeneration plant in the operation of the commercial greenhouse for a continuous period of twenty-five (25) years from the initial date of commercial operation of the cogeneration plant; and

     WHEREAS, Declarant desires that the Greenhouse Site shall be held, leased and used subject to the following covenants, conditions and restrictions for the purpose of protecting the value and desirability of the Cogeneration Site.

     NOW, THEREFORE, Declarant, for itself, its successors and assigns, declares as follows:

     1.   Definitions
          -----------

          A. The term "Declarant" shall include Thermo Cogeneration Partnership and any successors and subsequent owners of the Cogeneration Site for so long as it owns the Cogeneration Site.

          B. "Greenhouse Operator" shall mean the party or parties operating the greenhouse and shall include, without limitation any party or parties owning fee title to the Greenhouse Site and for any improvements erected thereon.

        2.     Restriction on Use.  The Greenhouse Site shall be used and
               ------------------
operated only as a commercial greenhouse for the production of agricultural products, or for such alternative uses (which must in any event require consumption of thermal energy) as may be approved by Declarant prior to any change in use, which approval by Declarant shall not be withheld or delayed unreasonably.

        3.     Covenant to Operate.  The Greenhouse Operator shall use and
               -------------------
operate the Greenhouse Site for the permitted purposes described in paragraph 1 hereof. Such operations shall be conducted in accordance with the terms and conditions of a certain Thermal Supply Lease Agreement dated as of March 15, 1993, under which Declarant is the lessor and Greenhouse Operator is the lessee (the "Thermal Supply Agreement"); provided however that the term of Greenhouse Operator's leasehold estate shall not commence until the occurrence of the Commencement Date as provided in the Thermal Supply Lease and that this Declaration of Covenants shall not be construed to have effected any demise of the Greenhouse Site or to constitute actual or constructive notice of any such demise. In connection with the operation of the Greenhouse Site, the Greenhouse Operator shall, subject to the terms of the Thermal Supply Agreement and conditions of Force Majeure as therein provided, accept a quantity of thermal energy from the Cogeneration Site of not less than Two Hundred Billion (200,000,000,000) BTU measured on an annual calendar year basis, which thermal energy shall be received through a heat transfer system. To the fullest extent reasonably practicable, thermal energy prepared on the Cogeneration Site shall be utilized on the Greenhouse
Site in lieu of thermal energy obtained from alternate sources. In addition, no other source of thermal energy (except solar generated radiant energy) shall be utilized on the Greenhouse Site in connection with the operation of the permitted use so long as thermal energy sufficient to satisfy the needs of the operation is produced and made available from the Cogeneration Site.

        4.     Appointment of Receiver.  In addition to any other rights and
               -----------------------
powers conferred on the Declarant, it shall have the right after the breach of any of the covenants herein to apply for the appointment of a receiver for the Greenhouse Site with the power to enter upon, take possession and control of and operate the Greenhouse Site for the permitted use herein described, and with such other powers as may be deemed necessary to perform its duties. Declarant shall be entitled to such receiver as a matter of right, and shall be entitled to apply for such receiver ex parte and without
                           --------
prior notice to Greenhouse Operator. Any receiver so appointed shall apply any income from the operation of the Greenhouse Site first to the necessary expense of continuing the operation, then to the reasonable costs of the receivership, and the balance shall be held and applied as directed by the court.

        5.     Enforcement.  In any legal or equitable proceeding for the
               -----------
enforcement (or to restrain the violation) of this Declaration in any provision hereof, the losing party shall pay the reasonable attorneys' fees of the prevailing party, and such amount shall be assessed as part of any judgment or order entered by the court hearing the dispute. All remedies provided herein or at law or in equity shall be cumulative and not exclusive. The failure of Declarant to enforce any of the covenants herein contained shall in no event be deemed to be a waiver of the right to do so for subsequent violations.

        6.     Term.  This Declaration, every provision hereof and every
               ----
covenant contained herein shall continue in full force and effect for a period twenty-five years from the initial date of commercial operation of the cogeneration plant, unless prior thereto the Declarant and the Greenhouse Opera-tor shall execute and record in the real estate records of Weld County, Colorado, a written instrument acknowledging the earlier termination hereof. The date of initial commercial operation of the cogeneration plant shall be deemed to be the date set forth on a certificate which may be filed in the real estate records of such county by the Declarant within five (5) years after the date of filing hereof. Otherwise, such date shall be deemed to be the twenty-fifth
(25th) anniversary of the filing in such real estate records of this Declaration.

        7.     Inurement.  The covenants herein contained shall bind Declarant
               ---------
and Greenhouse Operator during the periods in which they shall own their respective sites, and thereafter shall bind and inure to the benefit of their respective successors and assigns.

        8.     Severability.  If any of the provisions of this Declaration or
               ------------
the application thereof in any circumstances shall be invalidated, such invalidity shall not affect the validity of the remainder of this Declaration or the application thereof in other circumstances.


Signed and acknowledged in the          THERMO COGENERATION PARTNERSHIP
presence of:                            By: Thermo Industries, Ltd., a partner
(as to all signatures on behalf of      By: Thermo Industries, Inc. of Colorado,
Thermo Cogeneration Partnership)           General Partner

                                            By:
---------------------------------------        ---------------------------------
                                               James Monroe, III
Printed Name:                                  President
            ---------------------------


                                        By: Thermo Carbonic Inc., a partner


                                            By:
---------------------------------------        ---------------------------------
                                               James Monroe, III
Printed Name:                                  President
            ---------------------------


                                        By: Thermo Fuels, Inc., a partner

                                            By:
                                               ---------------------------------
                                               James Monroe, III
                                               President

                    MEMORANDUM REGARDING ADJUSTMENT OR RENT
                               AND OPTION PRICE


Subject: Thermal Supply Lease Agreement dated as of March 22, 1993 (the "Thermal Lease Agreement")

Parties:     Thermo Cogeneration Partnership, a Colorado partnership ("Thermo")

             Rocky Mountain Produce Limited Liability Company, a Colorado limited liability company ("Rocky Mountain")

Date:        March 25, 1993

             1. Reference is hereby made to the Thermal Lease Agreement. Capitalized terms used in this memorandum have the meanings given to such terms in the Thermal Lease Agreement. The parties desire to supplement their agreements and understandings set forth in the Thermal Lease Agreement as expressly provided in this memorandum.

             2. Base Rent payable under paragraph 4.1 of the Thermal Lease Agreement and the Option Purchase Price set forth on Exhibit C of the Thermal Lease Agreement have been determined on the assumption that the final Contract Sum (inclusive of the Contractor's fee under the Construction Contract) for construction of (and therefore the investment of Thermo in) the Facility will be Seven Million Eight Hundred Thousand Dollars ($7,800,000). Such Base Rent and Option Purchase Price also have been determined on the premise that a reasonable return on Thermo's investment in the Facility should approximate the average annual rate of interest (not presently capable of final determination) which Thermo will be required to pay for the definitive construction/start-up and term financing to be obtained by Thermo for construction and start-up of the Plant and the Facility, multiplied by Thermo's then-unrecovered investment from the Facility, plus recovery by Thermo of its capital investment in the Facility over a period of not longer than twenty (20) years after the initial Date of Commercial Operation. Thermo has estimated such average annual rate of interest to be nine and eighty-nine one-hundredths percent (9.89%) per annum, and this rate of return has been used in a proforma calculation of Base Rent payable under paragraph 4.1 and the Option Purchase Price set forth on Exhibit C.

     3. If feasible to do so consistent with Rocky Mountain's operating requirements, the parties agree to use their best efforts to reduce the Cost of the Work (as defined under the Construction Contract) so that the final Contract Sum shall be less than $7,800,000. This best efforts obligation shall not require either party to agree to any change with respect to which such party is given a right of prior approval under paragraph 6.3 of the Thermal Lease Agreement or the Construction Contract or to require Rocky Mountain to agree to a reduction in the Contractor's Fee, unless such reduction is required pursuant to those provisions of the Construction Contract under which the final payment to the Contractor is to be determined, and adjusted if necessary.

     4. Thermo agrees that promptly after conversion of the construction/start-up financing for the Plant and the Facility to term loan financing, Thermo shall in good faith determine as accurately as is practicable the actual average annual rate of interest which Thermo has been and will be required to pay for financing for the construction/start-up and term financing for the Plant and the Facility. For purposes of determining the average annual rate of interest, loan "points," loan fees paid to the lender, and similar charges in the nature of prepaid interest paid to the lender and reasonably allocated to obtaining such financing shall be deemed to be interest costs. If either the final Contract Sum is other than $7,800,000, or such actual average annual rate is less than 9.89% per annum, Thermo shall redetermine Base Rent payments required to be made during the first twenty (20) years of the Lease Term according to the following formulae:

           (a) Quarterly Base Rent payment = level quarter-annual payment required to completely amortize in 77 payments the amount which is the sum of (i) the final Contract Sum, plus
                 (ii) interest on the unamortized balance of the final Contract Sum from time to time outstanding at the actual average annual rate of interest (all sources blended on an equitably weighed average basis) paid by Thermo, but not greater than 9.89% per annum.

           (b) Total Base Rent = sum of all Quarterly Base Rent payments, i.e. seventy-seven (77) times the Quarterly Base Rent payment.

           Where:  the actual average annual rate of interest is determined
           -----
           based on an equitably weighted average rate of interest on all borrowings of funds by Thermo and the partners and Affiliates of Thermo specifically for use in development, construction and operation of the Plant and the Facility.

The foregoing redetermination of Base Rent shall be made from time to time in the event of any general refinancing of the Plant and the Facility by Thermo.

           5. If the Base Rent is revised, the Purchase Option Price Schedule (Exhibit C) shall also be revised to change the Base Purchase Price set forth therein to the actual Contract Sum (prior to the first Quarterly Payment Date), with such Base Purchase Price declining, on a quarter-by-quarter basis in the manner presently set forth in such Exhibit C, so that such Base Purchase Price will always equal the unamortized principal balance of the final Contract Sum based on a complete amortization, in seventy-seven (77) equal quarterly installments (level combined principal and interest basis), of the Contract Sum, at the actual average rate of interest for the initial construction/start-up and term financing used to redetermine the Quarterly Base Rent Payment.

     IN WITNESS WHEREOF the parties have signed this memorandum contemporaneously with signing of the Thermal Lease Agreement.


                                   THERMO COGENERATION PARTNERSHIP
                                   By: Thermo Industries, Ltd., a partner
                                   By: Thermo Industries, Inc., of Colorado
                                       General Partner


                                       By: /s/ James Monroe, III
                                           ----------------------------------
                                           James Monroe, III
                                           President


                                   By: Thermo Carbonic, Inc., a partner


                                       By: /s/ James Monroe, III
                                           ----------------------------------
                                           James Monroe, III
                                           President


                                   By: Thermo Fuels, Inc., a partner


                                       By: /s/ James Monroe, III
                                           ----------------------------------
                                           James Monroe, III
                                           President


                                   ROCKY MOUNTAIN PRODUCE LIMITED
                                   LIABILITY COMPANY


                                   By: /s/ William E. Coleman
                                       --------------------------------------

                                   Printed Name: William E. Coleman
                                                 ----------------------------

                                   Title:              MANAGER
                                         ------------------------------------


                                   /s/ Nicholas G. Muller

                                   and by Nicholas G. Muller, Manager

                            SUPPLEMENTAL AGREEMENT
                          AND CONSENT TO ASSIGNMENT

     THIS SUPPLEMENTAL AGREEMENT AND CONSENT TO ASSIGNMENT ("Supplemental Agreement"), effective as of the ______ day of March, 1993, by and between THERMO COGENERATION PARTNERSHIP, L.P., a Delaware limited partnership ("Thermo"), and ROCKY MOUNTAIN PRODUCE LIMITED LIABILITY COMPANY, a Colorado limited liability company ("Rocky Mountain"), and THE PRUDENTIAL INSURANCE COMPANY OF AMERICA, as a lender (hereinafter, together with any successors or assigns in such capacity, referred to as "Prudential") and as lead agent (hereinafter, with any successors and assigns in such capacity, referred to as the "Lead Agent") for the Secured Parties under the Construction and Term Loan Agreement dated as of March ____, 1993, among Thermo, Prudential, and CSW Ft. Lupton, Inc., and the other financial institutions named therein as lenders, the Lead Agent and CSW Ft. Lupton, Inc., as Bank Agent (as amended from time to time, the "Loan Agreement").

                                   RECITALS:

     A. On March 22, 1993, Rocky Mountain entered into with Thermo Cogeneration Partnership, a Colorado partnership, a Thermal Supply Lease Agreement (the "Assigned Agreement"), which Assigned Agreement contains, among other things, the agreement of the parties as to (i) the construction of a twenty (20) acre (more or less) commercial greenhouse (the "Facility") on certain real property (the "Land") owned by Thermo

                                  APPENDIX II


                            SUPPLEMENTAL AGREEMENT
                          AND CONSENT TO ASSIGNMENT

     THIS SUPPLEMENTAL AGREEMENT AND CONSENT TO ASSIGNMENT ("Supplemental Agreement"), effective as of the ___ day of March, 1993, by and between THERMO COGENERATION PARTNERSHIP, L.P., a Delaware limited partnership ("Thermo"), and ROCKY MOUNTAIN PRODUCE LIMITED LIABILITY COMPANY, a Colorado limited liability company ("Rocky Mountain"), and THE PRUDENTIAL INSURANCE COMPANY OF AMERICA, as a lender (hereinafter, together with any successors or assigns in such capacity, referred to as "Prudential") and as lead agent (hereinafter, with any successors and assigns in such capacity, referred to as the "Lead Agent") for the Secured Parties under the Construction and Term Loan Agreement dated as of March __, 1993, among Thermo, Prudential, and CSW Ft. Lupton, Inc., and the other financial institutions named therein as lenders, the Lead Agent and CSW
Ft. Lupton, Inc., as Bank Agent (as amended from time to time, the "Loan Agreement").

                                   RECITALS:

     A. On March __, 1993, Rocky Mountain entered into with Thermo Cogeneration Partnership, a Colorado partnership, a Thermal Supply Lease Agreement (the "Assigned Agreement"), which Assigned Agreement contains, among other things, the agreement of the parties as to (i) the construction of a twenty (20) acre (more or less) commercial greenhouse (the "Facility") on certain real property (the "Land") owned by Thermo in Fort Lupton, Colorado, (ii) the leasing of such Land and the Facility by Thermo to Rocky Mountain, (iii) the operation of the Facility by Rocky Mountain for the commercial production of agricultural products, and (iv) the agreement by Thermo to supply, and Rocky Mountain to utilize, Rocky Mountain's thermal energy requirements for such agricultural production at the Facility from Thermo's cogeneration plant (the "Plant") to be constructed on the site (the "Project Site") of which the Land is part;

           B. In order to facilitate financing and construction of the Plant and the Facility, Thermo Cogeneration Partnership has assigned the Assigned Agreement to Thermo, and Thermo, acting in the capacity of borrower, has entered into the Loan Agreement. Thermo has also, in accordance with the requirements of the Loan Agreement, collaterally assigned all of its right, title and interest in, to and under the Assigned Agreement to Lead Agent pursuant to the Collateral Assignment dated as of March __, 1993 (the "Collateral Assignment"). It is a condition precedent to the initial funding by Lenders under the Loan Agreement that Rocky Mountain execute and deliver this Supplemental Agreement.

           C. Pursuant to that certain Project Management Agreement dated as of December 21, 1992 (the "Project Management Agreement") between Thermo Project Management, Inc., a Colorado corporation ("Project Manager"), and Thermo (as assignor or successor to Thermo Cogeneration Partnership), Thermo has appointed Project Manager as its agent to carry out and enforce the Assigned Agreement within the scope of Project Manager's obligations under the Project Management Agreement.

           D. The Loan Agreement contains certain terms and conditions that, during its term, will impact not only Thermo, but also Rocky Mountain as lessee and Facility Operator under the Assigned Agreement, and will place certain restrictions and impose certain obligations on Thermo as lessor and owner and Rocky Mountain as lessee and operator with respect to the construction, leasing, and operation of the Facility and the Plant; and

      E. By entering into this Supplemental Agreement, the parties desire to
(i) acknowledge the existence of such terms and conditions in the Loan Agreement, (ii) supplement the terms of the Assigned Agreement in certain instances in which the Loan Agreement contains additional or more detailed terms and conditions dealing with similar subjects as dealt with in the Assigned Agreement, and (iii) provide in certain instances that the terms and conditions of this Supplemental Agreement and the Loan Agreement shall, to the extent specifically expressed herein, supersede and prevail over any conflicting provisions of the Assigned Agreement.

      NOW, THEREFORE, in consideration of the premises and the mutual promises and covenants contained in this Supplemental Agreement, the parties agree as follows:

      1.  Definitions. Capitalized terms used herein (including in the schedules
          -----------
attached hereto) have the meanings set forth herein, or if not defined herein the meanings set forth in the Assigned Agreement, and if not defined herein or in the Assigned Agreement, in the Loan Agreement. The Secured Parties (as defined in the Loan Agreement) are sometimes referred to herein as "Assignee".

      2.  Term. This Supplemental Agreement shall remain in full force and
          ----
effect for the benefit of Lead Agent and the lenders under the Loan Agreement, and their respective successors and assigns, until the earlier of expiration or earlier termination of all obligations of Rocky Mountain under the Assigned Agreement, or until such time as all loans, commitments, and obligations incurred by Thermo under the Loan Agreement, the Notes, or any collateral or other documents entered into in connection herewith (the "Obligations") have been fully paid and performed ("Termination"); provided however, that the provisions of section 6 of this Supplemental Agreement shall survive the expiration or complete termination of the Assigned Agreement; and, provided further, that if the Lead Agent or the lenders shall initiate action because of an Event of Default by Thermo under the Loan Agreement, and as a result of such action the rights of Thermo in the Facility, the Land, the Plant, or the Project Site shall be terminated by foreclosure or otherwise, any assignee or any transferee of the rights of Thermo in the Facility, the Land, the Plant, or the Project Site shall also be entitled to enjoy the benefits of, and to exercise the rights conferred on, the Lead Agent and the lenders under such section 6. From and after the time of Termination, the matters, covered by this Supplemental Agreement shall be governed solely as provided in the Assigned Agreement, as the same may have been amended in the interim, and this Supplemental Agreement shall automatically become null and void and be of no further force and effect, except as is otherwise provided in the preceding sentence. Any extension of time for payment or performance of the Obligations, whether by amendment, modification or supplementation of the Loan Agreement or otherwise, shall extend the time for Termination. After Termination, neither the prior effectiveness of this Supplemental Agreement nor the text of any provision herein which does not expressly survive such termination shall have any effect whatsoever on the construction or interpretation of the Assigned Agreement.

      3.  Representations And Warranties. Rocky Mountain hereby represents
          ------------------------------
and warrants to Thermo and to Prudential as follows:


          3.1 Duly Organized Etc. (a) Rocky Mountain is a limited liability
              ------------------
company duly organized, validly existing, and in good standing under the laws of the State of Colorado. Rocky Mountain is not engaged in any business except the business of developing, constructing, and operating the Facility pursuant to the Assigned Agreement. Rocky Mountain shall not become engaged in any other business unless it shall first have obtained the prior written consent of Thermo.

                                (b)   Rocky Mountain has the power, authority
and legal right to execute, deliver and perform the Assigned Agreement and this Supplemental Agreement, and the execution and delivery of Rocky Mountain of the Assigned Agreement and this Supplemental Agreement and the performance of its obligations hereunder and thereunder have been duly authorized by all necessary action do not and will not (i) require any consent or approval of any member of Rocky Mountain except for those approvals which have been duly obtained and are in full force and effect, (ii) violate the articles of organization of Rocky Mountain or any provision of any law, rule, regulation, or any order, writ, judgment, injunction, decree, determination or award presently in effect having applicability to Rocky Mountain, (iii) result in a breach of or constitute a default under any indenture or loan or credit agreement or any other agreement, lease or instrument to which Rocky Mountain is a party or by which it or its properties may be bound or affected, or (iv) result in, or require, the creation or imposition of any lien, security interest, charge or en-cumbrance upon or with respect to any of the properties now owned or hereafter acquired by Rocky Mountain. The members of Rocky Mountain have approved the Assigned Agreement and, consequently, the condition referred to in paragraph 21.3 of the Assigned Agreement has been satisfied.

                                (c)   Each of the Assigned Agreement and this
Supplemental Agreement has been duly executed and delivered and constitutes a valid and binding obligation of Rocky Mountain, enforceable against Rocky Mountain in accordance with its terms, except as the enforceability thereof may be limited by bankruptcy, insolvency, reorganization, moratorium or similar laws affecting creditors' rights generally.

                        (d)   Except as set forth in Schedule 2 hereto, no

consent or approval of, or other action by or any notice or filing with, any court or administrative or governmental body or any other person (except those previously obtained) is required in connection with the execution and delivery of the Assigned Agreement or this Supplemental Agreement or the performance by

Rocky Mountain of its obligations hereunder or thereunder.  Rocky Mountain has obtained all permits, licenses, approvals, consents and exemptions with respect to the performance of its obligations under the Assigned Agreement and this

Supplemental Agreement required by applicable laws, statutes, rules and regulations in effect as of the date hereof.

                        (e)   Rocky Mountain is not in default with respect to

the Assigned Agreement and has no knowledge, as of the date of execution hereof, of any claims or rights of set-off by Rocky Mountain or by any of its affiliates or parent against Thermo.

                        (f)   There are no proceedings pending or to the best of

Rocky Mountain's knowledge after due inquiry, threatened against or affecting

Rocky Mountain in any court or before any governmental authority or arbitration board or tribunal (whether or not purportedly on behalf of Rocky Mountain) which may result in a material adverse effect upon the property, business, prospects,

profits or condition (financial or otherwise) of Rocky Mountain, or the ability of Rocky Mountain to perform its obligations under the Assigned Agreement or this Supplemental Agreement; and Rocky Mountain is not in default with respect to any order of any court, governmental authority or arbitration board or tribunal.

                3.2   Governmental Approvals and Other Consents and Approvals.
                      -------------------------------------------------------

Except as set forth on Schedule 3.2 attached hereto, no Governmental Approvals or other consents or approval are required to be obtained by Rocky Mountain in connection with (a) the participation by Rocky Mountain in the transactions involved in the Assigned Agreement or the execution, delivery, or performance by Rocky Mountain of the Assigned Agreement, the Supplemental

Agreement or any documents related to the Assigned agreement, or (b) the use,

ownership, lease, operation, or maintenance of the Facility in accordance with the applicable provisions of any such documents and in compliance with all applicable laws, including Environmental Laws.  Each of the Governmental

Approvals and other consents and approvals listed in Part A of Schedule 3.2 has been duly obtained or made, validly issued, is in full force and effect and is not subject to appeal or judicial, governmental, or other review, except as disclosed on such Schedule.  None of the Governmental Approvals and other consents and approvals listed in Part B of Schedule.  None of the Governmental

Approvals and other consents and approvals listed in Part B of Schedule 3.2 is required to be obtained in order to be in compliance in all respects with all requirements of law as of the date hereof.  Rocky Mountain has no reason to believe that any of the Governmental Approvals and other consents and approvals listed in Part B of Schedule 3.2 cannot or will not be obtained or made in the normal course of business as and when required (as set forth in Schedule 3.2)

and without significant expense.  All contracts, Governmental Approvals,

entitlements and other property owned by Rocky Mountain and used in connection with the Facility shall, upon the Commencement Date of the Lease Term under the

Assigned Agreement, be held by Rocky Mountain free and clear of any Lien, other than (a) liens incurred by Rocky Mountain in the ordinary course of business to secure lines of credit for working capital, (b) liens for personal property taxes, the payment of which is not then due, (c) carrier's, warehousemen's,

repairmen's and other like liens arising in the ordinary course of business or incidental to the operation of the Greenhouse which secure payment of sums which are not delinquent, and (d) liens (other than any lien imposed by ERISA)

incurred or deposits made in the ordinary course of business in connection with worker's compensation, unemployment insurance and other types of social security payments.  Rocky Mountain shall not create any Lien on any property of Thermo or suffer to exist any Lien on such property of Thermo which arises as a result of any action or inaction of Rocky Mountain or any of its Affiliates.  Any such

Lien shall
be discharged by Rocky Mountain to the same extent and in the same manner as is required under paragraph 8.8 of the Assigned Agreement.

         3.3  No Proceeding or Litigation.  No litigation, investigation, or
              ---------------------------
proceeding of or before, or any inquiry by, any arbitrator or Governmental Authority is pending or, to the knowledge of Rocky Mountain, threatened, against or affecting Rocky Mountain, any Greenhouse Affiliate of Rocky Mountain or against or affecting any of the properties, rights, revenues, assets or facilities of Rocky Mountain or any such Greenhouse Affiliate.

         3.4  Agreements and Licenses.  No licenses, trademarks, patents,
              -----------------------
copyrights or agreements with respect to the usage of technology or other permits (other than those constituting Governmental Approvals referred to in Schedule 3.2) are required to be obtained by Rocky Mountain for the construction, development, ownership, operation, or maintenance of the Facility.

     4.  Option to Purchase Suspended.  Anything in the Assigned Agreement to
         ----------------------------
the contrary notwithstanding, Rocky Mountain shall not be entitled to exercise the rights conferred under section 5 or be deemed to have exercised such rights under section 12 of the Assigned Agreement to purchase the Facility (or the Land) at any time there remains unpaid any indebtedness under the Loan Agreement unless, at the time of such exercise, Thermo shall have obtained Prudential's approval (which approval may be withheld in Prudential's sole discretion) of alternative thermal use arrangements, including all appropriate regulatory and administrative approvals and filings, for thermal energy produced by the Plant. Thermo shall from time to time inform Rocky Mountain upon inquiry whether any such indebtedness is outstanding. Upon receipt of a notice by Rocky Mountain of its intention to exercise its rights under section 5 of the Thermal Supply Agreement,

Thermo shall notify Rocky Mountain whether Thermo shall have obtained Prudential's approval of alternative thermal use arrangements and, if so, the purchase price payable by Rocky Mountain. Such price shall be the "Option Purchase Price," determined in the manner provided in paragraph 5.2 of the Assigned Agreement, plus such additional sum as may be payable pursuant to paragraph 5.5 of the Assigned Agreement should Rocky Mountain also purchase the Land as provided in such paragraph. At the closing of such sale, Thermo shall obtain from Lead Agent and deliver to Rocky Mountain a Release by Lead Agent from the lien of any mortgage(s), deeds of trust, and other security agreements encumbering the Facility (and the Land if purchased) to secure repayment of the indebtedness of Thermo under the Loan Agreement and Rocky Mountain shall deliver to Thermo and Lead Agent a ratification and reaffirmation of all thermal supply provisions of the Assigned Agreement in such form as Thermo or Lead Agent may reasonably request. Nothing herein shall be construed to relieve Rocky Mountain of its obligations under paragraph 5.8 of the Thermal Supply Agreement. Under no circumstances shall Rocky Mountain be entitled to exercise the Purchase Option at any time while Thermo is in default under the Assigned Agreement or this Supplemental Agreement or while an Event of Default is continuing under the Loan Agreement. Should the lenders, the Lead Agent or their nominee exercise any remedies arising because of an Event of Default by Thermo under the Loan Agreement whereby Thermo's rights in the Facility, the Land, the Plant or the Project Site shall be terminated, assumed or transferred, the Purchase Option, effective as of the time of such exercise, shall permanently lapse and become void and shall no longer be binding upon Thermo, the Lead Agent, any lender under the Loan Agreement or any transferee of the Facility, the Land, the Plant or the Project Site in connection with such exercise of rights or remedies because of such Event of Default.

       5. Reports, Information and Approvals. At all times while indebtedness is
          ----------------------------------
outstanding under the Loan Agreement:

          5.1 Lead Agent shall have the same rights as Thermo to receive reports and information as shall be available to Thermo, and to exercise other rights with respect to receipt of information as are conferred on Thermo under paragraphs 8.11 and 8.12 of the Assigned Agreement. Rocky Mountain shall deliver all such reports and information to Lead Agent at the address set forth in paragraph 14 hereof, or such other address as Lead Agent may have specified pursuant to such paragraph.

          5.2 Notwithstanding paragraphs 14.1 and 14.2 of the Assigned Agreement, Rocky Mountain shall make or agree to make any proposed assignment, sublease or subcontract under the Assigned Agreement without the prior written consent of Thermo, which consent may be withheld in Thermo's sole discretion.

      6.  Environmental Matters.  Supplementary to and not in lieu of Rocky
          ---------------------
Mountain's obligations under paragraph 10.1 and certain other provisions of the Assigned Agreement:

          6.1 Rocky Mountain shall at all times comply fully with all laws, rules, regulations, and ordinances of any public authority having jurisdiction with respect to the storage, use or release at the Facility and on the Land of hazardous or toxic substances, and shall not treat, store, transport or release any Materials of Environmental concern on or from the Facility or the Land in any manner or quantity which may result in any clean-up obligation or liability under any Environmental Law; shall keep the Facility free of any lien imposed pursuant to Environmental Laws because of acts or omissions of Rocky Mountain or its Affiliates, agents, employees, contractors, sublessees, successors or assigns: and shall pay or cause to be paid when due any and all costs of complying with Environmental Laws and responding to the presence, release, or threatened release of Materials of Environmental Concern because of acts or omissions of Rocky Mountain or its agents, employees, contractors, sublessees, successors or assigns (including without limitation all damages, liabilities, expenses and costs of all third-party claims). If Rocky Mountain fails to do any of the foregoing, then to the extent that Thermo, Lead Agent or any lender under the Loan Agreement and their respective partners, shareholders, directors, officers, agents, employees, successors or assigns sustains any liability, loss, cost, damage, or expense (including attorneys' and consultants' fees and expenses) arising out of the presence, release, or threatened release by Rocky Mountain or its Affiliates, agents, employees, contractors, sublessees, successors or assigns of Materials of Environmental Concern on or from the Facility or the Land, Thermo, Prudential or Lead Agent may, upon such prior written notice to Rocky Mountain as is reasonable under the circumstances, take any action necessary, in the reasonable judgement of such responding party, to respond to such presence, release or threatened release, and the cost of such response action shall be borne by Rocky Mountain. Rocky Mountain shall give to Thermo, to Prudential and to Lead Agent, and to their respective officers, agents, employees and contractors, access to the Facility and the Land, and Rocky Mountain hereby specifically grants to Thermo, to Prudential and to Lead Agent a license to respond to such presence, release, or threatened release of such Materials of Environmental Concern.

        6.2 In addition to the requirements of paragraph 10.1 of the Thermal Supply Agreement, Rocky Mountain shall indemnify and hold Thermo, Lead Agent, Prudential and each other lender under the Loan Agreement and their respective partners, shareholders, directors, officers, agents or employees free and harmless from and against all liability, loss, cost, damage, and expense (including without limitation attorneys' and consultants' fees and expenses) incurred in connection with the environmental compliance, clean-up and other response obligations imposed under any Environmental Laws or in connection with third-party claims relating to or in connection with any violation by Rocky Mountain or its Affiliates, agents, employees, contractors, sublessees, successors or assigns of any Environmental Law or in connection with any Materials of Environmental Concern used, generated, treated, stored, or otherwise located on, or released by Rocky Mountain or threatened to be released in, on, under, from or affecting the Facility or the Land, except to the extent resulting from such indemnitee's negligence or intentionally tortious acts or omissions. For purposes of this Supplemental Agreement, the definition of Environmental Laws is further particularized to include, without limitation, the Comprehensive Environmental Response Compensation and Liability Act (42 U.S.C. /s/s/9601 et seq.), the Resource Conservation and Recovery Act
          -- ---
U.S.C. /s/s/6901 et seq.), the National Environmental Policy Act (42 U.S.C.
                 -- ---
/s/s/4321 et seq.), the Hazardous Materials Transportation Act (49 U.S.C.
          -- ---
/s/s/1801 et seq.), the Toxic Substances Control Act (15 U.S.C. /s/s/2601
          ------
 et seq.), the Clean Air Act (42 U.S.C. /s/s/7401 et seq.), the Federal Water
 -- ---                                           -- ---
Pollution Control Act (33 U.S.C. /s/s/1251 et seq.), the Safe Drinking Water Act
                                           -------
(42 U.S.C. /s/s/ 300(f) et seq.), the Colorado Hazardous Waste Management Act
                        -- ---
(Colo. Rev.Stat. Title 25, Article 15), the Colorado Water Quality Control Act

(Colo. Rev. Stat. Title 25, Article 8), the Colorado Air Quality Control Act

(Colo. Rev. Stat. Title 25, Article 7), the Colorado Hazardous Materials

Transportation Act of 1987 (Colo. Rev. Stat. Title 43, Article 6), the Colorado

Hazardous Waste Cleanup Act (Colo. Rev. Stat. Title 25, Article 16), the Colorado Underground Storage Tanks Law (Colo. Rev. Stat. Title 25, Article 18), Colorado Solid Waste Disposal Sites and Facilities Law (Colo. Rev. Stat. Title 30, Article 20), Colorado Land Use Act (Colo. Rev. Stat. Title 24, Article 65), and any common law theory of liability, in any case relating to pollution or protection of human health or the environment (including without limitation ambient air, surface water, ground water, land surface, or subsurface strata), all as currently in effect or as shall be promulgated, issued and amended or ordered in the future, including, without limitation, laws and regulations relating to emissions, discharges, releases, or threatened releases of Materials of Environmental Concern, or otherwise relating to the manufacture, processing, refining, distribution, use, treatment, storage, disposal, transport, recycling, reporting, or handling of Materials of Environmental Concern.

           6.3 Rocky Mountain shall notify Thermo, Lead Agent, and Prudential promptly of any notice, advice, or communication from any Governmental Authority or any other source with respect to Materials of Environmental Concern which may be in, on, under, or released from or affecting the Facility or the Land. Rocky Mountain shall also maintain at the Facility, and keep available for inspection during ordinary business hours and following reasonable notice by Thermo, Lead Agent, and Prudential, accurate and complete records of all investigations, studies, sampling, and testing conducted, and any and all response actions taken, by Rocky Mountain or to its knowledge, by any Governmental Authority or other person in respect of Materials of Environmental Concern which may be in, on, under, migrating from, or affecting the Facility or the Land.

The obligations of this section 6 shall survive Termination of this Supplemental Agreement.

     7.    Repairs and Maintenance.  Supplementary to and not in lieu of the
           -----------------------
requirements of paragraphs 8.4 and 8.5 of the Assigned Agreement, Rocky Mountain shall, at its expense, (a) keep the Facility in good working order and condition, (b) perform the periodic overhauls and maintenance as recommended by any manufacturers or vendors of component parts of the Facility or related equipment, and make all repairs, replacements, renewals, and additions which are necessary for the Facility to satisfy the terms of the Assigned Agreement and all requirements of law affecting the Facility, and (c) cause the Facility to be operated and maintained with appropriate spare parts, inventories, and redundancies, in a safe manner and in accordance with normal industry practice. All repairs, replacements, and renewals shall be at least equal in quality and class to the original work. Rocky Mountain shall comply with such repair, service, and maintenance standards as are required to enforce guaranty and warranty claims and to satisfy standards imposed by any applicable insurance policy:

       8.  Delivery of Financial Statements and Other Information. Supplementary
           ------------------------------------------------------
to and not in lieu of the requirements of paragraphs 8.11 and 8.12 of the Assigned Agreement, and without limitation of paragraph 5.1 of this Supplemental Agreement, Rocky Mountain shall furnish or cause to be furnished, to Thermo and to Lead Agent certain periodic reports and information required by the Loan Agreement and more fully described in Schedule 8 attached hereto. Annual financial statements delivered pursuant to section (a) of Schedule 8 shall be delivered appended to the following certification:


           Attached hereto are true, correct and complete copies of (a) the financial statements of the company; (b) the company's balance sheet fairly presents its financial position as of the date thereof and has been prepared in accordance with generally accepted accounting principles consistently applied except as otherwise specifically noted therein; (c) there has been no material change in the company's financial position from that set forth in the balance sheet prepared as at the date thereof, and (d) all liabilities, contingent or otherwise, are disclosed by, or reserved against in, such financial statements or the footnotes thereto to the extent required by generally accepted accounting principles consistently applied.


       9.  Notice of Certain Events. Rocky Mountain shall give prompt and
           ------------------------
simultaneous Notice to Thermo and to Lead Agent of the occurrence of certain events required by the Loan Agreement and more fully described in Schedule 9 attached hereto. Each Notice delivered pursuant to this paragraph 9 shall be accompanied by a statement of a manager of Rocky Mountain.

setting forth details of the occurrence referred to and stating what action Rocky Mountain proposes to take with respect to such occurrence. Notices to Thermo shall be given in the manner provided in the Assigned Agreement. Notices to Lead Agent shall be given in the manner provided in paragraph 14 of this Supplemental Agreement.

        10.  Insurance Proceeds in Event of Casualty or Condemnation. Anything
             -------------------------------------------------------
in section 11, section 12 or any other provision of the Assigned Agreement to the contrary notwithstanding:

             (a) all proceeds in respect of any condemnation, appropriation or other taking or any insurance policy relating to the Facility or the Land which are received by Rocky Mountain shall be promptly paid over to Thermo in the same form as received (with any necessary endorsement);

             (b) Rocky Mountain shall provide such information as Thermo may reasonably request relating to the costs and expenses necessary to repair, replace or restore the Facility or the Land and the feasibility of such repair, replacement or restoration;

             (c) Thermo shall notify Rocky Mountain if all or any of proceeds received by Rocky Mountain (or by Thermo or any other person) shall be applied to the repair, restoration or replacement of the Facility or the Land;

             (d) Rocky Mountain shall apply any proceeds received from Thermo for the sole purpose of paying the necessary costs of repair, restoration or replacement of the Facility or the Land; and

             (e) all such proceeds which are not applied to repair, restore or replace the Facility or the Land shall be returned to, and/or retained by, Thermo.

The foregoing notwithstanding, should Rocky Mountain have purchased the Facility (and if applicable the Land), this paragraph shall not require the payment of insurance or condemnation proceeds to

Thermo to the extent that such proceeds are allocable to any portion of the Facility or the Land so purchased by Rocky Mountain. With respect to any such portion not purchased, the provisions of this paragraph 10 shall apply.

        11.  Cooperation with Loan Agreement Closing. Supplementary to and not
             ---------------------------------------
in lieu of Rocky Mountain's obligations under paragraph 21.2 of the Assigned Agreement, Rocky Mountain's cooperation in connection with the closing of the Loan Agreement shall include, but shall not be limited to, (i) executing and delivering a reasonable estoppel certificate and statement of then current facts with respect to performance by Thermo and Rocky Mountain of the Assigned Agreement and this Supplemental Agreement, (ii) causing counsel for Rocky Mountain to deliver the opinions reasonably requested by Lead Agent under the Loan Agreement, (iii) delivering the evidence of corporate (or equivalent limited liability company) proceedings evidencing the authorization for execution and performance by Rocky Mountain of the Assigned Agreement and this Supplemental Agreement, (iv) delivering certain financial statements as required by the Loan Agreement, (described in Schedule 8 hereto), and (v) cooperating with Thermo and Lead Agent to the same extent in connection with conversion of Construction Loans to Term Loans under the Loan Agreement.

        12.  Certain Consents. Rocky Mountain hereby irrevocably consents to (a)
             ----------------
the appointment of Project Manager as agent of Thermo to carry out and enforce the Assigned Agreement within the scope of Project Manager's obligations under the Project Management Agreement and (b) the collateral assignment of all of Thermo's right, title and interest in the Assigned Agreement by Thermo to Lead Agent for the benefit of Assignee under the Loan Agreement as security pursuant to the Collateral Assignment, and Rocky Mountain shall, at Thermo's or Lead Agent's request, as the case may be, in the exercise of its respective rights as

Thermo or Lead Agent, continue performance under the Assigned Agreement in accordance with its terms and the terms of this Supplemental Agreement. References herein to Thermo shall include, without limitation, Project Manager acting as agent of Thermo under the Project Management Agreement.

        13.  No Present Defaults. Rocky Mountain acknowledges that (a) the
             -------------------
Assigned Agreement is in full force and effect and there are no amendments, modifications or supplements thereto, either oral or written, (b) Rocky Mountain has not assigned, transferred or hypothecated the Assigned Agreement or any interest therein, except as described herein, (c) Rocky Mountain has no knowledge of any default or breach by Thermo in any respect in the performance of any provision of the Assigned Agreement, and (d) Rocky Mountain has agreed to and hereby ratifies prior assignments to Thermo of the Assigned Agreement whereby Thermo has acquired rights under the Assigned Agreement and releases all prior assignors of the Assigned Agreement from their obligations as parties to the Assigned Agreement.

        14.  Notice of Thermo's Defaults and Termination. Anything in the
             -------------------------------------------
Assigned Agreement notwithstanding, Rocky Mountain shall not claim prevention of or interference with performance of its obligations pursuant to the Assigned Agreement or the suspension or termination of its obligations under the Assigned Agreement as the result of any default of Thermo without first giving a copy of any notice of default or termination to Lead Agent, such notice to be coupled with a request to Lead Agent to cure any defaults which are susceptible of being corrected by Lead Agent, within a cure period as provided to Thermo in the Assigned Agreement plus a period of ninety (90) days (thirty (30) days in the case of a monetary default) thereafter (or, with respect to any defaults not susceptible of being cured within such cure period, such longer cure period as shall be required to cure such default provided that Lead Agent is diligently pursuing such cure), such cure period to commence upon such notice to Lead Agent, or, with respect to any defaults which are not susceptible of being corrected by Lead Agent, to rectify to Rocky Mountain's reasonable satisfaction the effect upon Rocky Mountain of such default by Thermo within such period. Such notice shall be in writing and shall be deemed to have been given (a) when presented personally or by Federal Express or other courier, (b) when transmitted by telecopy to the number specified below, or (c) when received, if deposited in a regularly maintained receptacle for the United States Postal Service, postage prepaid, registered or certified mail, return receipt requested, addressed to Lead Agent and Prudential at the address indicated below (or such other address as Lead Agent or Prudential may have specified by written notice delivered in accordance herewith). The telecopy (facsimile) numbers provided below are for the convenience of Rocky Mountain only. Transmission by telecopy shall constitute provision of notice under this Supplemental Agreement only if receipt thereof is acknowledged in writing by Prudential or Lead Agent, as the case may be, within such period. The address for notices to Prudential and Lead Agent is as follows:

                The Prudential Insurance Company of America
                c/o Prudential Power Funding Associates
                Four Gateway Center
                100 Mulberry Street
                Newark, New Jersey 07102-4069
                Attention: Project Management Team
                Facsimile No.: (201) 802-2841

No claim of rescission or termination of the Assigned Agreement by Rocky Mountain shall be binding upon Prudential or Lead Agent without such notice and the lapsing of the applicable cure period. Any dispute that may arise under the Assigned Agreement notwithstanding, Rocky Mountain shall continue performance under the Assigned Agreement and resolve any such dispute without discontinuing such performance until the lapse of the notice and the applicable cure periods or extension periods. Lead Agent may, but shall be under no obligation to, make any payment or perform any act required thereunder to be made or performed by Thermo, with the same effect as if made or performed by Thermo. If Lead Agent or Prudential fails to cure a default within the same cure period as provided to Thermo in the Assigned Agreement plus a period of ninety (90) days (thirty (30) days in the case of a monetary default) thereafter (or, with respect to any defaults not susceptible of being cured within such cure period, such longer cure period as shall be required to cure such default provided that Lead Agent is diligently pursuing such cure), such cure period to commence upon such notice to Lead Agent and Prudential, Rocky Mountain shall have all its rights and remedies with respect to such default or right of termination as set forth in the Assigned Agreement.

        15.  No Previous Assignment. Rocky Mountain warrants and represents to
             ----------------------
Assignee that it has not previously consented to any assignment, transfer or hypothecation of the Assigned Agreement, except as specified herein.

        16.  Payments to Project Control Account. Rocky Mountain hereby agrees
             -----------------------------------
that, so long as any Obligations are outstanding under the Loan Agreement, the Notes or any document executed in connection therewith and until the same have been terminated or satisfied in full, as the case may be, all payments to be made by Rocky Mountain with respect to the Assigned Agreement shall be in lawful money of the United States of America, in immediately available funds at the location set forth in Schedule 16, directly to the Disbursement Agent designated in and for deposit as specified in part one of Schedule 16, attached hereto, or to such other person and/or at such other address as Lead Agent may from time to time specify in writing to Rocky Mountain. Thermo agrees that proptly after receipt by Thermo of a written request from Rocky Mountain, Thermo shall confirm in writing to Rocky Mountain whether any loans, commitments or Obligations are outstanding under the Loan Agreement, the Notes or any such documents. For purposes of paragraph 4.7 of the Assigned Agreement, applicable requirements of the Loan Agreement are as set forth in part two Schedule 16 hereto.

        17.  Protection of Lead Agent. In the event that either (a) Thermo's
             ------------------------
interest in the Project Site, the Project, the Facility (also referred to in the Loan Agreement as the Greenhouse) and/or the Project Reserves shall be sold, assigned or otherwise transferred pursuant to the exercise of any right, power or remedy by Assignee or Lead Agent or pursuant to judicial proceedings, or (b) Thermo rejects the Assigned Agreement under Title 11, United States Code, or other similar Federal or state statue and such rejection is approved by the appropriate bankruptcy court, and in either case (i) no funds payable under the Assigned Agreement shall then be due and payable to Rocky Mountain at the time of such transfer or rejection, (ii) Lead Agent shall have arranged for the curing of any default susceptible of being corrected by Lead Agent or by a purchaser at any judicial or non-judicial sale, (iii) the Assigned Agreement shall have been terminated pursuant to the terms thereof by reason of a default or a rejection by Thermo or a trustee in bankruptcy under Title 11, United States Code, or other similar Federal or state statute, and (iv) the effect upon Rocky Mountain of any default not susceptible of being corrected shall have been rectified to Rocky Mountain's reasonable satisfaction, Rocky Mountain shall, within (15) days after receipt of written request therefor, execute and deliver an agreement to Lead Agent or its nominee, purchaser, assignee or transferee, as the case may be, for the remainder of the term of the Assigned Agreement, and with the same terms as are contained therein, whereupon such agreement shall be an Assigned Agreement hereunder.

        18.  Acknowledgement of Assignee's Obligations and Rights. None of the
             ----------------------------------------------------
Secured Parties under the Loan Agreement has any obligation hereunder to extend credit to Rocky Mountain or any contractor to Rocky Mountain at any time for any purpose. Assignee shall have no obligation to Rocky Mountain under the Assigned Agreement until such time as Assignee notifies Rocky Mountain in writing of Assignee's election to exercise its rights hereunder. If Thermo defaults in the performance of its covenants to the Secured Parties in, or an Event of Default shall have occurred and be continuing under, the Loan Agreement, Assignee shall have the right inter alia to (i) declare all
                                                  ----------
amounts due under the Loan Agreement, the Notes and any of the Collateral Security documents executed in connection therewith to the Secured Parties under the Loan Agreement immediately due and payable, (ii) take possession of the Project Site, the Project, Thermo's rights in and with respect to the Greenhouse and/or the Gas Reserves and complete the same, (iii) sell the Project, the Project Site, Thermo's rights in and with respect to the Greenhouse and/or the Gas Reserves and any purchaser at such sale shall succeed to Assignee's rights hereunder, (iv) cause Lead Agent or its nominee, purchaser, assignee or transferee to assume all of Thermo's right, title and interest in, to and under the (subject to the terms of this Supplemental Agreement) Assigned Agreement, and (v) exercise any other remedies provided under the Loan Agreement or otherwise available at law or in equity; subject to Assignee's compliance with the provisions of the Assigned Agreement and the terms of this Supplemental Agreement. Rocky Mountain shall cooperate with Assignee in Assignee's exercise of such rights.

        19.  Incorporation by Reference. The provisions of sections 20,22,24 and
             --------------------------
25 of the Assigned Agreement are incorporated herein by reference.

        20.  Limitation of Liability. Except as otherwise expressly provided
             -----------------------
herein, it is hereby agreed and acknowledged that Rocky Mountain shall not have any direct contractual obligations to Assignee, and Assignee hereby acknowledges that it has not relied upon any direct representations of Rocky Mountain, in connection with lending arrangements with Thermo except as provided herein and in the Assigned Agreement. In addition, Assignee agrees that, except as otherwise expressly provided herein, in no event shall Rocky Mountain be liable to Assignee for any claims, losses, expenses or damages whatsoever other than liability Rocky Mountain may have to Thermo and its successors and permitted assigns, including Assignee, under the Assigned Agreement or to Lead Agent, Prudential or to Assignee, their successors and assigns.

        IN WITNESS WHEREOF, the parties have caused this Supplemental Agreement to be executed by their duly authorized officers or agents as of the date of acknowledgement of their signatures, set forth below.

Signed and acknowledged in the          THERMO COGENERATION PARTNERSHIP
presence of:                            By: Thermo Industries, Ltd., a partner
(as to all signatures on behalf of          By: Thermo Industries, Inc., of
Thermo Cogeneration Partnership)                Colorado, General Partner


/s/ Richard S. Roberts                          By: /s/ James Monroe, III
--------------------------------                   -----------------------------
                                                   James Monroe, III
Printed Name: RICHARD S. ROBERTS                   President
              ------------------

                                            By: Thermo Carbonic Inc., a partner


[SIGNATURE APPEARS HERE]                        By: /s/ James Monroe, III
--------------------------------                   -----------------------------
                                                   James Monroe, III
Printed Name: [ILLEGIBLE]                          President
              ------------------

                                            By: Thermo Fuels, Inc., a partner


                                                By: /s/ James Monroe, III
                                                   -----------------------------
                                                   James Monroe, III
                                                   President

(as to Rocky Mountain Produce               ROCKY MOUNTAIN PRODUCE LIMITED
Limited Liability Company)                  LIMITED COMPANY


/s/ Richard S. Roberts                      By: /s/ William E. Coleman
-------------------------------------          ---------------------------------

Printed Name: Richard S. Roberts            Printed Name: WILLIAM E. COLEMAN
             ------------------------                    -----------------------

                                            Title:        MANAGER
                                                  ------------------------------


/s/ Robert C. Clark                             /s/ Nicholas G. Muller
-------------------------------------
                                                    Nicholas G. Muller
Printed Name: Robert C. Clark                       Manager
             ------------------------


(as to the Prudential Insurance)            THE PRUDENTIAL INSURANCE COMPANY
   Company of America)                      OF AMERICA, as Lead Agent


                                            By:
-------------------------------------          ---------------------------------

Printed Name:                               Printed Name:
             ------------------------                    -----------------------

                                            Title:
                                                  ------------------------------


-------------------------------------

Printed Name:
             ------------------------

STATE OF COLORADO    )
   CITY and          ) SS:
COUNTY OF Denver     )


     The foregoing instrument was acknowledged before me this 25th day of March, 1993, by James Monroe, III, the President of Thermo Industries, Inc., of Colorado, a Colorado corporation and a general partner of Thermo Industries, Ltd., a Colorado limited partnership, on behalf of the limited partnership, and in the limited partnership's capacity as a partner of Thermo Cogeneration Partnership.

     Witness my hand and official seal.

[SEAL OF NOTARY PUBLIC APPEARS HERE]

                                        /s/ Lansing A. Wallace
                                        --------------------------------------
                                        Notary Public

                                        My commission expires: 9-30-95
                                                              ----------------

STATE OF COLORADO    )
   CITY and          ) SS:
COUNTY OF DENVER     )


     The foregoing instrument was acknowledged before me this 25th day of March, 1993, by James Monroe, III, the President of Thermo Carbonic, Inc., a Colorado corporation, on behalf of the corporation and in the corporation's capacity as a partner of Thermo Cogeneration Partnership.

     Witness my hand and official seal.


                                        /s/ Lansing A. Wallace
                                        --------------------------------------
                                        Notary Public

                                        My commission expires:  9-30-95
                                                              ----------------

[SEAL OF NOTARY PUBLIC APPEARS HERE]

STATE OF COLORADO    )
   CITY and          ) SS:
COUNTY OF Denver     )


     The foregoing instrument was acknowledged before me this 25th day of March, 1993, by James Monroe, III, the President of Thermo Fuels, Inc., a Colorado corporation, on behalf of the corporation and in the corporation's capacity as a partner of Thermo Cogeneration Partnership.

     Witness my hand and official seal.


[SEAL OF NOTARY PUBLIC APPEARS HERE]

                                      /s/ Lansing A. Wallace
                                      ----------------------------------------
                                      Notary Public

                                      My commission expires:  9-30-95
                                                            ------------------

STATE OF COLORADO            )
CITY AND                     )  SS:
COUNTY OF DENVER             )


          The foregoing instrument was acknowledged before me this 25th day of March, 1993, by William E. Coleman and XXXXXXXXXXX, the Managers of Rocky Mountain Produce Limited Liability Company, a Colorado limited liability company, on behalf of the company.

          Witness my hand and official seal.



                                        /s/ Brenda Love
                                       -----------------------------------------
                                       Notary Public

                                       My commission expires:  06-10-94
                                                             -------------------



STATE OF ____________________)
                             )  SS:
COUNTY OF ___________________)


          The foregoing instrument was acknowledged before me this ____ day of _____, 1993, by _________________________________________, the _________________
_____________ of the Prudential Insurance Company of America, a New Jersey mutual insurance company, on behalf of the company.

          Witness my hand and official seal.



                                       -----------------------------------------
                                       Notary Public

                                       My commission expires:
                                                             -------------------

                                 SCHEDULE 3.2
                                 ------------


Governmental Approvals Required by Rocky Mountain:


             Part A (Prior to execution of Supplemental Agreement).
             ------

                                     None.


             Part B (Subsequent to execution of Supplemental Agreement).
             ------

                                     None.

                                  SCHEDULE 8
                                  ----------


From time to time Rocky Mountain shall deliver to Thermo:

               (a) as soon as is available, but not later than 90 days after the end of each fiscal year of Rocky Mountain, a profit and loss statement, a statement of retained earnings and a statement of cash flows for such year, and a balance sheet as at the end of such year, in each case setting forth in comparative form the figures for the previous fiscal year, certified as presented in accordance with generally accepted accounting principles, the profit and loss position, retained earnings, cash flows, and balance sheet as of the date thereof, without qualification or exception as to the scope of its audit, by independent certified public accountants of national standing reasonably acceptable to Prudential;

               (b) as soon as is available, but not later than 45 days after the end of each quarterly period of each fiscal year of Rocky Mountain, a profit and loss statement, a statement of cash flows and statement of retained earnings, and a balance sheet as at the end of each such period, in each case setting forth in comparative form the figures for the corresponding period of the previous fiscal year, certified by an officer of Rocky Mountain as fairly presenting in all material respects the profit and loss position, retained earnings, cash flows, and balance sheet as of the date thereof (subject to normal year-end audit adjustments and footnote disclosures), such financial statements to be prepared in reasonable detail and in accordance with generally accepted accounting principles consistently applied throughout the periods involved except as otherwise specifically noted therein, and shall be complete and correct, in all material respects (subject to normal year end audit adjustments and to footnote disclosures);

               (c) promptly after receipt thereof, copies of each Governmental Approval (and copies of any correspondence referred to in any such approval) or any other material consent or approval obtained or made by Rocky Mountain pursuant to the Assigned Agreement; and

               (d) promptly after receipt of request in writing, such supplemental financial information with respect to Rocky Mountain or the Facility as Thermo or its lenders may from time to time reasonably request and as is reasonably available to Rocky Mountain.

                                   SCHEDULE 9

           From time to time Rocky Mountain shall give immediate and simultaneous Notice to Thermo and to Lead Agent if:

           (a) any representation or Warranty made by Rocky Mountain herein or in the Assigned Agreement or in any certificate, financial statement, or other document furnished to Thermo hereunder or under the Assigned Agreement shall prove to have been false or misleading in any material respect as of the time made or deemed made:

           (b) Rocky Mountain shall have failed to comply with or shall be in default of any of Rocky Mountain's covenants or obligations contained herein or in the Assigned Agreement beyond any applicable cure period following Notice, if required:

           (c) Rocky Mountain shall make an assignment for the benefit of creditors or shall generally not be paying its debts as such debts become due unless such debts are the subject or a bona fide dispute;

           (d) (i) any decree or order for relief in respect of Rocky Mountain shall be entered under any bankruptcy, reorganization, compromise, arrangement insolvency, readjustment of debt, dissolution or liquidation or similar law, whether now or hereafter in effect (herein called "Bankruptcy Law") of any jurisdiction, (ii) any petition or application of the types described in clause
(e), below, of this paragraph 9 shall be filed, or any such proceeding shall be commenced, against Rocky Mountain and Rocky Mountain, by any act, shall indicate its approval, consent thereto or acquiescence therein, or an order, judgment, or decree shall be entered appointing any such trustee, receiver, custodian, liquidator, or similar official, or approving the petition in any such proceedings, or (iii) any order, judgment, or decree shall be entered in any proceedings against Rocky Mountain decreeing the dissolution of Rocky Mountain;

           (e) Rocky Mountain shall petition or apply to any tribunal for, or shall consent to, the appointment of, or taking possession by, a trustee, receiver, custodian, liquidator, or similar official of Rocky Mountain or of any substantial part of its assets, or shall commence a voluntary case under the Bankruptcy Law of the United States or any proceedings relating to Rocky Mountain under the Bankruptcy Law of any other jurisdiction;

           (f) (i) any order or decree is entered by any court of competent jurisdiction directly or indirectly enjoining the construction or (cumulatively) operation of the Facility, or (ii) a judgment (or judgments) in excess of $100,000 (cumulatively) shall be rendered against Rocky Mountain and remain unsatisfied whether or not such order, judgment, or decree is stayed pending appeal;

           (g) any of the Governmental Approvals required to be obtained by Rocky Mountain in connection with the Facility and its full performance under the Assigned Agreement or this Supplemental Agreement shall be rejected or otherwise denied or shall expire (without being timely renewed) or be revoked, rescinded, suspended, held invalid or otherwise limited in effect, and such rejection, denial, expiration, revocation, rescission, suspension, holding, or other limiting action, in the judgment of Thermo, materially adversely affects Rocky Mountain's ability to achieve or maintain operation of the Facility or the ability of Rocky Mountain to make any payments under this Agreement or the ability of Thermo to receive payments hereunder when and as due;

           (h) there shall exist at any time any litigation, investigation, inquiry, or proceeding between Rocky Mountain and any Governmental Authority which concerns the status of the Plant as a Qualifying Facility, or which could have a material adverse effect on the properties, business, prospects, operations, or other condition of the Plant or of Thermo;

           (i) any material adverse change shall have occurred in the properties, business, operations, or financial condition of Rocky Mountain from the condition reflected in the most recent financial information delivered to Thermo, and of any change of law, rule, or regulation which has caused or could reasonably be expected to cause such a material adverse change;

           (j) there shall have occurred any loss or damage to the Facility in excess of $250,000; and

           (k) there shall have occurred an Event of Loss or there shall have occurred any other damage or destruction to the Facility that has a material adverse effect on the viability of the operation of the Facility, and such damage or destruction is not adequately covered by insurance.

                                  SCHEDULE 16
                                  -----------

Part one:


                   [Information re Disbursement Agent to be
                          inserted upon finalization]






Part two:


                    [Loan Agreement paragraph 8.17(h) to be
                          inserted upon finalization]